UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form S-4/A

Registration Statement

Under the Securities Act of 1933

(Date of Original Filing: December 1, 2017)

(Date of First Amendment: December 12, 2017)

(Date of Second Amendment: January 17, 2018)

(Date of Third Amendment: February 8, 2018)

(Date of Fourth Amendment: May 29, 2018)

(Date of Fifth Amendment: June 7, 2018)

(Date of Sixth Amendment: June 15, 2018)

ATI MODULAR TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	81-3131497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4700 Homewood Court, Suite 100

Raleigh, North Carolina 27609

(888) 406-2713

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Send all correspondence to:

Alton Perkins
4700 Homewood Court

Suite 100

Raleigh, North Carolina 27609

Telephone/Facsimile: (888) 406-2713
Email: ap@atimodular.com

Copies to:

Paesano Akkashian Apkarian, P.C.

7457 Franklin Road

Suite 200

Bloomfield Hills, Michigan 48301

Telephone: (248) 792-6886

Email: dbone@paalawfirm.com

Approximate date of commencement of proposed sale of the securities to the public: N/A

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conduting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, par value $0.01 per share	Shares(2)	N/A	$19,764.65(3)	$246.07

(1)	This Registration Statement on Form S-4 relates to common stock, par value $0.01 per share, of the registrant issuable to holders of common stock, par value $0.01 per share (“AmericaTowne Common Stock”) of AmericaTowne, Inc., a Delaware corporation (“AmericaTowne”), pursuant to the Agreement and Plan of Merger, as amended, dated June 22, 2017, by and between ATI Modular Technology Corp., a Nevada corporation (“ATI Modular,” the “Company,” or the “Registrant”) and AmericaTowne.
(2)	Represents the maximum number of shares of AmericaTowne Common Stock estimated to be issuable at the effective time of the merger as described herein, estimated to be 197,646,468 shares.
(3)	Pursuant to rules 457(f)(2) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the book value of the securities that are to be received by the registrant or cancelled in exchange for the transaction times the number of securities issued, or 197,646,468.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from information presented in the table.

THE REGISTRANT HEREBY RESERVES THE RIGHT TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THIS REGISTRATION STATEMENT AND THE PROSPECTUS THEREIN COVER THE REGISTRATION OF 197,646,468 SHARES OF COMMON STOCK.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE ___, 2018

ATI MODULAR TECHNOLOGY CORP.

197,646,468 SHARES OF COMMON STOCK

This preliminary prospectus relates to the registration of 197,646,468 shares of our common stock with a par value of $0.01 per share. The securities are registered as part of the Plan of Merger, as defined herein, between ATI Modular Technology Corp., a Nevada corporation, and AmericaTowne, Inc., a Delaware corporation. As such, the Company does not have a current arrangement or agreement with any underwriters, broker-dealers or selling agents for the sale of the shares subject to this Prospectus. For information on the Company’s risk factors, please see the Risk Factors section of this prospectus, starting on page 2.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The issuance of these securities may not be completed until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY AND RISK FACTORS

Special Note Regarding Forward-Looking Statements

Information included or incorporated by reference in this registration statement on Form S-4 contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements may contain the words believes, project, expects, anticipates, estimates, forecasts, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions, and are subject to numerous known and unknown risks and uncertainties. Additionally, statements relating to implementation of business strategy, future financial performance, acquisition strategies, capital raising transactions, performance of contractual obligations, and similar statements may contain forward-looking statements. In evaluating such statements, prospective investors and shareholders should carefully review various risks and uncertainties identified in this Report, including the matters set forth under the captions Risk Factors and in the Company’s other SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. The Company disclaims any obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Although forward-looking statements in this registration statement on Form S-4 reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading Risk Factors Related to Our Business below, as well as those discussed elsewhere in this Form S-4. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form S-4. We file reports with the Securities and Exchange Commission (“SEC”). You can read and copy any materials we file with the SEC at the SECs Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

We disclaim any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this registration statement on Form S-4, except as those updates required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Form S-4, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

Summary of this Prospectus

This preliminary prospectus contains information regarding the securities registered on the Company’s Registration Statement on Form S-4 (“Registration Statement”), as well as the companies that are parties to the Agreement and Plan of Merger executed on June 29, 2017, as amended. The parties to the Agreement and Plan of Merger are ATI Modular Technology Corp., a Nevada corporation (“ATI Modular,” or the “Company”), and AmericaTowne, Inc., a Delaware corporation (“AmericaTowne”).

The securities registered in this Registration Statement are being used as collateral in the Agreement and Plan of Merger. Shareholders of AmericaTowne receiving shares as a result of the Agreement and Plan of Merger should read this preliminary prospectus, including the Company’s risk factors, as well as information regarding the Company’s business plan, the effect of the merger, and financials for the Company and AmericaTowne.

The Company is a publicly reporting company with the Securities and Exchange Commission (“SEC”). The Company hereby incorporates by reference its disclosures made in its current, quarterly, and annual reports filed with the SEC that are not otherwise discussed herein. More information regarding the Company can be found at www.sec.gov.

Risk Factors Applicable to the Company

Limited Operating History: The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in emerging markets. In order to increase sales and achieve profitability, the Company must, among other things, establish market acceptance and sell and support its services. The Company plans to increase significantly its expenditures on sales and marketing, technology and infrastructure, expand administrative resources to support the enlarged organization, maintain brand identity, broaden its customer support capabilities, and pursue strategic alliances. To the extent that revenues do not grow at anticipated rates or that increases in such operating expenses precede or are not subsequently followed by commensurate increases in revenues, the Company's business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that the Company will achieve or sustain the substantial revenue growth needed in order to reach profitability.

Potential Fluctuations in Results: The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company's control. These factors include: general economic conditions, specific economic conditions in China, demand for the Company's products/services, usage and growth of the Company's products/services, sales trends, budget cycles of customers, the mix of products or services sold by the Company or the Company's competitors, sales cycles for Company's products or services, changes in costs of expenses or capital expenditures relating to the Company's expansion of operations, the introduction of new products or services by the Company or its competitors, change in the sales mix, distribution channels or pricing for the Company's products or services. In the future, strategic partners may require payments or other consideration in exchange for providing access to the Company's products or services. As a strategic response to a changing competitive environment, especially in China and possibly other foreign markets, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its results.

Developing Market; Unproven Acceptance of the Company's Product or Services: The market for the Company's services is rapidly evolving and is characterized by an increasing number of market entrants. The Company is directly and indirectly highly dependent upon general business markets. There can be no assurance that the Company will achieve or sustain market acceptance of its products or services, or that the Company will be able to execute its business plan successfully. Because the market for the Company's services is evolving, it is difficult to predict the size of this market and growth rate, if any. There can be no assurance that the market for the Company's services will develop or that demand for the Company's products and services will emerge or become sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products and services do not achieve or sustain market acceptance, the Company's business, results of operations and financial condition would be materially adversely affected.

Need for Future Funding: The Company anticipates that its existing capital resources, together with the net proceeds from the sale of its stock under any future prospectus, interest earned thereon and expected future revenues will enable it to maintain its current operations into the second quarter of 2018. There can be no assurance that the Company will be able to develop, produce or market products or services on a profitable basis. The Company may have underestimated the costs necessary to achieve sustainable revenues. As a result of the early stage of its business, the Company expects to sustain operating losses and require substantial additional financing in addition to that provided from the sale of its common stock through any future prospectus. The Company will need to raise additional funding thereafter in order to continue operations. No party is obligated to provide financing to the Company. It is possible that such external financing may not be obtainable. No assurances can be given that the Company will be able to raise cash from additional financing efforts and, even if such cash is raised, that it will be sufficient to satisfy the Company's anticipated capital requirements, or on what terms such capital will be available. Future equity financing is likely to result in ownership dilution to existing investors. If the Company is unable to obtain sufficient funds from future financings, the Company will need to curtail certain development efforts and operating plans, which would have a material adverse effect on its business, results of operations and financial condition.

Factors that may increase the Company's capital requirements include, but are not limited to, the following: (i) failure to realize revenues in the amounts or as promptly as the Company projected; (ii) unforeseen or sooner than expected capital expenditure requirements; (iii) accelerated, higher than budgeted or unbudgeted operating expenses; (iv) unforeseen working capital requirements; and (v) socio-economic conditions in China.

Concentrated Product and Service Risk: The Company expects that sales of its services will account for substantially all of the Company's revenues for the foreseeable future. Broad market acceptance of these services is, therefore, critical to the Company's future success, and any factor adversely affecting sales or pricing levels of its products could have a material adverse effect on the Company's business, results of operation and financial condition. Although the Company intends to expand its services offering, there can be no assurance that any such new or enhanced services will be successfully developed, introduced and marketed, and failure to do so would have a material adverse effect on the Company's business, results of operations and financial condition. There can be no assurances that the revenues generated from the Company's current or future services are enough to support a stand-alone business.

Reliance on Key Customers: The Company may derive a significant portion of revenues from a small number of large customers and business resources. As a result, the decrease in revenues from or loss of any particular customer could materially negatively impact the Company's future business, results of operations and financial condition.

Dependence on Strategic Relationships: The Company believes that its success in penetrating markets for its investment and services will depend in part on its ability to develop and maintain strategic relationships. The Company further believes that such relationships are important in order to expand the functionality of the Company's services. No assurance can be given that the Company will be successful in entering into any strategic alliances on acceptable terms or, if any such strategic alliance is entered into, that the Company will realize any anticipated benefits from it, or at all. In addition, the alliance of strategic partners with competitors, or the termination of one or more successful relationships, could have a material adverse effect on the Company's business, results of operations and financial condition.

Protection of Proprietary Information: The Company's success depends, in part, upon its proprietary information. The Company will rely on a combination of available trademarks and trade secret laws, non-disclosure agreements and other contractual provisions to establish, maintain and protect its proprietary rights, all of which afford only limited protection. There can be no assurance that its agreements with employees, consultants, and others who participate in the development of its intellectual and proprietary information will not be breached, or that the Company will have adequate remedies for any breach. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's services in order to obtain and use information that the Company regards as proprietary.

Legal Proceedings: The Company is not the subject of any material litigation, claims or investigations at the time of the filing of this Registration Statement.

Management of Potential Growth: The rapid execution necessary for the Company to successfully offer its services and implement its business plan in an evolving market requires an effective planning and management process. The Company expects to continue to expand its management, technical, accounting, finance, marketing, sales and production operations, including perhaps the assignment of assets to a banking institution to maximize the value of its stock. The Company's growth, coupled with rapid evolution of the Company's markets, has placed, and is expected to continue to place, a significant strain on its administrative, operational and financial resources as well as increased demands on internal systems, procedures and controls. Furthermore, the Company will be required to manage multiple relationships with various strategic partners. There can be no assurance that the Company has made adequate allowances for the costs and risks associated with this expansion and transition, that the Company's systems, procedures or controls will be adequate to support the Company's operations, or that management will be able to achieve the rapid execution necessary to offer successfully the Company's products and services and implement its business plan. The Company's future operating results will also depend on many factors, including its ability to expand its business development organizations and expand its support organization commensurate with the expected growth of its business. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition could be materially adversely affected.

Dependence on Key Personnel: The Company's success significantly depends on reputation and the continued services of the Company's key management; more specifically, Alton Perkins. The Company intends to maintain a key man life insurance on these individuals. There is no assurance that the Company will be able to insure the aforementioned employees or that such amount will be adequate to compensate the Company in event of one of their deaths. The loss of these individuals or other key editorial or design personnel would likely harm the Company's business.

In order to grow the Company's business, the Company's future success depends on its continuing ability to identify, attract, hire, train, motivate and retain highly qualified management, research and development, and sales and marketing personnel (including the Company's past hires). Competition for qualified personnel are intense and there can be no assurance that the Company will be able to attract, assimilate or retain qualified personnel in the future. The inability to attract and retain the necessary personnel could have a material adverse effect upon the Company's business, operating results and financial condition.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution: The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this filing, we have earned little to no revenues. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions: We do not have an audit or compensation committee comprised of independent directors. The board of directors as a whole performs these functions. The members of the Board of Directors are not independent. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

We have not developed independent corporate governance: We do not presently have audit, compensation, or nominating committees. This lack of independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our stockholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an "emerging growth company": We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002 ("SOX"). The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX require that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting: We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. We will be required to perform the annual review and evaluation of our internal controls no later than for the fiscal year ending December 31, 2017. However, we initially expect to qualify as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors' attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following this offering. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

While we currently qualify as an "emerging growth company" under the JOBS Act, we will lose that status at the latest by the end of 2022, which will increase the costs and demands placed upon our management: We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under a registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a "large accelerated filer," as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million on the last day of our second fiscal quarter in any fiscal year following this offering, which would disqualify us as a smaller reporting company.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors: The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B). As a result, during such time that we delay the adoption of any new or revised accounting standards, our financial statements may not be comparable to other companies that comply with all public company accounting standards.

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

We have not achieved profitable operations and continue to operate at a loss: From incorporation to date, we have not achieved sustained profitable operations. Our present business strategy is to improve cash flow by adding to our existing product line and expanding our sales and marketing efforts, including the addition of in-house sales personnel. There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan.

The relative lack of public company experience of our management team may put us at a competitive disadvantage: As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act. Our management team lacks significant public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our profitability depends upon achieving success in our future operations through implementing our business plan, increasing sales, and expanding our customer and distribution bases, for which there can be no assurance given: Profitability depends upon many factors, including the success of the Company's marketing program, the Company's ability to identify and obtain the rights to additional products to add to its existing product line, expansion of its distribution and customer base, maintenance or reduction of expense levels and the success of the Company's business activities. The Company anticipates that it will continue to incur operating losses in the future. The Company's ability to achieve profitable operations will also depend on its ability to develop and maintain an adequate marketing and distribution system. There can be no assurance that the Company will be able to develop and maintain adequate marketing and distribution resources. If adequate funds are not available, the Company may be required to materially curtail or cease its operations.

If we are unable to successfully develop and market our products or if our products do not perform as expected, our business and financial condition will be adversely affected: With the release of any new product, we will be subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new products successfully with minimal disruption in customer purchasing patterns, we will need to manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, products that respond to advances by others, that our new products will adequately address the changing needs of the market, or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition

We intend to rely on third parties to construct AmericaTowne locations.. The Company has no construction capabilities and will seek to partner with and or hire a developer in China to develop the initial AmericaTowne® location. While management has experience in identifying and selecting such joint venture partners in China, there is no guarantee that the partner and or developer selected to carry out the objectives of the AmericaTowne concept can do so successfully.

We expect substantially all of our project construction and related work to be outsourced to third-party contractors. We are exposed to risks that the performance of our contractors may not meet our standards or specifications. Negligence or poor work quality by any contractors may result in defects in our buildings or residential units, which could in turn cause us to suffer financial losses, harm our reputation or expose us to third-party claims. We expect to work with multiple contractors on different projects and we cannot guarantee that we can effectively monitor their work at all times.

Although our construction and other contracts will contain provisions designed to protect us, we may be unable to successfully enforce these rights and, even if we are able to successfully enforce these rights, the third-party contractor may not have sufficient financial resources to compensate us. Moreover, the contractors may undertake projects from other property developers, engage in risky undertakings or encounter financial or other difficulties, such as supply shortages, labor disputes or work accidents, which may cause delays in the completion of our property projects or increases in our costs. We may be unable to complete our property developments on time or at all.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks: Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify; however, we may fail to correctly anticipate or quantify insurable risks. Additionally, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We have no dividend history and have no intention to pay dividends in the foreseeable future: We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future. Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income. Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price will rise to provide any such increase.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability: We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 ("SOX") and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock: We are a publicly reporting company. The current regulatory climate for publicly reporting companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors.

The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors' and officers' liability insurance: We do not have officer and director liability insurance or general liability insurance for our business. We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors. If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director: Our Articles of Incorporation and By-Laws provide, with certain exceptions as permitted by Nevada corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Articles of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results: Our culture is important to us, and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results. Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

We cannot assure that our marketing and sales efforts will be successful: Management believes that its marketing and development programs will sustain the business. Additionally, we intend to invest substantial financial resources in the marketing and sales of our AmericaTowne concept. We cannot assure you that our marketing and sales efforts will be successful and that we will be able to capture sufficient market share to realize our financial projections. The Company's operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. There is no assurance that the Company will be successful in marketing any of its products, or that the revenues from the sale of such products will be significant. Consequently, the Company's revenues may vary by quarter, and the Company's operating results may experience fluctuations.

We cannot assure that acceptance of products and services will be successful: Though we have completed analysis of the market and key founding members or either Chinese or Chinese Americans and or have lived in China for a considerable period of time, there is no certainty that our marketing and sales campaigns will be effective with the Chinese consumer or that such campaigns would help reach our revenue projections. There is no assurance that customers will accept our product offer.

Risks of borrowing might adversely impact us: If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company's operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company's assets resulting in a material adverse effect on the Company's business, operating results or financial condition.

Changes in or missteps in the execution of our business plan may adversely impact operations: The Company's business plans may change significantly. Many of the Company's potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company's chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company's principals and advisors. Management reserves the right to make significant modifications to the Company's stated strategies depending on future events.

Substantial funds are required in the future to implement our plans: We may require substantial additional funds in the future to finance our product development and commercialization plans. Our product development schedule could be delayed if we are unable to fund our research & development activities.

Changes in laws or regulations may adversely impact our business: Foreign, national, regional and local governments may enact laws that we may be subject to that may adversely impact our operations. In particular, we will be required to comply with certain SEC, state and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied could have a material adverse effect on our business and results of operations.

A downturn in general economic conditions could cause adverse consequences for the Company operations: The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, and China such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company's products. Management believes that the impending growth of the market, mainstream market acceptance and the targeted product line of the Company will insulate the Company from excessive reduced demand. Nevertheless, the Company has no control over these changes. The demand for leisure activities could experience a downturn. If so, then our ability to achieve our financial objectives may be impaired and we may not meet the goals, projections and revenues outlined in our business plan.

Trade Disputes could adversely affect business operations: Trade disputes or differences between the United States and China could adversely impact the perception of the project and ultimately the acceptance by the consumers of the product. Any negative perception of the product and services offered would materially impact the Company's profitability.

Inability to secure loans and or change in Interest rates offered by US Exim Bank may adversely impact company operations: We expect to receive a loan from the US Exim Bank on favorable terms to support United States made goods and services that we will export as well as some local production costs of the project. There is no certainty that we will be able to secure such a loan or that the loan interest rates will be on favorable terms or at a rate identified in our business plan. Although US Exim Bank has indicated an interest in providing funding, until the funding is actually in place there is no guarantee that funding will be forthcoming and or funding will be provided on favorable terms that will allow the Company to meet objectives.

Strikes, labor shortages or work stoppage could affect operations: We have no control over the labor market. Though not expecting them, strikes, labor shortage or work stoppages could occur, and would be adverse could materially impact the ability to meet the Company's goals and objectives.

Change in foreign exchange and currency rates may impact operations: Changes in exchange rates between the United States dollar and the RMB (Chinese currency) may occur and could adversely impact the goals, objectives and profitability of the business. In conducting business in China, the inflow and outflow of currency is highly regulated by the Chinese government. Regulators within China must approve any large inflow or outflow of funds. There is no assurance that approval for foreign exchange will be obtained or that it will be achieved at the level required to conduct business as outline in the business plan. Any delays or non-approval would have a material adverse impact on our business operations.

Lack of government support could adversely impact our business: The government within China has identified tourism and leisure as a growth industry that should be fully supported. However, there is no certainty that the Government will continue to support the leisure/tourism industry. A lack of support on a national level could impact consumer spending and the overall demand for the product. The lack of continued support would have a material adverse impact on, operations, concessions, tax advantages, and the cost of land and other equipment. In turn, the Company's business and profitability could be adversely impacted.

China's economy and growth in exports could affect our expected results: Though China economy is expected to continue to be strong sustaining an increase in consumer spending and demand for leisure/tourism, there can be no certainty that the economy and or demand for consumer products in our sector will continue to remain high. A downturn in China's economy may impact the leisure/tourism industry and may have a material adverse impact on the business. While the export of US made goods and services to China is high, there is no assurance that there will be continued growth in exports to China. A key component of our business model is to develop modular technologies and communities, as well as export “made in the USA” goods and services to China. Any drop-off in demand for exports could adversely affect the Company's projections, goals, and profitability.

We may not be able to build at an affordable rate: To complete AmericaTowne communities, we expect to partner with a local construction partner that will be identified if possible by the local government. There can be no certainty that we will be able to build and construct facilities at an affordable rate and or on time. The failure to achieve affordable build rates and meet production schedules could adversely impact cost and overall profitability.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities: China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our proposed operations in China are in material compliance with all applicable legal and regulatory requirements.

Our operations are highly subject to government policies and regulations in the real estate market. Since 2010, the PRC has tightened its control of the real estate market with the aim of curbing increases in property prices. The PRC's policies and regulatory measures on the PRC real estate sector could limit our access to required financing and other capital resources, adversely affect the property purchasers' ability to obtain mortgage financing or significantly increase the cost of mortgage financing, reduce market demand for our properties and increase our operating costs.

We cannot be certain that the PRC will not issue additional and more stringent regulations or measures or that agencies and banks will not adopt restrictive measures or practices in response to PRC governmental policies and regulations, which could substantially reduce pre-sales of our properties and cash flow from operations and substantially increase our financing needs, which would in turn materially and adversely affect our business, financial condition, results of operations and prospects. The PRC government has adopted various measures to regulate the property development industry and may adopt further restrictive measures in the future.

PRC economic, political and social conditions as well as government policies can affect our business: The PRC economy differs from the economies of most developed countries in many aspects, including, but not limited to, (a) political structure, (b) degree of government involvement, (c) degree of development, (d) level and control of capital reinvestment, (e) control of foreign exchange, and (f) allocation of resources. The PRC economy has been transitioning from a centrally planned economy to a more market-oriented economy. For more than two decades, the PRC government has implemented economic reform measures emphasizing utilization of market forces in the development of the PRC economy. Although we believe these reforms will have a positive effect on China's overall and long-term development, we cannot predict whether changes in the PRC economic, political and social conditions, laws, regulations and policies will have any adverse effect on our current or future business, financial condition or results of operations.

We have not obtained an opinion of counsel as to the tax treatment of certain material federal tax issues potentially affecting the Company, the management, and/or the shareholders: Moreover, any such opinion, if we obtained one, would not be binding upon the IRS, and the IRS could challenge our position on such issues. Also, rulings on such a challenge by the IRS, if made, could have a negative effect on the tax results of ownership of the Company's securities.

Tax laws are subject to change and these changes could adversely impact our business: Tax laws are continually being introduced, changed, or amended, and there is no assurance that the tax treatment presently potentially available with respect to the Company's proposed activities will not be modified in the future by legislative, judicial, or administrative action. Congress and or the Government in China could enact proposals or laws having an adverse tax impact on our activities and these proposals could be adopted by at any time, and such proposals could have a severe economic impact on us.

Risks Related to Ownership of Our Common Stock

We are subject to the reporting requirements of federal securities laws, which can be expensive. As a result of the filing of our Form 10 registration statement on September 30, 2016, we became a public reporting company and, accordingly, became subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly: Our Board of Directors and Officers have limited experience with publicly traded companies, with much of that experience coming prior to the adoption of the Sarbanes-Oxley Act of 2002. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

There is no public market for our securities and an active trading market may not develop: We cannot predict the extent to which investor interest will lead to the development of an active trading market on the OTC Markets or otherwise or how liquid that market might become. While the Company does trade on the OTC Market:Pink under the trading symbol “ATMO,” an active public market for our Common Stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for our current shareholders to sell their shares of Common Stock at a price that is attractive to them, or at all. Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline: The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about our business or us. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies: Under a regulation of the SEC known as "Rule 144," a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144.

However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met: (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company, (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (c) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and (d) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as "Form 10 Information."

As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a former "shell company" could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

The Company may issue more shares in connection with future mergers or acquisitions, which could result in substantial dilution to existing shareholders: Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock. Any future merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then-current stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a future business combination or otherwise, dilution to the interests of our stockholders will occur, and the rights of the holders of common stock could be materially and adversely affected.

Our common stock may be subject to "Penny Stock" restrictions: If our common stock trades at less than $5, we will be subject to so-called penny stock rules, which could decrease our stock's market liquidity. The Securities and Exchange Commission has adopted regulations which define a "penny stock" to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Those requirements could adversely affect the market liquidity of such stock. There can be no assurance that if our common stock becomes publicly-traded the price will rise above $5 per share so as to avoid these regulations.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation: As a publicly reporting company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an "emerging growth company," as more fully described herein, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations.

If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

Our management and other affiliates have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders: As of the date of this filing, the Alton Perkins & Xiang Mei Lin Perkins Family Trust (the Perkins Trust) which Alton Perkins is the Trustee, the Trust owns the majority shares of our common stock, and thus retains the majority of the voting power of our outstanding capital stock. As a result, this stockholder will be able to exercise control over matters requiring approval by our stockholders, including the election of directors, removal of directors, amendments to bylaws and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

No Dividend Anticipated in Future: The Company has never paid cash dividends on any of its securities. Payment of dividends on any of its securities is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. It is the Company's intention to retain earnings, if any, to finance the operation and expansion of its business and, therefore, it does not expect to pay any cash dividends on any of its securities in the foreseeable future.

Due Diligence and Investigation: This prospectus is not underwritten, and there has not been an independent review of the matters covered in this prospectus by a placement agent. Investors must rely solely upon their own investigation and analysis of the risks in making any investment decision.

Risks Associated with Potential Acquisitions: The Company may in the future pursue acquisitions of complementary projects or businesses similar to AmericaTowne and those set forth in the section titled "Description of Business." However, there can be no assurance that the Company will identify suitable acquisition opportunities or that future acquisitions by the Company will result.

CONTACT INFORMATION REGARDING

THE PARTIES TO THIS TRANSACTION

The Acquiring Entity:	ATI Modular Technology Corp. 4700 Homewood Court, Suite 100 Raleigh, North Carolina 27609 (888) 406-2713

The Acquired Entity:	AmericaTowne, Inc. 4700 Homewood Court, Suite 100 Raleigh, North Carolina 27609 (888) 406-2713

OVERVIEW OF THE BUSINESS CONDUCTED BY

THE PARTIES TO THIS TRANSACTION

ATI Modular Technology Corp.

ATI Modular Technology Corp. (“We,” “us,” or the “Company”) is an operating company engaged in the development and the exporting of modular energy efficient technology and processes that allow government and private enterprises in China to use US-based methods for creating modular spaces, facilities, and properties. We are in the business of all aspects of modular construction, including but not limited to, (a) the furtherance of modular construction technology, education and development in developed and undeveloped countries, (b) acquisition and/or installation of construction equipment, materials, furnishings, adware, insulation, flooring, roofing, wiring, plumbing, heating and air conditioning, and landscaping, and (c) other businesses directly or tangentially related to these lines of services, including assisting businesses and entrepreneurs in securing naming, licensing or promotional rights, driving internet and media traffic, increasing visibility of product and name recognition, and other services. In China, the modular construction industry is new and in its very early stages.

Though we expect other competitors to come forth, at this time, there are only three other competitors, and those competitors are based in China. None of the competitors are from the United States. We believe that it is recognized that United States modular technology is more advanced than our Chinese counterparts, and the technology is recognized as the gold standard. The construction industry in China, as a whole, has a mandate to immediately start developing modular technology with cities and provinces developing modular construction plans and targets to construct modular in both the public as well as private sectors. Most communities have milestones and are creating official policies on modular construction with the actual percentage of production mandated by particular target dates.

We have been sought out by three separate governments in China to assist their communities in developing their modular industry based upon United States’ technology. We have experience in the construction sector in China and the United States, and thus we believe we have the leverage in assembling experts in the modular industry to assist in delivery of goods, services, equipment, technology, and know-how all under the moniker of “Made in the USA.”

The Company’s controlling shareholder is AmericaTowne. The Company is party to several agreements with governmental bodies in China, including a Cooperative Agreement with the Shexian County Investment Promotion Bureau (the “Shexian County Bureau”) out of Shexian, China (hereinafter, the “AT/Shexian Cooperative Agreement”). The AT/Shexian Cooperative Agreement relates to the construction of an AmericaTowne location in advancing tourism in the Hanwang mountains.

Under the terms of the AT/Shexian Cooperative Agreement, AmericaTowne and the Shexian County Bureau have agreed to a strategic partnership wherein the Shexian County Bureau intends to invest local resources to AmericaTowne for construction of an AmericaTowne community. In consideration, AmericaTowne intends on investing funds towards the development of the AmericaTowne community. AmericaTowne will be obligated to bear any and all applicable taxes and the projected investment by AmericaTowne into the development of the AmericaTowne community is estimated to be $30,000,000. It is anticipated that the definitive agreement will set forth a detailed projection and pro forma associated with the use of funds. There is no guarantee that AmericaTowne will be able to raise this capital in the event a definitive agreement is executed. Furthermore, AmericaTowne’s ability to raise the necessary capital and to perform obligations under any definitive agreement might be materially affected in the event the Company is not able to perform any of its obligations under any future definitive agreement with the Shexian County Bureau.

On June 21, 2016, the Company agreed to participate with the Shexian County Bureau in building local modular construction, researching technology and intelligent systems related thereto, and servicing the full lifecycle of modular construction in the locale through the execution of the Cooperative Agreement (the “ATI Modular/Shexian Cooperative Agreement”).

Pursuant to future negotiations and more definitive agreements, ATI Modular has agreed to purchase the requisite equipment and technology in performing under the ATI Modular/Shexian Cooperative Agreement. In consideration for the services provided by ATI Modular, the Shexian County Bureau has agreed to be responsible for providing factories and land, and other resources and manpower in developing the modular construction. The Company has also agreed to exercise its best efforts in raising approximately $30,000,000 in furthering the parties’ collective interests under the ATI Modular/Shexian Cooperative Agreement. These funds would be allocated towards different operating costs than the funds necessary for AmericaTowne to perform under the AT/Shexian Cooperative Agreement. It is anticipated that the definitive agreement will set forth a detailed projection and proforma associated with the use of funds. The Company and the Shexian County Bureau have agreed to continue to cooperate in good faith in executing and further agreements needed in furthering their respective objectives. However, notwithstanding this intent, the Company’s ability to perform might be materially affected in the event AmericaTowne is not able to meet its obligations in furthering any future definitive agreement with the Shexian County Bureau.

On September 8, 2016, the Company entered into the Investment and Cooperation Agreement for ATI Modular Green Building Manufacturing Project with the Jiangnan Industry Zone in Anhui Province (the “Jiangnan Agreement”). Under the Jiangnan Agreement, the Company has agreed to manufacture and install modular buildings, and provide research into the development of green building module manufacturing. The Company has agreed to provide appropriate technology and intelligent systems in providing modular building lifecycle services. The location of the planned project is the New Material Industry Park in the Jiangnan Industry Zone in Anhui Province. The parties have projected a cost of $30,000,000.

On December 28, 2016, the Company entered into the American ATI Modular Technology Company Project Investment Agreement (the “Investment Agreement”), definitive agreement and supersedes the Jiangnan Cooperation Agreement of September 8, 2016. Under the Investment Agreement, the Administrative Committee of Jiangnan Industrial Concentration Zone of Anhui Province (hereinafter, “Jiangnan”) and the Company have agreed to the construction of the Company’s green, modular building and related technology under the project name “Modular Plant Production Base.”

The capitalization under the Investment Agreement is, in part, the Company’s responsibility. However, the Company and Jiangnan have agreed to certain provisions to mitigate against financing risks, including, but not limited to: (a) access upon request by the Company to local bank loans in the Anhui Province and United States Exim Bank, (b) equity fund insertion up to $3,000,000 USD, and (c) contribution by Jiangnan up to $2,900,000 upon meeting conditions in the Investment Agreement.

On September 9, 2016, the Company entered into the Investment and Cooperation Agreement for ATI Modular Green Building Manufacturing Project with the Yongan government in the Fujian province (the “Yongan Agreement”). Under the Yongan Agreement, similar to the Jiangnan Agreement, the Company has agreed to manufacture and install modular buildings, and provide research into the development of green building module manufacturing. The Company has agreed to provide appropriate technology and intelligent systems in providing modular building lifecycle services. The location of the planned project is Yongan city in the Fujian province, China. The parties have projected a cost of $30,000,000.

The Company has agreed to grant the Yongan government audit, access, supervision, inspection and other rights. The Yongan government has agreed to coordinate any and all necessary services in securing benefits associated with the Company being a foreign investment enterprise, including but not limited to, providing the site for the manufacturing facility, tax relief, access to financing and a “Project Headquarter” for the Company, which is defined in the Yongan Agreement. The Yongan Agreement is not a definitive agreement; rather, it is a memorialization of the parties’ future intent as to the subject matter therein. The Company’s business plans and objectives could be impaired in the event the parties do not reach a definitive agreement. . The Company is responsible for financing and providing any necessary facilities inside any factory plant. There is no guarantee that the Company can secure such financing or develop the necessary facilities.

On June 27, 2016, we entered into a Sales and Support Services Agreement with Yilaime Corporation, a Nevada corporation (“Yilaime”). Yilaime is controlled by Mr. Perkins, who is our sole director and officer. Yilaime holds the majority of issued and outstanding shares of common stock in AmericaTowne, Inc. (“ATI”), a Delaware corporation and fully-reporting company with the United States Securities and Exchange Commission (the “SEC”). Under the Services Agreement, Yilaime will provide the Company with marketing, sales and support services in the Company’s pursuit of ATI Modular business in China in consideration of a commission equal to 10% of the gross amount of monies procured for the Company through Yilaime’s services. In consideration of the right to receive this commission, Yilaime has agreed to pay the Company a quarterly fee of $250,000 starting on July 1, 2016. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. Yilaime retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement. Yilaime is obligated to provide support services only in a manner that is deemed commercially acceptable by Yilaime and Yilaime has the sole right to determine the means, manner and method by which services will be provided and at the time and location of its choosing. Furthermore, as the control person of Yilaime, Mr. Perkins might make decisions he deems are in the best interests of Yilaime, which might be to the detriment of the goals and objectives of the Company.

On June 28, 2016, we entered into a Modular Construction & Technology Services Agreement (the “Modular Services Agreement”) with AmericaTowne Inc. (“ATI”), a Delaware corporation and fully-reporting company with the SEC. The impetus behind the Modular Services Agreement was the Company’s Cooperative Agreement with the Shexian County Government, China. Under the Cooperative Agreement, ATI and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains, Shexian, China. In addition, ATI, at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency plan to pursue the development of an AmericaTowne Community and an International School in Longyan County China.

Under the Modular Services Agreement, ATI Modular shall provide the research, development, training and modular technology in a manner deemed commercially acceptable by ATI based on its commercially reasonable requirements, plans and specifications, which shall be agreed upon in advance of any substantial and material construction. ATI will pay the Company a quarterly fee of $125,000 per quarter. The initial fee under the Modular Services Agreement with AmericaTowne was recorded as a related-party receivable upon its execution. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. ATI retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

AmericaTowne, Inc.

AmericaTowne aims to increase US export and employment by providing upper and middle-income consumers in China and elsewhere with “Made in the USA” goods and services allowing customers to experience the United States’ culture and lifestyle. In achieving this objective, AmericaTowne focuses on four initiatives:

(1)	The development of a United States International Trade Center in Meishan Ningbo China and elsewhere with employees and/or independent contractors focusing on advancing our initial business objective, which is to be the "go-to" place for all things "Made In The USA."

(2)	The development of upwards of 20 AmericaTowne communities in China with each community consisting of upwards of 50 United States based companies, and upscale hotels, villas, children theme parks, senior care, wellness and educational facilities - all based upon United States culture and lifestyle.

(3)	The development of an internet platform in Chinese to complement (1) and (2), above, focusing on importing "Made In The USA" goods and services to China through internet sales.

(4)	The development of franchise operations in the United States and internationally to support and advance the above-referenced initiatives.

These initiatives are aspirational in nature. AmericaTowne’s intent is to accomplish the majority, if not all, of these initiatives, but there is no assurance of success.

General Discussion

AmericaTowne aims to earn revenues and income, and generate cash, by focusing on the four core business operations and initiatives set forth above. At this point, AmericaTowne revenue is generated from Service Provider, Exporter Service Agreements, and related agreements with companies throughout the United States. AmericaTowne generates revenues and cash by servicing these agreements. It works with exporters carefully and focus on our accounts receivable as part of managing its projected tight liquidity position. Additionally, AmericaTowne works with exporters closely in developing export strategies for the goods and services they planned to export. AmericaTowne has successfully engaged in multiple Export Service Agreements with entities throughout the United States since the Company’s inception.

At present, the bulk of AmericaTowne’s operations take place in its Raleigh, North Carolina office, which acts as a model for plans for our United States Trade Center Operations. AmericaTowne is in the process of outfitting operations in Chizhou, China. Two full-time managers have been hired to operate the facilities located at Chizhou and other locations in China. AmericaTowne is working with the Chizhou Port Authorities to ensure that our operational procedures are in compliance with various import laws.

AmericaTowne’s short-term operational objective is to develop exporter pipeline, grow revenues and increase operations and facilities in the United States, Africa and Europe while bringing the facility online in Chizhou, China. AmericaTowne’s focus currently is on enhancing an exporter base, including working with state export agencies to identify exporters as well as sources of goods and services made in the United States that are in demand in China. Along with increasing its United States operations, AmericaTowne aims to expand additional key staff in the United States and China that can help implement its plan.

To achieve its long-term objectives, AmericaTowne intends on shifting its revenue stream from a United Stated-based to a China-based stream by fully operating all planned activities at the planned Chizhou trade center, and activities within our AmericaTowne complexes and Chinese-based internet sites. Each of AmericaTowne’s four core initiatives presents challenges, risks, and opportunities.

AmericaTowne sees positive trends in the export area. Additionally, AmericaTowne plans to pursue opportunities in export not often thought of as an "exported commodity. Along with AmericaTowne’s planned core “AmericaTowne communities,” trade centers in the United States and China, and Internet operations, AmericaTowne plans on pursuing opportunities that are traditionally not thought of as an export commodity.

TERMS OF THE TRANSACTION

The transaction at issue is the merger of AmericaTowne, Inc., a Delaware corporation (“AmericaTowne”) into ATI Modular Technology Corp., a Nevada company (“ATI Modular” or the “Company”). The merger was memorialized in the Agreement and Plan of Merger executed on June 29, 2017, the First Amendment to the Agreement and Plan of Merger dated July 14, 2017, and the Second Amendment to the Plan of Merger dated August 29, 2017 (collectively, “Plan of Merger”). The Company and AmericaTowne are publicly reporting companies with the Securities and Exchange Commission. The Company is publicly traded on the Over-the-Counter Marketplace, which is governed by the Financial Industry Regulatory Authority, under the trading symbol “ATMO.”

The Plan of Merger outlines the merger between the Company and AmericaTowne. AmericaTowne is defined as the “Merging Entity” while the Company is defined as the “Surviving Entity.” Pursuant to the merger, AmericaTowne will merge into the Company to increase operational efficiency and to increase shareholder value. Additionally, shareholders of AmericaTowne will have their shares exchanged on a pro rata basis with the Company’s shares. The Company, being traded over-the-counter, provides former shareholders of AmericaTowne with a resource to sell or transfer their shares.

There are several conditions that must be met prior to closing the Plan of Merger. These include (1) changing the Company’s name from ATI Modular Technology Corp., to AmericaTowne Holdings, Inc., (2) the completion of the Company’s 50-to-1 reverse stock split, as described herein, (3) AmericaTowne’s completion of its 1-to-4 stock split, and (4) this Registration Statement on form S-4 being deemed effective. After these conditions are met, the Company will issue to AmericaTowne shares of the Company’s restricted common stock equal to the total amount of AmericaTowne common stock shares issued and outstanding. The Company’s issuance will then be used by AmericaTowne to effectuate a 1-for-1 exchange with all AmericaTowne shareholders. Thus, after the Plan of Merger closes, each AmericaTowne shareholder will hold shares of the Company’s common stock equal to the shareholder’s prior AmericaTowne holdings.

By way of example, an AmericaTowne shareholder that held 100 shares of AmericaTowne common stock prior to the Plan of Merger will have 400 shares of AmericaTowne common stock after the conditions precedent to the Plan of Merger are met. Thereafter, the Plan of Merger will close, resulting in the AmericaTowne shareholder receiving 400 shares of the Company’s restricted common stock in exchange for his 400 shares of AmericaTowne common stock.

The Surviving Entity will be named AmericaTowne Holdings, Inc., and will assume the contracts and liabilities of the Company and AmericaTowne. The Surviving Entity will, if necessary, develop separate committees to address commitments or business of AmericaTowne and the Company.

AmericaTowne has an interest in registering its shares with a national market, such as the OTC Markets Group. In researching the most cost-effective ways to move forward with registration, it became apparent that merging into ATI Modular, the Company’s subsidiary, which is already trading over-the-counter, would provide two benefits to the Company’s shareholders.

First, by merging operations, the Company and AmericaTowne will benefit from a decrease in operational costs. Presently, both entities have reporting obligations under the Securities Exchange Act, resulting in duplicative reporting. By merging the entities, the Company and AmericaTowne eliminate the duplicative work, resulting in decreased administrative and professional costs. Though not guaranteed, the Plan of Merger would ideally allow for the Surviving Entity to be more profitable, have less overhead, increasing shareholder value.

Second, the Plan of Merger allows for AmericaTowne’s issued and outstanding shares to be exchanged with the shares of ATI Modular and traded on OTCPink under the symbol “ATMO.” This allows for AmericaTowne investors to have greater liquidity and allows shareholders to enter a marketplace where they more easily transfer their shares, subject to all applicable federal and state regulations.

More information regarding the Plan of Merger can be found in the exhibits to this Registration Statement.

Description of Registrants Securities

Common Stock

The Company has 500,000,000 shares of authorized common stock (CUSIP# 00215H 103), of which, as of the end of its last fiscal year had 126,733,337 issued and outstanding. Of the amount of issued and outstanding, AmericaTowne owned a total of 100,000,000 shares as a result of the closing of the Stock Purchase Agreement on June 6, 2016 with Arcaro, above.

Between June 13, 2016 and September 13, 2016, and on July 1, 2017 through November 13, 2017 Mr. Perkins purchased on the open market, as trustee of the Alton & Xiang Mei Lin Perkins Family Trust (the “Perkins Trust”), with a tax identification number of 46-7513804, and individually, 15,964 shares and 101,629 shares, and 100,795 respectively, of the Company’s common stock at the average per share price of $1.91 and $.89, and $1.39 respectively. Perkins and Perkins Trust used personal funds for the purchase. The total number of shares issued and outstanding as of the date of this Registration Statement equals 126,740,708. AmericaTowne, Perkins Trust and Perkins beneficially own 110, 218,388 shares, or 87%, of the Company’s common stock.

This registration statement seeks to register an estimated 197,646,468 shares of the Company’s common stock for the purpose of issuing the same after the effectuation of the Plan of Merger described above.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors; are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid and non-assessable and are fully paid for and non-assessable.  As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition.  It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred stock

We do not have a class of preferred stock.

Item 5. Pro Forma Financial Information

Unaudited Pro Forma Combined Financial Information

The accompanying unaudited pro forma combined financial information have been prepared to present the balance sheets and statements of operations of the Company to indicate how the consolidated financial statements of the Company might have looked like if the merger of AmericaTowne, Inc. and transactions related to the merger had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 and statements of operations, for the three months ended March 31, 2018, for the year ended December 31, 2017, for the nine months ended September 30, 2017, for the six months ended December 31, 2016 and for the year ended June 30, 2016 and 2015 are presented as if the merger of AmericaTowne, Inc. had occurred on July 1, 2014.

In the unaudited pro forma condensed financial statements, financial statements of AmericaTowne, Inc. and the Company are presented separately. Due to exclusion of the Company from consolidated financial statements, AmericaTowne’s financial statements presented in the pro forma do not agree to those in its corresponding 10-K or 10-Q.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

The pro forma adjustments contained in the pro forma combined financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the acquisition.

AMERICATOWNE Holdings, Inc.
Pro Forma Balance Sheets

	Historical		Pro Forma
	March 31, 2018	March 31, 2018
	ATI Modular Technology Corp.	America Towne Inc.	Adjustment	Notes	Combined
ASSETS
Current Assets
Cash and cash equivalents	$146,060	$767,229			$913,289
Notes receivable - related parties	—	71,750			71,750
Accounts receivable, net	—	812,868			812,868
Accounts receivable, net - related parties	1,747,092	1,501,758	(469,441)	(A)	2,779,409
Other receivables	—	—			—
Other receivables - related parties	52,264	106,412			158,676
Prepayment-current	—	644			644
Total Current Assets	1,945,416	3,260,661			4,736,636

Prepayment-non current	—	6,715			6,715
Property, plant and equipment, net	9,945	28,784			38,729
Deferred tax assets	—	239,613			239,613
Goodwill	—	40,331			40,331
Investments	—	178,859	(175,000)	(B)	3,859
Total Assets	$1,955,361	$3,754,963			$5,065,883

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$25,411	524,246	(494,148)	(A)	$55,509
Deferred revenues-current	1,504,387	4,542			1,508,929
Notes payable	—	—			—
Other payables	—	560			560
Deposit from customers	—	1,469			1,469
Due to related parties	—	31,333			31,333
Income tax payable	14,868	42,972			57,840
Total Current Liabilities	1,544,666	605,122			1,655,640
Deferred revenues-non current	—	48,306			48,306
Total Liabilities	1,544,666	653,428			1,703,946

Commitments & Contingencies

Shareholders' Equity
Common stock, $0.001 par value; 500,000,000 shares authorized, 198,323,882 shares issued and outstanding	126,741	4,942	68,537	(B)	200,220
Common stock subscribed	1,000	154	5,026	(B)	6,180
Additional paid-in capital	897,340	5,450,296	(248,563)	(B)	6,099,073
Deferred compensation	(325,000)	(1,836,542)			(2,161,542)
Receivable for issuance of stock	(206,980)	(90,223)			(297,203)
Retained Earnings	(82,406)	(422,712)	24,707	(A)	(480,411)
Noncontrolling interest	—	(4,380)			(4,380)
Shareholders' Equity	410,695	3,101,535			3,361,937
Total Liabilities and Shareholders' Equity	$1,955,361	$3,754,963			$5,065,883

AMERICA TOWNE Holdings, Inc.
Pro Forma Statements of Operations

	Historical		Pro Forma

	March 31, 2018	March 31, 2018
	ATI Modular Technology Corp.	America Towne Inc.	Adjustment	Notes	Combined
Revenues
Sales	$—	$111,135			$111,135
Services-related parties	125,000	237,000	(125,000)	(A)	237,000
	125,000	348,135			348,135
Cost of Revenues-Related Parties	—	35,499			35,499
Gross Profit	125,000	312,636			312,636

Operating Expenses
General and administrative	85,152	464,909	(125,000)	(A)	418,756
			(6,305)	(A)
Professional fees	9,644	75,255			84,899
Total operating expenses	94,796	540,164			503,655
Income from operations	30,204	(227,528)			(191,019)

Other Expenses (Income)	—	8			8

Provision for income taxes	4,531	—			4,531
Net Income (Loss)	25,673	(227,536)			(195,558)

Less: Net income attributable to the noncontrolling interest	—	9,796			9,796

Net income attributable to AMERICA TOWNE, Inc common stockholders	$25,673	$(217,740)			$(185,762)

Loss per share - basic and diluted					$(0.001)
Weighted average shares outstanding- basic and diluted					199,081,552

AMERICA TOWNE Holdings, Inc.
Pro Forma Statements of Operations

	Historical		Pro Forma

	December 31, 2017	December 31, 2017
	ATI Modular Technology Corp.	America Towne Inc.	Adjustment	Notes	Combined
Revenues
Sales	$—	$478,011			$478,011
Services-related parties	500,000	1,296,992	(500,000)	(A)	1,296,992
	500,000	1,775,003			1,775,003
Cost of Revenues-Related Parties	—	303,549			303,549
Gross Profit	500,000	1,471,454			1,471,454

Operating Expenses
General and administrative	303,631	1,778,975	(500,000)	(A)	1,567,366
			(15,240)	(A)
Professional fees	135,023	236,073			371,096
Total operating expenses	438,654	2,015,048			1,938,462
Income from operations	61,346	(543,594)			(467,008)

Other Expenses (Income)	(1)	(2,351)			(2,352)

Provision for income taxes	10,337	—			10,337
Net Income (Loss)	51,010	(541,243)			(474,993)

Less: Net income attributable to the noncontrolling interest	—	25,851			25,851

Net income attributable to AMERICATOWNE, Inc common stockholders	$51,010	$(515,392)			$(449,143)

Loss per share - basic and diluted					$(0.003)
Weighted average shares outstanding- basic and diluted					143,960,450

AMERICATOWNE Holdings, Inc.
Pro Forma Statements of Operations

	Historical		Pro Forma
	For the Nine Months Ended
	September 30, 2017	September 30, 2017
	ATI Modular Technology Corp.	AmericaTowne Inc.	Adjustment	Notes	Combined
Revenues
Sales	$-	$228,404			$228,404
Services-related parties	375,000	1,081,992	(375,000)	(A)	1,081,992
	375,000	1,310,396			1,310,396
Cost of Revenues-Related Parties	-	113,076			113,076
Gross Profit	375,000	1,197,320			1,197,320

Operating Expenses
General and administrative	223,212	1,228,692	(375,000)	(A)	1,071,005
			(5,899)	(A)
Professional fees	103,476	152,645			256,121
Total operating expenses	326,688	1,381,337			1,327,126
Income from operations	48,312	(184,017)			(129,806)

Other Expenses (Income)	-	(229)			(229)

Provision for income taxes	7,247	-			7,247
Net Income (Loss)	41,065	(183,788)			(136,824)

Less: Net income attributable to the noncontrolling interest	-	21,317			21,317

Net income attributable to AMERICATOWNE, Inc common stockholders	$41,065	$(162,471)			$(115,507)

Loss per share - basic and diluted					$(0.001)
Weighted average shares outstanding- basic and diluted					125,799,963

AMERICATOWNE Holdings, Inc.
Pro Forma Statements of Operations

	Historical		Pro Forma
	For the Six Months Ended
	December 31, 2016	December 31, 2016
	ATI Modular Technology Corp.	AmericaTowne Inc.	Adjustment	Notes	Combined
Revenues
Sales	$-	$208,270			$208,270
Services-related parties	250,000	275,000	(375,000)	(A)	150,000
	250,000	483,270			358,270
Cost of Revenues-Related Parties	-	(215,418)			(215,418)
Gross Profit	250,000	698,688			573,688

Operating Expenses
General and administrative	308,754	825,565	(375,000)	(A)	756,156
			(3,163)	(A)
Professional fees	43,756	134,926			178,682
Total operating expenses	352,510	960,491			934,838
Income from operations	(102,510)	(261,803)			(361,150)

Other Expenses (Income)	-	4,466			4,466

Provision for income taxes	-	(36,627)			(36,627)
Net Income (Loss)	(102,510)	(229,642)			(328,989)

Less: Net loss attributable to the noncontrolling interest	-	15,103			15,103

Net income (loss) attributable to AMERICATOWNE, Inc common stockholders	$(102,510)	$(214,539)			$(313,886)

Loss per share - basic and diluted					$(0.003)
Weighted average shares outstanding- basic and diluted					109,822,948

AMERICATOWNE Holdings, Inc.
Pro Forma Statements of Operations

	Historical		Pro Forma
	For the Year Ended
	June 30, 2016	June 30, 2016
	ATI Modular Technology Corp.	AmericaTowne Inc.	Adjustment	Notes	Combined
Revenues
Sales	$-	$1,603,540			$1,603,540
Services-related parties	125,000	375,000	(125,000)	(A)	375,000
	125,000	1,978,540			1,978,540
Cost of Revenues-Related Parties	-	520,228			520,228
Gross Profit	125,000	1,458,312			1,458,312

Operating Expenses
General and administrative	110,386	1,147,133	(125,000)	(A)	1,126,269
			(6,250)	(A)
Professional fees	22,166	179,816			201,982
Total operating expenses	132,552	1,326,949			1,328,251
Income from operations	(7,552)	131,363			130,061

Other Expenses (Income)	(3,859)	59			(3,800)

Provision for income taxes	-	(13,984)			(13,984)
Net Income (Loss)	$(3,693)	$145,288			$147,845

Earnings per share - basic and diluted					$0.001
Weighted average shares outstanding- basic and diluted					99,687,615

AMERICATOWNE Holdings, Inc.
Pro Forma Statements of Operations

	Historical		Pro Forma
	For the Year Ended
	June 30, 2015	June 30, 2015
	ATI Modular Technology Corp.	AmericaTowne Inc.	Adjustment	Notes	Combined
Revenues
Sales	$-	$651,305			$651,305
Services-related parties	-	150,000			150,000
	-	801,305			801,305
Cost of Revenues-Related Parties	-	117,986			117,986
Gross Profit	-	683,319			683,319

Operating Expenses
General and administrative	3,859	329,844			333,703

Professional fees	-	107,830			107,830
Total operating expenses	3,859	437,674			441,533
Income from operations	(3,859)	245,645			241,786

Other Expenses (Income)	(3,859)	291			(3,568)

Provision for income taxes	-	89,406			89,406
Net Income (Loss)	$-	$155,948			$155,948

Earnings per share - basic and diluted					$0.010
Weighted average shares outstanding- basic and diluted					15,872,585

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma combined balance sheet as of March 31, 2018, and the unaudited pro forma combined statements of operations, for the three months ended March 31, 2018, for the year ended December 31, 2017, for the nine months ended September 30, 2017, for the six months ended December 31, 2016 and for the year ended June 30, 2016 and 2015, are based on the historical financial statements of the Company and AmericaTowne, Inc. after giving effect of the Agreement and Plan of Merger executed in June 29, 2017 and First Amendment to the Agreement and Plan of Merger dated July 14, 2017, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company entered into Agreement and Plan of Merger with AmericaTowne, Inc. whereas the merger was accounted under US GAAP as a business combination under common control with the Company being the acquirer as both entities were owned by the same controlling shareholders. The pro forma combined financial information have been presented at historical costs and on a retroactive basis of the entities.

Note 2 – Adjustments

(A)	To eliminate intercompany transactions.
(B)	Execution of the Company’s 50-to-1 reverse stock split, as well as AmericaTowne’s 1-to-4 stock split in accordance with Agreement and Plan of Merger.

The following table illustrates details of Note (B)

	ATI Modular Technology Corp.	AmericaTowne Inc.
Common Stock
Outstanding shares before split	126,740,708	49,421,350
50-to-1 reverse stock split	0.02
1-to-4 stock split		4
Outstanding shares after split	2,534,814	197,685,400
Par value in merged company	0.001	0.001
Common Stock after merger	2,535	197,685	200,220
Common Stock before merger	126,741	4,942	131,683
			68,537	(i)
Common Stock Subscribed
Outstanding shares before split	1,000,000	1,540,000
50-to-1 reverse stock split	0.02
1-to-4 stock split		4
Shares subscribed after split	20,000	6,160,000
Par value in merged company	0.001	0.001
Common Stock after merger	20	6,160	6,180
Common Stock before merger	1,000	154	1,154
			5,026	(ii)
Additional Paid in Capital
Adjustment in common stock			68,537	(i)
Adjustment in common stock subscribed			5,026	(ii)
			73,563
Investment		175,000	175,000
			248,563

Note 3 – Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities at March 31, 2018, December 31, 2017, September 30, 2017, December 31, 2016, June 30, 2016 and June 30, 2015. The basic and diluted earnings (loss) per share for the three month ended March 31, 2018, for the year ended December 31, 2017, the nine months ended September 30, 2017, for the six months ended December 31, 2016, for the year ended June 30, 2016 and 2015 as follows:

	Three Months Ended	Year Ended	Nine Months Ended	Six Months Ended	Year Ended
	March 31	Dec 31	Sept 30	Dec 31,	June 30,
	2018	2017	2017	2016	2016	2015
Numerator
Net income (loss)	$(185,762)	$(449,143)	$(115,507)	$(313,886)	$147,845	$155,948
Denominator
Weighted average common shares outstanding – basic and diluted	199,081,552	143,690,450	125,799,963	109,822,948	99,687,615	66,880,346
Earnings (Loss) per share - basic and diluted	$(0.001)	$(0.003)	$(0.001)	$(0.003)	$0.001	$0.01

The following table illustrates calculation of weighted average common shares in pro forma.

	Weighted Average Shares
	Historical		Pro Forma
Three Months Ended March 31, 2018
ATI Modular Technology Corp.	126,740,708	0.02	2,534,814
AmericaTowne, Inc.	49,136,685	4	196,546,738
			199,081,552
Year Ended December 31, 2017
ATI Modular Technology Corp.	126,740,090	0.02	2,534,802
AmericaTowne, Inc.	35,356,412	4	141,425,648
			143,960,450
Nine Months Ended September 30, 2017
ATI Modular Technology Corp.	126,739,881	0.02	2,534,798
AmericaTowne, Inc.	30,816,291	4	123,265,165
			125,799,963
Six Months Ended December 31, 2016
ATI Modular Technology Corp.	121,171,157	0.02	2,423,423
AmericaTowne, Inc.	26,849,881	4	107,399,525
			109,822,948
Year Ended June 30, 2016
ATI Modular Technology Corp.	16,075,716	0.02	321,514
AmericaTowne, Inc.	24,841,525	4	99,366,101
			99,687,615
Year Ended June 30, 2015
ATI Modular Technology Corp.	16,075,716	0.02	321,514
AmericaTowne, Inc.	16,639,708	4	66,558,832
			66,880,346

Note 4 – Historical and Pro Forma per Share Data

The unaudited pro forma data below is presented for illustrative purposes only. It does not purport to represent the historical results or what the combined company’s financial position would have been if the Mergers occurred on the date assumed and it is not necessarily indicative of the combined company’s future results or financial position.

Book Value per Share

March 31, 2018
ATI Modular Technology Corporation
Historical	$0.0032
Pro Forma	$0.0168

AmericaTowne, Inc.
Historical	$0.0680
Pro Forma	$0.0168

Basic and Diluted Earnings per Share

	Three Month Ended March 31 2018	Year Ended Dec 31 2017	Nine Month Ended Sep 30 2017	Six Month Ended Dec 31 2016	Year Ended June 30 2016	Year Ended June 30 2015
ATI Modular Tech Corp.
Historical	$0.0002	$0.0003	$0.0003	$(0.0008)	$(0.0002)	$(0.0002)
Pro Forma	$(0.0009)	$(0.0031)	$(0.0009)	$(0.0029)	$0.0015	$0.0023

AmericaTowne, Inc.
Historical	$(0.0025)	$(0.0086)	$(0.0044)	$(0.0074)	$0.0058	$0.0094
Pro Forma	$(0.0009)	$(0.0031)	$(0.0009)	$(0.0029)	$0.0015	$0.0023

Material Contracts with the Company Being Acquired.

As a result of the merger, the Company will not acquire any material contracts that involve a merger; a consolidation or acquisition; a tender offer or other acquisition of securities; an election of directors; or a sale or other transfer of a material amount of assets. However, AmericaTowne has entered into dozens of contracts and agreements that generate revenue for AmericaTowne, which will be assumed by the Company after the merger. Those Agreements are discussed below.

Trade Center Agreements

Since its inception, AmericaTowne has entered into a series of International Trade Center Service Provider Agreements and United States Trade Center Service Provider Agreements (the “Trade Center Agreements”, or singularly, the “Trade Center Agreement”). The general purpose behind the Trade Center Agreements is for the specific “Service Provider,” as defined under each Trade Center Agreement, to support the operations of AmericaTowne’s programs in a specific geographical area. As a Service Provider, the party represents to AmericaTowne that the individual or his related entity has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to AmericaTowne, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with AmericaTowne. These services are referred to in similar and previously disclosed agreements as “Support Services.”

In consideration for the Service Provider entering into the Trade Center Agreement, the Service Provider and AmericaTowne agree to form a joint venture limited liability company (or similarly structured entity upon consent of the parties) in which the Service Provider would be issued a specific percentage of equity and would deploy its resources in furtherance of an AmericaTowne community in a given geographical area. Each party has agreed to a mutual compensation schedule, which is incorporated into the Trade Center Agreements resulting in a fully integrated and materially definitive agreement. AmericaTowne receives service fees for the services provided under the Trade Center Agreements, which vary depending on each contract. As a result of the merger, the AmericaTowne will assume twenty-nine (29) Trade Center Agreements.

Exporter Services Agreement

In addition to the Trade Center Agreements, AmericaTowne has developed and entered into Exporter Services Agreements, whereby AmericaTowne represents to the customer that it is in the process of preparing the AmericaTowne Platform. This platform will consist of exhibition, showroom and display facilities, support office(s) and staff located in the United States and China, and the platform will provide a buyer’s network, and online websites either directly owned by AmericaTowne or in a partnership with third-parties in order to support the exhibition center, showroom and network to market imported goods and services to consumers in China. The AmericaTowne Platform will provide the customer with access to and participation in a program whereby AmericaTowne will exercise its experience, expertise and training in assessing the customer’s market acceptance and demand of the customer’s products or services in China (and perhaps other locales depending on the Company’s findings). In short, AmericaTowne focuses on increasing USA exports to China and elsewhere.

Exporter Services Agreement were entered into between AmericaTowne and proposed exporters with the purpose of AmericaTowne providing proposed exporters with market analysis and support in China and through the AmericaTowne Platform. In exchange for these services, the proposed exporters agree to pay nonrefundable services fees, as well as a transaction fee for end buyer arranged through or facilitated by AmericaTowne in the amount of 8% (the “Transaction Fee”). The transaction fee shall include the services provided by the Company in its Platform, Sample and Test Market Program, and if applicable, Accepted Market Program. As a result of the merger, the Company will assume approximately thirty-five (25) Exporter Service Agreements.

OTHER INFORMATION

Regulatory Requirements

In addition the receiving approval of this Registration Statement from the SEC, the Company has filed its company related action with the Financial Industry Regulatory Authority (“FINRA”) outlining the transaction discussed herein. Approval of that company related action is required to effectuate the merger of AmericaTowne and the Company. Additionally, the Company and AmericaTowne have pending Schedule 14s filed with the SEC, which are also being reviewed and must be approved by the SEC prior to the effectuation of the merger.

The Company and AmericaTowne have taken all necessary steps to comply with these regulatory requirements. These actions are currently pending.

Dissenters’ Rights of Appraisal

Dissenters’ rights of appraisal do not exist for this transaction.

Interests of Named Experts and Counsel

Not applicable.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

The Company has not entered into any indemnification agreements with any of its officers or directors for violations of the Securities Act of 1933 and liabilities associated therewith. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

INFORMATION ABOUT THE REGISTRANT

General Description of Business

ATI Modular Technology Corp. (“We,” “us,” or the “Company”) is an operating company engaged in the development and the exporting of modular energy efficient technology and processes that allow government and private enterprises in China to use US-based methods for creating modular spaces, facilities, and properties. We are in the business of all aspects of modular construction, including but not limited to, (a) the furtherance of modular construction technology, education and development in developed and undeveloped countries, (b) acquisition and/or installation of construction equipment, materials, furnishings, adware, insulation, flooring, roofing, wiring, plumbing, heating and air conditioning, and landscaping, and (c) other businesses directly or tangentially related to these lines of services, including assisting businesses and entrepreneurs in securing naming, licensing or promotional rights, driving internet and media traffic, increasing visibility of product and name recognition, and other services. In China, the modular construction industry is new and in its very early stages. Though we expect other competitors to come forth, at this time, there are only three other competitors, and those competitors are based in China. None of the competitors are from the United States. We believe that it is recognized that United States modular technology is more advanced than our Chinese counterparts, and the technology is recognized as the gold standard. The construction industry in China, as a whole, has a mandate to immediately start developing modular technology with cities and provinces developing modular construction plans and targets to construct modular in both the public as well as private sectors. Most communities have milestones and are creating official policies on modular construction with the actual percentage of production mandated by particular target dates.

We have been sought out by three separate governments in China to assist their communities in developing their modular industry based upon United States’ technology. We have experience in the construction sector in China and the United States, and thus we believe we have the leverage in assembling experts in the modular industry to assist in delivery of goods, services, equipment, technology, and know-how all under the moniker of “Made in the USA.”

On June 21, 2016, AmericaTowne, the controlling shareholder of the Company by virtue of its majority ownership of common stock in the Company, entered into a Cooperative Agreement with the Shexian County Investment Promotion Bureau (the “Shexian County Bureau”) out of Shexian, China (hereinafter, the “AT/Shexian Cooperative Agreement”). The AT/Shexian Cooperative Agreement relates to the construction of an AmericaTowne location in advancing tourism in the Hanwang mountains.

Under the terms of the AT/Shexian Cooperative Agreement, AmericaTowne and the Shexian County Bureau have agreed to a strategic partnership wherein the Shexian County Bureau intends to invest local resources to AmericaTowne for construction of an AmericaTowne community. In consideration, AmericaTowne intends on investing funds towards the development of the AmericaTowne community. AmericaTowne will be obligated to bear any and all applicable taxes and the projected investment by AmericaTowne into the development of the AmericaTowne community is estimated to be $30,000,000. It is anticipated that the definitive agreement will set forth a detailed projection and proforma associated with the use of funds. There is no guarantee that AmericaTowne will be able to raise this capital in the event a definitive agreement is executed. Furthermore, AmericaTowne’s ability to raise the necessary capital and to perform obligations under any definitive agreement might be materially affected in the event the Company is not able to perform any of its obligations under any future definitive agreement with the Shexian County Bureau.

On June 21, 2016, the Company agreed to participate with the Shexian County Bureau in building local modular construction, researching technology and intelligent systems related thereto, and servicing the full lifecycle of modular construction in the locale through the execution of the Cooperative Agreement (the “ATI Modular/Shexian Cooperative Agreement”).

Pursuant to future negotiations and more definitive agreements, ATI Modular has agreed to purchase the requisite equipment and technology in performing under the ATI Modular/Shexian Cooperative Agreement. In consideration for the services provided by ATI Modular, the Shexian County Bureau has agreed to be responsible for providing factories and land, and other resources and manpower in developing the modular construction. The Company has also agreed to exercise its best efforts in raising approximately $30,000,000 in furthering the parties’ collective interests under the ATI Modular/Shexian Cooperative Agreement. These funds would be allocated towards different operating costs than the funds necessary for AmericaTowne to perform under the AT/Shexian Cooperative Agreement. It is anticipated that the definitive agreement will set forth a detailed projection and proforma associated with the use of funds. The Company and the Shexian County Bureau have agreed to continue to cooperate in good faith in executing and further agreements needed in furthering their respective objectives. However, notwithstanding this intent, the Company’s ability to perform might be materially affected in the event AmericaTowne is not able to meet its obligations in furthering any future definitive agreement with the Shexian County Bureau.

On September 8, 2016, the Company entered into the Investment and Cooperation Agreement for ATI Modular Green Building Manufacturing Project with the Jiangnan Industry Zone in Anhui Province (the “Jiangnan Agreement”). Under the Jiangnan Agreement, the Company has agreed to manufacture and install modular buildings, and provide research into the development of green building module manufacturing. The Company has agreed to provide appropriate technology and intelligent systems in providing modular building lifecycle services. The location of the planned project is the New Material Industry Park in the Jiangnan Industry Zone in Anhui Province. The parties have projected a cost of $30,000,000.

On December 28, 2016, the Company entered into the American ATI Modular Technology Company Project Investment Agreement (the “Investment Agreement”), definitive agreement and supersedes the Jiangnan Cooperation Agreement of September 8, 2016. Under the Investment Agreement, the Administrative Committee of Jiangnan Industrial Concentration Zone of Anhui Province (hereinafter, “Jiangnan”) and the Company have agreed to the construction of the Company’s green, modular building and related technology under the project name “Modular Plant Production Base.”

The capitalization under the Investment Agreement is, in part, the Company’s responsibility. However, the Company and Jiangnan have agreed to certain provisions to mitigate against financing risks, including, but not limited to: (a) access upon request by the Company to local bank loans in the Anhui Province and United States Exim Bank, (b) equity fund insertion up to $3,000,000 USD, and (c) contribution by Jiangnan up to $2,900,000 upon meeting conditions in the Investment Agreement.

On September 9, 2016, the Company entered into the Investment and Cooperation Agreement for ATI Modular Green Building Manufacturing Project with the Yongan government in the Fujian province (the “Yongan Agreement”). Under the Yongan Agreement, similar to the Jiangnan Agreement, the Company has agreed to manufacture and install modular buildings, and provide research into the development of green building module manufacturing. The Company has agreed to provide appropriate technology and intelligent systems in providing modular building lifecycle services. The location of the planned project is Yongan city in the Fujian province, China. The parties have projected a cost of $30,000,000.

The Company has agreed to grant the Yongan government audit, access, supervision, inspection and other rights. The Yongan government has agreed to coordinate any and all necessary services in securing benefits associated with the Company being a foreign investment enterprise, including but not limited to, providing the site for the manufacturing facility, tax relief, access to financing and a “Project Headquarter” for the Company, which is defined in the Yongan Agreement. The Yongan Agreement is not a definitive agreement; rather, it is a memorialization of the parties’ future intent as to the subject matter therein. The Company’s business plans and objectives could be impaired in the event the parties do not reach a definitive agreement. . The Company is responsible for financing and providing any necessary facilities inside any factory plant. There is no guarantee that the Company can secure such financing or develop the necessary facilities.

On June 27, 2016, we entered into a Sales and Support Services Agreement with Yilaime Corporation, a Nevada corporation (“Yilaime”). Yilaime is controlled by Mr. Perkins, who is our sole director and officer. Yilaime holds the majority of issued and outstanding shares of common stock in AmericaTowne, Inc. (“ATI”), a Delaware corporation and fully-reporting company with the United States Securities and Exchange Commission (the “SEC”). Under the Services Agreement, Yilaime will provide the Company with marketing, sales and support services in the Company’s pursuit of ATI Modular business in China in consideration of a commission equal to 10% of the gross amount of monies procured for the Company through Yilaime’s services. In consideration of the right to receive this commission, Yilaime has agreed to pay the Company a quarterly fee of $250,000 starting on July 1, 2016. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. Yilaime retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement. Yilaime is obligated to provide support services only in a manner that is deemed commercially acceptable by Yilaime and Yilaime has the sole right to determine the means, manner and method by which services will be provided and at the time and location of its choosing. Furthermore, as the control person of Yilaime, Mr. Perkins might make decisions he deems are in the best interests of Yilaime, which might be to the detriment of the goals and objectives of the Company.

On June 28, 2016, we entered into a Modular Construction & Technology Services Agreement (the “Modular Services Agreement”) with AmericaTowne Inc. (“ATI”), a Delaware corporation and fully-reporting company with the SEC. The impetus behind the Modular Services Agreement was the Company’s Cooperative Agreement with the Shexian County Government, China. Under the Cooperative Agreement, ATI and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains, Shexian, China. In addition, ATI, at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency plan to pursue the development of an AmericaTowne Community and an International School in Longyan County China.

Under the Modular Services Agreement, ATI Modular shall provide the research, development, training and modular technology in a manner deemed commercially acceptable by ATI based on its commercially reasonable requirements, plans and specifications, which shall be agreed upon in advance of any substantial and material construction. ATI will pay the Company a quarterly fee of $125,000 per quarter. The initial fee under the Modular Services Agreement with AmericaTowne was recorded as a related-party receivable upon its execution. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. ATI retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

On June 29, 2016, we entered into an IC-DISC Service Provider Agreement with AXP Holding Corporation, a Nevada corporation (“AXP Holding”) and related party to the Company through Mr. Perkins control of AXP Holding. AXP Holding is an Interest Charge - Domestic International Sales Corporation, or “IC-DISC”. AXP IC-DISC tax-exempt status was authorized and approved by the United States Department of the Treasury, Internal Revenue Service. As an IC-DISC, AXP Holding may, under certain conditions, act as a sister corporation to entities and provide services to assist a company in obtaining lower tax rates on export income. In addition to the export tax savings provided by AXP, AXP can provide an additional array of services including promoting the Company’s export activities, purchasing receivables from the Company at a discount through a factoring relationship, and providing the Company with working capital loans.

The term under the IC-DISC Service Provider Agreement is set to expire on December 6, 2019, absent early termination for breach thereof by either party. AXP retains the right to extend the term, exercising its sole discretion, to December 6, 2024 by providing written notice to the Company by November 6, 2019. AXP has agreed to a non-compete and non-circumvent in providing the services under the IC-DISC Service Provider Agreement. The Company has agreed to pay AXP a commission fee up to the greater of 50% of the Company’s export net income or 4% of the Company’s export gross receipts. The Company will determine the exact amount and the method of payment of the commission fee. The commission fee shall be paid at the option of the Company periodically throughout the year, but no later than December 31 on annual basis. If there is no commission fee due to no export sales, the Company will pay AXP an export service fee of $50,000. The export service fee, if any, is due on or before December 31 on an annual basis.

In addition, for referring businesses from the Company’s “Export Platform” or “Community,” AXP agrees to pay the Company 25% of each “Sales Export Service Fee” charged and received as an “IC-DISC Commission” from each Exporter or Licensee resulting from participating in the Export Platform or Community. This fee is called a “Group Export Consulting Fee” in the IC-DISC Service Provider Agreement, and is due no later than fifteen business days after receipt from the Exporter or Licensee, but no later than December 31 on an annual basis. For illustrative purposes, if AXP receives and or charges an Exporter 50% of its net export sales as a commission, and that value is $100,000, AXP would owe the Company 25%, or $25,000. Furthermore, during the term, the Company shall pay AXP a flat fee of $5,000 per transaction for purchasing receivables from the Company, plus an interest rate for such factoring at the prime rate plus one-percent.

The Company is in the early stages of its operations, and many of its plans and objectives are aspirational in nature, and thus might never come to fruition. At this time, the Company plans to retain engineering and architectural firms based in the United States who have extensive experience in developing modular structures in the United States, China and other foreign locations based on market demand, which has not been thoroughly researched to date. The Company has been focused on obtaining quotes, negotiating formal engagements and researching all aspects of the modular construction industry. While the infrastructure is still in the developmental stage, the Company is confident that it has the experience, or access to those with experience, in the modular construction field.

The Company plans on engaging in onsite placement and delivery of modular structures. Mr. Perkins has extensive experience in operating business in China. One of the reasons that Mr. Perkins was sought out and invited to participate in developing the modular industry in China is that he was the co-chairman of a construction company in China - Yilaime Foreign Partnership in Henghsui China. His experience with Yilaime Foreign Partnership allows ATI Modular to call on local companies in China as well as modular companies and experts in the United States to help provide on-site services. Yilaime Foreign Partnership is not a related party to the Company, ATI, Yilaime or AXP.

In addition, the Company recently joined the Modular Building Institute in Charlottesville, Virginia. In September of 2016, Mr. Perkins attended the Institute’s annual exposition in order to line up available suppliers, and experts in the modular construction field.

We intend on offering support services in all phases of modular construction. Our approach will be to focus on exporting United States based technology, services and equipment, and general “know-how.” Exporters in our related company, AmericaTowne, are experienced in the modular field and we plan on allowing those experienced exporters to participate in various levels of our program.

The Company currently does not have a principal supplier of raw materials. The Company has identified potential sources of raw materials in the United States through its membership in the Modular Building Institute. One of our primary challenges will be pricing the source of raw materials and delivery to China. We are also looking to potential raw material sources in China.

To operate within China, the Company requires approval of government officials in China. In both cases where the Company has signed Cooperative or Definitive Agreements (and in the case of the Shexian Agreement), and at the invitation of the local government, we have the approval to register and conduct business.

Business Developments in Fiscal Year 2017

The Company had disclosed that the Jiangnan Cooperation Agreement was not a definitive agreement. On December 28, 2016, the parties entered into the American ATI Modular Technology Company Project Investment Agreement (the “Investment Agreement”), which supersedes the Investment and Cooperation Agreement with the Jiangnan Industry Zone in Anhui Province dated September 8, 2016 disclosed in the Company’s Form 10-12g Registration Statement.

Under the Investment Agreement, the Administrative Committee of Jiangnan Industrial Concentration Zone of Anhui Province (hereinafter, “Jiangnan”) and the Company have agreed to the construction of the Company’s green, modular building and related technology under the project name “Modular Plant Production Base.” By or before February 27, 2017, the Company will rent buildings, factories and rental houses from Jiangnan, or its related-party - Jiangnan Construction & Development Co., Ltd. (“Jiangnan Construction”), with a total acreage of approximately 244,776 square meters (approximately 2,634,747 square feet) for purposes of advancing the Company’s modular construction, technology and research, and with a chosen location within this area for the Company’s global company offices; however, the Company will retain its offices in the United States, as identified above. In the event the Company does not occupy the rented facilities in one-year, Jiangnan may place other tenants in the buildings for unrelated projects. The rental rate is as follows per square meter, per month: (a) 9 Chinese Yuan (approximately $1.29 USD) for single-storied factory buildings, (b) 7 Chinese Yuan (approximately $1.01 USD) for multi-storied factory buildings, (c) 6 Chinese Yuan (approximately $.86 USD) for two-storied buildings, (d) 5 Chinese Yuan (approximately $.75 USD) for three-storied buildings and public rental, and (e) 10 Chinese Yuan (approximately $1.38 USD) for commercial housing. The first twenty-seven months is rent free.

The initial deposit of 330,000 Chinese Yuan (approximately $48,000 USD) is due to Jiangnan Construction by January 11, 2016. This amount may be applied to the Company’s rental obligations. The Company has agreed to further capitalize the operation with 396,000,000 Chinese Yuan (approximately $57,000,000 USD) with 79,200,000 Chinese Yuan (approximately $11,000,000 USD) by December 31, 2017.

The capitalization under the Investment Agreement is, in part, the Company’s responsibility. However, the Company and Jiangnan have agreed to certain provisions to mitigate against financing risks, including, but not limited to: (a) access upon request by the Company to local bank loans in the Anhui Province and United States Exim Bank, (b) equity fund insertion up to $3,000,000 USD, and (c) contribution by Jiangnan up to $2,900,000 upon meeting conditions in the Investment Agreement.

The Company’s majority and controlling shareholder, AmericaTowne, has no financial obligations under the Investment Agreement. However, AmericaTowne’s director, officer and control person by virtue of his beneficial ownership of more than 51% of the issued and outstanding shares of common stock is Alton Perkins. Mr. Perkins is also the beneficial owner of the controlling interest in the Company by virtue of his ownership in AmericaTowne, and he is the Company’s sole director and officer. As a result, Mr. Perkins might elect to vote AmericaTowne’s shares, or exercise his rights as the sole member of the Board of Directors of AmericaTowne, to loan funds from AmericaTowne to the Company to satisfy the capital requirements under the Investment Agreement. If this occurred, the loaned funds would become a related-party debt to the Company. There are no current plans or intentions by Mr. Perkins to facilitate such a loan.

The Investment Agreement sets forth certain benefits, subsidies and incentives offered by the Chinese government, subject to the Company reaching certain benchmarks and employing a specific numbers of employees from the region. In addition, Jiangnan has agreed to certain financial contributions to the Company if it meets certain listing standards in China, and has agreed to exercise best efforts in pursuing private equity contributions for the benefit of the Company in China. The Investment Agreement contains events of default, and the respective rights and duties of the parties in the event of default. There is risk that investment by the Company may be made under the Investment Agreement, and as a result of an uncured default, the Company could lose its investment and opportunities in the region. Chinese law governs any disputes under the Investment Agreement, and the parties have agreed to jurisdiction of any dispute in Jiangnan’s region. As a result, the Company might have logistical problems in litigating any such dispute.

On December 4, 2017, the Company and Mangel Klicks Company Limited, a Ghana corporation (“Mangel Klicks”) entered into a Procurement Agreement for the procurement of hospital equipment to be used in Accra, Ghana (the “Procurement Agreement”). Pursuant to the terms of the Procurement Agreement, Mangel Klicks has agreed to pay $578,000 to the Company in consideration of the Company’s procurement of specific hospital equipment set forth in the Procurement Agreement. Mangel Klicks has agreed to pay 25% of the consideration, or $144,500, upon execution of the Procurement Agreement. The Company has received this initial payment. The balance of the consideration shall be paid by an irrevocable, confirmed Letter of Credit from a banking institution deemed acceptable to the Company. The specific terms of the consideration are set forth in Section 2 of the Procurement Agreement. There is no material relationship between the Company and Mangel Klicks.

As with any business plan that is aspirational in nature, there is no assurance the Company will be able to accomplish all of its objectives or that it will be able to meet financing needs to accomplish said objectives. The Company is a “shell company,” as defined under Rule 12b-2 of the Exchange Act. Our CIK number is 0001697426, and we have selected December 31 as our fiscal year.

Description of Property

We are currently evaluating a physical location for our operations in China along with a manufacturing facility. Our principal executive offices are located at 4700 Homewood Court, Suite 100 in Raleigh, North Carolina. We are registered as a foreign business entity in the State of North Carolina. We lease the office space from Yilaime Corporation, a Nevada corporation doing business in North Carolina for $2,500 per month. Yilaime is a related party to the Company.

Legal Proceedings

There are not presently any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters.

Prior to June 27, 2016, the Company was incorporated as Global Recycle Energy, Inc. On June 27, 2016, the Company amended its Articles of Incorporation with the State of Nevada to change the name of the Company to ATI Modular Technology Corporation. On June 12, 2017, FINRA approved the name change to ATI Modular Technology Corp and symbol change to ATMO. The Company is subject to Alternative Reporting Standards. The range of high and low bid information for the Company’s common shares for each full quarterly period within the two most recent fiscal years, and any subsequent interim period for which financial statements are included, or as required under Article 3 of Regulation S-X, is as follows:

	4/1/16-6/30/16	7/1/16-9/30/16	10/1/16-12/31/16	1/1/17-3/31/17	4/1/17-6/30/17	7/1/17-9/30/17	10/1/17-12/31/17		1/1/18-3/31/18
High	0.4	9.74	8.95	9.39	8.25	74.99	3749.50	*	4.00
Low	0.15	0.4	7.5	5.25	0.35	0.25	305.50	*	.55

*OTCMarkets displays the Company’s prices as if the Reverse Split discussed above has been effectuated. The Company does not consider the Reverse Split effectuated until the Commission’s approval of the Company’s Information Statement on Schedule 14C and Registration Statement on Form S-4.

As the most recent practicable date, there are approximately 181 record holders of our common stock with an aggregate of 126,740,708 shares issued and outstanding. The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business. We have no securities authorized for issuance under any Equity Compensation Plans.

The Company’s shares are traded on the OTC Markets on OTC:Pink. The Company is currently listed by FINRA as a Caveat Emptor security and public interest concern with the OTC. The potential reasons for this categorization are set forth at http://www.otcmarkets.com/stock/ATMO/quote, even though no specific reason has been stated by OTC.

Financial Statements

ATI Modular Technology Corp
Balance Sheets

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$146,060	$159,746
Accounts receivable, net - related parties	1,747,092	1,396,202
Other receivables - related parties	52,264	98,424
Total Current Assets	1,945,416	1,654,372

Office Equipment Furniture & Fixtures	9,945	10,784

Total Assets	$1,955,361	$1,665,156

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued expenses	$25,411	$40,411
Deferred Revenue	1,504,387	1,254,387
Income tax payable	14,868	10,337
Total Current Liabilities	1,544,666	1,305,135

Total Liabilities	1,544,666	1,305,135

Commitments and Contingencies

Stockholders' Equity
Common stock,$0.001 par value, 500,000,000 shares authorized;
126,740,708 shares issued and outstanding	126,741	126,741
Common stock subscribed	1,000	1,000
Additional paid in capital	897,340	897,340
Deferred compensation	(325,000)	(350,000)
Receivable for issuance of stock	(206,980)	(206,980)
Retained Earnings	(82,406)	(108,080)
Total stockholders' equity	410,695	360,020
Total liabilities and stockholders' equity	$1,955,361	$1,665,155

See Notes to Financial Statements

ATI Modular Technology Corp
Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017

Revenues - related parties	$125,000	$125,000
Cost of revenues - related parties	—	—
Gross profit	125,000	125,000

Operating expenses
General and administrative	94,796	110,235

Net income from operation	30,204	14,765

Other Income	—	—

Net income from operation before taxes	30,204	14,765

Provision for income taxes	4,531	2,215

Net income	$25,673	$12,550

Earnings per common share-basic and diluted	$0.00	$0.00

Weighted average number of common
shares outstanding basic and diluted	126,740,708	126,738,200

See Notes to Financial Statements

ATI Modular Technology Corp
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017

Operating Activities
Net income (loss) of the period	$25,673	$12,550
Adjustments to reconcile net loss from operations
Bad debt expense	17,670	15,422
Depreciation	839	2,123
Amortization on deferred compensation	25,000	25,000
Changes in Operating Assets and Liabilities
Accounts receivable	(368,560)	(308,435)
Other receivables	46,160	14,764
Accounts payable and accrued expenses	(15,000)	(5,001)
Deferred revenue	250,000	215,000
Income tax payable	4,531	2,215
Net cash used in operating activities	(13,686)	(26,362)

Investing Activities
Purchase of fixed assets	—	(861)
Net cash used in investing activities	—	(861)

Financing Activities
Proceeds from issuance of stock	—	22,500
Net cash provided by financing activities	—	22,500

Net increase (decrease) in cash and equivalents	(13,686)	(4,723)

Cash and equivalents at beginning of the period	159,746	94,266
Cash and equivalents at end of the period	$146,060	$89,543

Supplemental cash flow information:
Interest paid	$—	$—
Income taxes paid	$—	$—

See Notes to Financial Statements

ATI Modular Technology Corp.
Notes to Financial Statements

(Unaudited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

ATI Modular Technology Corp., defined above and herein as the “Company” formerly Global Recycle Energy, Inc., was incorporated under the laws of the State of Nevada on March 7, 2008. The Company is engaged in the development and the exporting of modular energy efficient technology and processes that allow government and private enterprises in China to use US-based methods for creating modular spaces, facilities, and properties. As with any business plan that is aspirational in nature, there is no assurance we will be able to accomplish all our objective or that we will be able to meet our financing needs to accomplish our objectives.

The Company is an operating company engaged in the development and the exporting of modular energy efficient and smart technology and processes that allow government and private enterprises in China and elsewhere to use US-based methods for creating modular spaces, facilities, and properties. The Company is in the business of all aspects of modular and smart construction, including but not limited to, (a) the furtherance of modular and smart construction technology, education, development and production in developed and undeveloped countries, (b) acquisition and/or installation of construction equipment, materials, furnishings, hardware, insulation, flooring, roofing, wiring, plumbing, heating and air conditioning, and landscaping, and (c) other businesses directly or tangentially related to these lines of services, including assisting businesses and entrepreneurs in securing naming, licensing or promotional rights, driving internet and media traffic, increasing visibility of product and name recognition, and other services.

Our principal executive offices are located at 4700 Homewood Court, Suite 100 in Raleigh, North Carolina. We are registered as a foreign business entity in the State of North Carolina. We lease the office space from Yilaime Corporation, a Nevada corporation doing business in North Carolina, and a related party to the Company, as set forth below. Our physical location for our operations in China along with a manufacturing facility is Anhui Province Jiangnan Industrial Concentration Zone New Energy Industry Park A1, A2, A5 Plant Chizhou City, Anhui Province, China. The Company has registering its wholly owned subsidiary Anhui Ao De Xin Modular Building Technology Co. Ltd. in Jiangnan Industry Zone, Chizhou, China.

The Company entered an Investment and Cooperation Agreement with the Jiangnan Industry Zone in Anhui Province, China dated September 8, 2016 (the “Jiangnan Cooperation Agreement”). On December 28, 2016, the Company entered the definitive agreement, American ATI Modular Technology Company Project Investment Agreement (the “Investment Agreement”) with the Administrative Committee, Jiangnan Industry Zone in Anhui Province. The Investment Agreement superseded the Jiangnan Cooperation Agreement. Under the Investment Agreement, the Administrative Committee of Jiangnan Industrial Concentration Zone of Anhui Province (hereinafter, “Jiangnan”) and the Company have agreed to the construction of the Company’s green, modular building and related technology under the project name “Modular Plant Production Base.”

Under the Investment Agreement, the Company has agreed to manufacture and install modular buildings, and provide research into the development of green building module manufacturing using US based technology. The Company has agreed to provide appropriate technology and intelligent systems in providing modular building lifecycle services. In addition, to modular and smart technology, the Company and Jiangnan has agreed to establish: 1) a modular development institute research and training center; 2) an entrepreneurial incubator; 3) an engineering technology research center; 4) an industrial design center; 5) a post-doctoral workstations and engineering laboratories; and 6) an international student intern summer work program. Where possible the Company’s aim is to increase US exports by using American based technology, equipment and services. (Strategy).

The Company presented to Anhui Project to United States Ex-Im Bank, which provided a Letter of Interest in providing support for the Project. Additionally, pursuant to its agreement with Chizhou government, Chizhou preliminarily agreed to provide support for EX-IM funding either by a guarantee or local bank support. Although no loan application has been submitted management is under the impression that subject to meeting Ex-Im Bank’s standard underwriting requirements, there is a possibility of loans, and other funding including working capital and insurance. Going forward, we plan on working with Ex-Im to seek insurance and funding for the Chizhou operations. There is no assurance that funding and or insurance will be obtained.

The Company entered the Modular Services Agreement with AmericaTowne, a related party and the majority and controlling shareholder of the Company, to support AmericaTowne’s obligations under the Shexian Agreement in designing, installing and manufacturing American modular technology for use in all government and private buildings throughout Shexian County, and elsewhere in China. The terms and conditions of the Modular Services Agreement with AmericaTowne and the Shexian Agreement are set forth above.

Also, the Company has entered the Yongan and Shexian Agreements to pursue the development of business opportunities involving modular technology and investments, and business development. While we plan to have robust operations in the United States and international locations, we expect the bulk of our operations and revenue will come from China.

China's economy and its government impact our revenues and operations. While the Company has an agreement in place with the government of Jiangnan as well as the approval by government officials in Shexian and Yongan China to operate facilities there is no assurance that we will operate the facilities successfully. Additionally, the Company will need government approval in other locations in China to operate other aspects of our business plan. There is no assurance that we will be successful in obtaining approvals from government entities in other locations to operate other aspects of our business plan. Finally, Mr. Perkins, as a control person of each entity – AmericaTowne and the Company, might elect to forego certain obligations of AmericaTowne under other Corporative Agreements currently in place or not enter more definitive agreements with Governments in China and elsewhere, which in turn, could impact the Company’s ability to meet its business plan set forth herein.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP”).

Interim Financial Statements

These interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. They do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company's audited financial statements and notes thereto contained in its report on Form 10-K for the transition period ended December 31, 2017.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company's financial position at March 31, 2018, and the results of its operations and cash flows for the three months ended March 31, 2018. The results of operations for the period ended March 31, 2018 are not necessarily indicative of the results to be expected for future quarters or the full year.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Financial Instruments

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, interest payable and short-term notes payable approximate fair value because of the immediate or short term maturity of these financial instruments.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts' receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Our bad debt policy is determined by the Company's periodic review of each account receivable for reasonable assurance of collection. Factors considered are the customer's financial condition, past payment history if any, any conversations with the customer about the customer's financial conditions and any other extenuating circumstances. Based upon the above factors the Company makes a determination whether the receivable are reasonable.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Property, Plant, and Equipment

Property, plant and equipment are initially recognized recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

 Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Office equipment	3-5 years

For the three months ended March 31 2018 and 2017 depreciation expense is $839 and $2,123, respectively

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company was established under the laws of the State of Nevada and is subject to U.S. federal income tax and Nevada state income tax, if any. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Earnings per Share

In February 1997, the FASB issued ASC 260, "Earnings per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective (inception).

Basic earnings or net loss per share amounts are computed by dividing the net income or loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

At March 31, 2018 and December 31, 2017, no potentially dilutive shares were outstanding.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Revenue Recognition

The Company's revenue recognition policies comply with FASB ASC Topic 605. The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

 The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

There were no sales returns and allowances from inception to March 31, 2018.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company is still in development stage and has not created sufficient revenue to cover any operating losses it may incur. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through our business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue producing contracts. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4. ACCOUNT RECEIVABLES – RELATED PARTIES

The nature of the accounts receivable for March 31, 2018 in the amount of $1,839,044 are for modular construction and technology services and utilization of anticipated modular construction technology by ATI pursuant to the Modular Construction & Technology Services Agreement between ATI and the Company dated June 28, 2016 (hereinafter, the “ATI Services Agreement”) and for the Sales and Support Services Agreement with Yilaime on June 27, 2016 (the “Yilaime Services Agreement”). On March 31, 2018, the Company's allowance for bad debt is $91,952 which provides a net receivable balance of $1,747,092.

Accounts receivable consist of the following:

	December 31	December 31
	2017	2016
Accounts receivable related parties	1,839,044	1,469,686
Less: Allowance for doubtful accounts	(91,952)	(73,484)
Accounts receivable, net	$1,747,092	$1,396,202

Bad debt expense was $17,670 and $15,422 for the three months ended March 31, 2018 and 2017, respectively.

NOTE 5. DEFERRED REVENUE

The Company receives $250,000 quarterly fee from Yilaime for Sales and Support Services Agreement. In accordance with ASC 605-50-45, the Company defers and recognizes as a reduction to the future costs for quarterly fee. For the three months ended March 31, 2018, $250,000 fee from exclusive agreement incurred; $1,504,387 is booked deferred revenue as current liability on March 31, 2018 and $70,000 went against cost charged by Yilaime.

NOTE 6. SHAREHOLDER'S EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2018:

Common stock, $ 0.001 par value: 500,000,000 shares authorized; 126,740,708 shares issued and outstanding;

Preferred stock, none: 0 shares authorized; but not issued and outstanding.

NOTE 7. STOCK BASED COMPENSATION

The Company entered into an employment lock-up agreement on July 1, 2016 with Alton Perkins to serve as the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary. The term of Mr. Perkins' agreement is five years with the Company retaining an option to extend in one-year periods. In consideration for Mr. Perkins' services, the Company has agreed to issue to his designee, the Alton & Xiang Mei Lin Perkins Family Trust, 10,000,000 shares of common stock. The Company may elect in the future to include money compensation to Mr. Perkins or his designee for his services provided there is sufficient cash flow.

For the three months ended March 31, 2018, $25,000 of stock compensation was charged to operating expenses and $325,000 was recorded as deferred compensation on March 31, 2018.

NOTE 8. RELATED PARTIES TRANSACTIONS

The Company intends on relying on other businesses controlled by our sole director and officer, and beneficial owner of the majority shares of common stock in the Company – Alton Perkins, in implementing its business plan.

Mr. Perkins is the control person of Yilaime Corporation, AmericaTowne and AXP Holding Corporation. At this time, the purpose of the Company is to service the construction and related technology needs of AmericaTowne under AmericaTowne’s agreements with the Shexian County Investment Promotion Bureau in developing an AmericaTowne community in the Hanwang mountains in Shexian, China. The Company also intends on supporting these services in other AmericaTowne ventures at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency in developing an AmericaTowne Community and an International School in Longyan County China.

The related export services rendered to the Company in the implementation of its business plan cannot be provided by AmericaTowne or through the AmericaTowne relationship. In order to avoid conflicts of interest, Mr. Perkins is of the opinion that there must be a separate and distinct agreement between, in this case, the Company and AXP Holding Corporation. Furthermore, although other similar IC-DISC entities exist, the Company is able to obtain better terms and conditions from AXP Holding Corporation in light of Mr. Perkins’ control of AXP Holding Corporation.

AmericaTowne’s Board of Directors determined that operating and controlling a separate but related entity focused on the development and the exporting of modular energy efficient technology and processes for government and private enterprises in China would be more prudent from a risk mitigation and operational standpoint than providing these services under the AmericaTowne business plan. Furthermore, the intent of the Company is to expand its services and relationships to other similar endeavors in projects not related to AmericaTowne, thus the need to maintain and operate a separate entity.

Cooperative Agreement (Shexian County Government, China)

The Company’s majority and controlling shareholder – AmericaTowne, is a party under the Cooperative Agreement with the Shexian County Investment Promotion Bureau (the “Shexian Agreement”). Under the Shexian Agreement, AmericaTowne and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains. Although not definitive at this time, the parties have agreed that, in consideration for AmericaTowne’s investment of approximately $30,000,000 into the development, plus any additional tax paid to the local government, where applicable, the Shexian County Bureau will dedicate local resources, including land (which AmericaTowne would be required to obtain rights through local bid invitation), and participation with AmericaTowne in an agreed upon equity split through a future definitive agreement.

The Company will be providing construction and technology services to AmericaTowne in facilitating AmericaTowne’s obligations under the Shexian Agreement. The Company’s ability to generate revenue under its agreement with AmericaTowne could be impaired in the event AmericaTowne is not able to meet its obligations under the Shexian Agreement. Furthermore, Mr. Perkins, as a control person of each entity, might elect to forego certain obligations of AmericaTowne under the Shexian Agreement or not enter into a more definitive agreement with the Shexian County Bureau, which in turn, could impact the Company’s ability to meet its business plan set forth herein.

Sales and Support Services Agreement (Yilaime Corporation)

On June 27, 2016, we entered into a Sales and Support Services Agreement with Yilaime Corporation, a Nevada corporation (“Yilaime”). Yilaime is controlled by Alton Perkins, who is our sole director and officer. Yilaime, and another related-party – Yilaime Corporation of NC, Inc. (“Yilaime NC”), are the holders of the majority of issued and outstanding shares of common stock in AmericaTowne, Inc. (“ATI”), a Delaware corporation and fully-reporting company with the United States Securities and Exchange Commission (the “SEC”). Mr. Perkins is also the Trustee of the Alton & Xiang Mei Lin Perkins Family Trust (“Perkins Trust”) and the AXP Nevada Asset Protection Trust 1 (“AXP”), which holds 5,100,367 and 120,000 shares, respectively, of the issued and outstanding common stock in ATI. Mr. Perkins is the beneficial owner of 20,674,484 shares of ATI, which equals 90.11% of issued and outstanding shares. Mr. Perkins is the beneficial owner of the majority and controlling interest in the Company through his direct holdings, and beneficial holdings through Yilaime, AXP and the Perkins Trust. ATI, Perkins Trust and Mr. Perkins beneficially own 110,117,593 shares, or 86%, of the Company’s common stock.

Under the Services Agreement, Yilaime will provide the Company with marketing, sales and support services in the Company’s pursuit of ATI Modular business in China in consideration of a commission equal to 10% of the gross amount of monies procured for the Company through Yilaime’s services. In consideration of the right to receive this commission, Yilaime has agreed to pay the Company a quarterly fee of $250,000 starting on July 1, 2016. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. Yilaime retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

Yilaime is obligated to provide support services only in a manner that is deemed commercially acceptable by Yilaime and Yilaime has the sole right to determine the means, manner and method by which services will be provided and at the time and location of its choosing. Furthermore, as the control person of Yilaime, Mr. Perkins might make decisions he deems are in the best interests of Yilaime, which might be to the detriment of the goals and objectives of the Company.

Modular Construction & Technology Services Agreement (AmericaTowne)

On June 28, 2016, we entered into a Modular Construction & Technology Services Agreement (the “Modular Services Agreement”) with AmericaTowne Inc. (“ATI”), a Delaware corporation and fully-reporting company with the United States Securities and Exchange Commission (the “SEC”). The impetus behind the Modular Services Agreement was the Company’s Cooperative Agreement with the Shexian County Government, China. Under the Cooperative Agreement, ATI and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains, Shexian, China. In addition, ATI, at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency plan to pursue the development of an AmericaTowne Community and an International School in Longyan County China.

Under the Modular Services Agreement, ATI Modular shall provide the research, development, training and modular technology in a manner deemed commercially acceptable by ATI based on its commercially reasonable requirements, plans and specifications, which shall be agreed upon in advance of any substantial and material construction. ATI will pay the Company a quarterly fee of $125,000 per quarter. The initial fee was paid upon signing the Modular Services Agreement. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. ATI retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

Interest Charge – Domestic International Sales Agreement (AXP Holding Corporation)

On June 29, 2016, we entered into an IC-DISC Service Provider Agreement with AXP Holding Corporation, a Nevada corporation (“AXP Holding”) and related party to the Company through Mr. Perkins control of AXP Holding. AXP Holding is an Interest Charge - Domestic International Sales Corporation, or “IC-DISC”. AXP IC-DISC tax-exempt status was authorized and approved by the United States Department of the Treasury, Internal Revenue Service. As an IC-DISC, AXP Holding may, under certain conditions, act as a sister corporation to entities and provide services to assist a company in obtaining lower tax rates on export income. In addition to the export tax savings provided by AXP, AXP can provide an additional array of services including promoting the Company’s export activities, purchasing receivables from the Company at a discount through a factoring relationship, and providing the Company with working capital loans.

The term under the IC-DISC Service Provider Agreement is set to expire on December 6, 2019, absent early termination for breach thereof by either party. AXP retains the right to extend the term, exercising its sole discretion, to December 6, 2024 by providing written notice to the Company by November 6, 2019. AXP has agreed to a non-compete and non-circumvent in providing the services under the IC-DISC Service Provider Agreement.

The Company has agreed to pay AXP a commission fee up to the greater of 50% of the Company’s export net income or 4% of the Company’s export gross receipts. The Company will determine the exact amount and the method of payment of the commission fee. The commission fee shall be paid at the option of the Company periodically throughout the year, but no later than December 31 on annual basis. If there is no commission fee due to no export sales, the Company will pay AXP an export service fee of $50,000. The export service fee, if any, is due on or before December 31 on an annual basis.

In addition, for referring businesses from the Company’s “Export Platform” or “Community,” AXP agrees to pay the Company 25% of each “Sales Export Service Fee” charged and received as an “IC-DISC Commission” from each Exporter or Licensee resulting from participating in the Export Platform or Community. This fee is called a “Group Export Consulting Fee” in the IC-DISC Service Provider Agreement, and is due no later than fifteen business days after receipt from the Exporter or Licensee, but no later than December 31 on an annual basis. For illustrative purposes, if AXP receives and or charges an Exporter 50% of its net export sales as a commission, and that value is $100,000, AXP would owe the Company 25%, or $25,000. Furthermore, during the term, the Company shall pay AXP a flat fee of $5,000 per transaction for purchasing receivables from the Company, plus an interest rate for such factoring at the prime rate plus one-percent.

The Company recognizes and confirms the requirements in ACS 850- 10-50-6 to disclose all related party transactions between the Company and related party transactions and or relationships.

The Company also leases office space from Yilaime for $2,500/month.

Pursuant to ASC 850-10-50-6, the Company makes the following transaction disclosures:

For Statement of Operations for the three months ended March 31, 2018 and 2017:

(a)	$125,000 and $125,000 in revenues for ATI Services Agreements with the Company;
(b)	$7,500 and $7,500 for general and administrative expenses for rent expenses the Company paid to Yilaime towards its lease agreement;
(c)	$30,204 and $14,765 of compensation expense for AXP Holding Corp charges for DISC.
(d)	$25,000 and $25,000 for general and administrative operating expenses recorded as stock compensation for respective employment agreements;
(e)	$0 and $1,500 for general and administrative expenses for commissions and fees

For Balance Sheets on March 31, 2018 and December 31, 2017:

(a)	$469,441 and $349,642 net account receivables ATI owes to the Company;
(b)	$1,277,651 and $1,046,560 net account receivables Yilaime owes to the Company;
(c)	$52,264 and $98,424 prepayments to AXP Holding Corp;
(d)	$1,504,387 and $1,254,387 deferred revenue-Yilaime;
(e)	$13,712 and 23,712 as accounts payable to Anhui Ao De Xin Modular Construction Technology Co., Ltd.;
(f)	$325,000 and 350,000 as deferred compensation pursuant to respective employment agreements

NOTE 9. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of income tax expense for the three months ended March 31, 2018 and 2017 are as follows

	For the Three Month Ended
	March 31, 2018	March 31, 2017
Current tax expense	$4,531	$2,215
Deferred tax expense	-	-
Tax expense (benefit)	$4,531	$2,215

The Company had $14,868 and $10,337 of income tax liability as of March 31, 2018 and December 31, 2017, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ATI Modular Technology Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ATI Modular Technology Corp. as of December 31, 2017 and 2016, and the related statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2017 and for the six months ended December 31, 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATI Modular Technology Corp. as of December 31, 2017 and 2016, and the results of operations and cash flows for the year ended December 31, 2017 and for the six months ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, The Company is still in development stage and has not created sufficient revenue to cover any operating losses it may incur, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Yichien Yeh, CPA

We have served as the Company’s auditor since 2016.

Oakland Gardens, New York

May 17, 2018

ATI Modular Technology Corp
Balance Sheets

	December 31, 2017	December 31, 2016

Assets
Current assets
Cash and cash equivalents	$159,746	$94,266
Accounts receivable, net - related parties	1,396,202	458,755
Other receivables - related parties	98,424	159,772
Total Current Assets	1,654,372	712,793

Office Equipment Furniture & Fixtures	10,784	6,280

Total Assets	$1,665,156	$719,073

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued expenses	$40,411	$209,699
Deferred Revenue	1,254,387	324,387
Income tax payable	10,337	—
Total Current Liabilities	1,305,135	534,086

Total Liabilities	1,305,135	534,086

Commitments and Contingencies

Stockholders' Equity

Common stock,$0.001 par value, 500,000,000 shares authorized; 126,740,708 and 126,733,337 shares issued and outstanding	126,741	126,733
Common stock subscribed	1,000	982
Additional paid in capital	897,340	833,363
Deferred compensation	(350,000)	(450,000)
Receivable for issuance of stock	(206,980)	(167,000)
Retained Earnings	(108,080)	(159,091)
Total stockholders' equity	360,021	184,987
Total liabilities and stockholders' equity	$1,665,156	$719,073

See Notes to Financial Statements

ATI Modular Technology Corp
Statements of Operations

	Year Ended December 31	Six Months Ended December 31	Years Ended June 30
	2017	2016	2016	2015

Revenues - related parties	$500,000	$250,000	$125,000	$—
Cost of revenues - related parties	—	—	—	—
Gross profit	500,000	250,000	125,000	—

Operating expenses
General and administrative	438,654	352,510	132,552	3,859

Net income (loss) from operation	61,346	(102,510)	(7,552)	(3,859)

Other Income	1	—	3,859	—

Net income (loss) from operation before taxes	61,348	(102,510)	(3,693)	(3,859)

Provision for income taxes	10,337	—	—	—

Net income (loss)	$51,011	$(102,510)	$(3,693)	$(3,859)

Earnings (Loss) per common share-basic and diluted	$0.00	$0.00	$0.00	$0.00

Weighted average number of common shares outstanding basic and diluted	126,740,090	116,204,874	16,075,716	16,075,716

See Notes to Financial Statements

ATI Modular Technology Corp
Statements of Changes in Stockholders' Equity

	Common Stock		Common Stock	Additional Paid-In	Deferred	Receivable for Issuance	Retained
	Shares	Amount	Subscribed	Capital	Compensation	of Stock	Earnings	Total

Balance, June 30, 2014	16,075,716	$16,076	$—	$32,953	$—	$—	$(49,029)	$—

Net loss for the year ended June 30, 2015	—	—	—	—	—	—	(3,859)	(3,859)

Balance, June 30, 2015	16,075,716	$16,076	$—	$32,953	$—	$—	$(52,888)	$(3,859)

Shares issued for services	100,000,000	100,000	—	—	—	—	—	100,000

Net loss for the year ended June 30, 2016	—	—	—	—	—	—	(3,693)	(3,693)

Balance, June 30, 2016	116,075,716	$116,076	$—	$32,953	$—	$—	$(56,581)	$92,448

Shares issued for proceeds	657,621	657	982	310,410	—	(167,000)	—	145,049

Shares issued for services	10,000,000	10,000		490,000	(500,000)	—	—	—

Amortization of Deferred Compensation	—	—	—	—	50,000	—	—	50,000

Net loss for the six months ended December 31, 2016	—	—	—	—	—	—	(102,510)	(102,510)

Balance, December 31, 2016	126,733,337	$126,733	$982	$833,363	$(450,000)	$(167,000)	$(159,091)	$184,987

Shares issued for proceeds	7,371	8	18	63,977	—	(39,980)	—	24,023

Amortization of Deferred Compensation	—	—	—	—	100,000	—	—	100,000

Net income for the year ended December 31, 2017	—	—	—	—	—	—	51,011	51,011

	126,740,708	126,741	1,000	897,340	(350,000)	(206,980)	(108,080)	360,021

See Notes to Financial Statements

ATI Modular Technology Corp
Statements of Cash Flows

	Year Ended	Six Months Ended	Years Ended
	December 31	December 31	June 30
	2017	2016	2016	2015

Operating Activities
Net income (loss) of the period	$51,011	$(102,510)	$(3,693)	$(3,859)
Adjustments to reconcile net loss from operations
Bad debt expense	65,435	17,895	6,250	—
Depreciation	1,893	416	—	—
Shares issued for services	—	—	100,000	—
Amortization on deferred compensation	100,000	50,000	—	—
Changes in Operating Assets and Liabilities
Accounts receivable	(1,002,882)	(357,900)	(125,000)	—
Other receivables	61,348	(159,772)	—	—
Advances to officers	—	19,241	(19,241)	—
Accounts payable and accrued expenses	(169,288)	190,000	15,840	3,859
Deposit from customers	—	(30,000)	30,000	—
Deferred revenue	930,000	324,387	—	—
Income tax payable	10,337	—	—	—
Net cash provided by (used in) operating activities	47,854	(48,243)	4,156	—

Investing Activities
Purchase of fixed assets	(6,397)	(2,540)	—	—
Net cash used in investing activities	(6,397)	(2,540)	—	—

Financing Activities
Proceeds from issuance of stock	24,023	145,049	—	—
Net cash provided by financing activities	24,023	145,049	—	—

Net increase (decrease) in cash and equivalents	65,480	94,266	4,156	—

Cash and equivalents at beginning of the period	94,266	—	—	—
Cash and equivalents at end of the period	$159,746	$94,266	$4,156	$—

Supplemental cash flow information:
Interest paid	$—	$—	$—	$—
Income taxes paid	$—	$—	$—	$—

See Notes to Financial Statements

ATI MODULAR TECHNOLOGY CORP
Notes to Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

ATI Modular Technology Corp., defined above and herein as the “Company” formerly Global Recycle Energy, Inc., was incorporated under the laws of the State of Nevada on March 7, 2008. The Company is engaged in the development and the exporting of modular energy efficient technology and processes that allow government and private enterprises in China to use US-based methods for creating modular spaces, facilities, and properties. As with any business plan that is aspirational in nature, there is no assurance we will be able to accomplish all our objective or that we will be able to meet our financing needs to accomplish our objectives.

The Company is an operating company engaged in the development and the exporting of modular energy efficient and smart technology and processes that allow government and private enterprises in China and elsewhere to use US-based methods for creating modular spaces, facilities, and properties. The Company is in the business of all aspects of modular and smart construction, including but not limited to, (a) the furtherance of modular and smart construction technology, education, development and production in developed and undeveloped countries, (b) acquisition and/or installation of construction equipment, materials, furnishings, hardware, insulation, flooring, roofing, wiring, plumbing, heating and air conditioning, and landscaping, and (c) other businesses directly or tangentially related to these lines of services, including assisting businesses and entrepreneurs in securing naming, licensing or promotional rights, driving internet and media traffic, increasing visibility of product and name recognition, and other services.

Our principal executive offices are located at 4700 Homewood Court, Suite 100 in Raleigh, North Carolina. We are registered as a foreign business entity in the State of North Carolina. We lease the office space from Yilaime Corporation, a Nevada corporation doing business in North Carolina, and a related party to the Company, as set forth below. Our physical location for our operations in China along with a manufacturing facility is Anhui Province Jiangnan Industrial Concentration Zone New Energy Industry Park A1, A2, A5 Plant Chizhou City, Anhui Province, China. The Company has registering its wholly owned subsidiary Anhui Ao De Xin Modular Building Technology Co. Ltd. in Jiangnan Industry Zone, Chizhou, China.

The Company entered an Investment and Cooperation Agreement with the Jiangnan Industry Zone in Anhui Province, China dated September 8, 2016 (the “Jiangnan Cooperation Agreement”). On December 28, 2016, the Company entered the definitive agreement, American ATI Modular Technology Company Project Investment Agreement (the “Investment Agreement”) with the Administrative Committee, Jiangnan Industry Zone in Anhui Province. The Investment Agreement superseded the Jiangnan Cooperation Agreement. Under the Investment Agreement, the Administrative Committee of Jiangnan Industrial Concentration Zone of Anhui Province (hereinafter, “Jiangnan”) and the Company have agreed to the construction of the Company’s green, modular building and related technology under the project name “Modular Plant Production Base.”

Under the Investment Agreement, the Company has agreed to manufacture and install modular buildings, and provide research into the development of green building module manufacturing using US based technology. The Company has agreed to provide appropriate technology and intelligent systems in providing modular building lifecycle services. In addition, to modular and smart technology, the Company and Jiangnan has agreed to establish: 1) a modular development institute research and training center; 2) an entrepreneurial incubator; 3) an engineering technology research center; 4) an industrial design center; 5) a post-doctoral workstations and engineering laboratories; and 6) an international student intern summer work program. Where possible the Company’s aim is to increase US exports by using American based technology, equipment and services. (Strategy).

The Company presented to Anhui Project to United States Ex-Im Bank, which provided a Letter of Interest in providing support for the Project. Additionally, pursuant to its agreement with Chizhou government, Chizhou preliminarily agreed to provide support for EX-IM funding either by a guarantee or local bank support. Although no loan application has been submitted management is under the impression that subject to meeting Ex-Im Bank’s standard underwriting requirements, there is a possibility of loans, and other funding including working capital and insurance. Going forward, we plan on working with Ex-Im to seek insurance and funding for the Chizhou operations. There is no assurance that funding and or insurance will be obtained.

The Company entered the Modular Services Agreement with AmericaTowne, a related party and the majority and controlling shareholder of the Company, to support AmericaTowne’s obligations under the Shexian Agreement in designing, installing and manufacturing American modular technology for use in all government and private buildings throughout Shexian County, and elsewhere in China. The terms and conditions of the Modular Services Agreement with AmericaTowne and the Shexian Agreement are set forth above.

Also, the Company has entered the Yongan and Shexian Agreements to pursue the development of business opportunities involving modular technology and investments, and business development. While we plan to have robust operations in the United States and international locations, we expect the bulk of our operations and revenue will come from China.

China's economy and its government impact our revenues and operations. While the Company has an agreement in place with the government of Jiangnan as well as the approval by government officials in Shexian and Yongan China to operate facilities there is no assurance that we will operate the facilities successfully. Additionally, the Company will need government approval in other locations in China to operate other aspects of our business plan. There is no assurance that we will be successful in obtaining approvals from government entities in other locations to operate other aspects of our business plan. Finally, Mr. Perkins, as a control person of each entity – AmericaTowne and the Company, might elect to forego certain obligations of AmericaTowne under other Corporative Agreements currently in place or not enter more definitive agreements with Governments in China and elsewhere, which in turn, could impact the Company’s ability to meet its business plan set forth herein.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP”).

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Financial Instruments

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, interest payable and short-term notes payable approximate fair value because of the immediate or short term maturity of these financial instruments.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts' receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Our bad debt policy is determined by the Company's periodic review of each account receivable for reasonable assurance of collection. Factors considered are the customer's financial condition, past payment history if any, any conversations with the customer about the customer's financial conditions and any other extenuating circumstances. Based upon the above factors the Company makes a determination whether the receivable are reasonable.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Property, Plant, and Equipment

Property, plant and equipment are initially recognized recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Office equipment	3-5 years

For the years ended December 31 2017 and for the six months ended December 31, 2016 depreciation expense is $1,893 and $416, respectively

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company was established under the laws of the State of Nevada and is subject to U.S. federal income tax and Nevada state income tax, if any. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Earnings per Share

In February 1997, the FASB issued ASC 260, "Earnings per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective (inception).

Basic earnings or net loss per share amounts are computed by dividing the net income or loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

At December 31, 2017 and 2016, no potentially dilutive shares were outstanding.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Revenue Recognition

The Company's revenue recognition policies comply with FASB ASC Topic 605. The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all the following criteria are met: (i) persuasive evidence of an arrangement exists,

(ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

There were no sales returns and allowances from inception to December 31, 2017.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company is still in development stage and has not created sufficient revenue to cover any operating losses it may incur. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through our business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue producing contracts. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4. ACCOUNT RECEIVABLES – RELATED PARTIES

The nature of the accounts receivable for December 31, 2017 in the amount of $1,469,686 are for modular construction and technology services and utilization of anticipated modular construction technology by ATI pursuant to the Modular Construction & Technology Services Agreement between ATI and the Company dated June 28, 2016 (hereinafter, the “ATI Services Agreement”) and for the Sales and Support Services Agreement with Yilaime on June 27, 2016 (the “Yilaime Services Agreement”). On December 31, 2017, the Company's allowance for bad debt is $73,484 which provides a net receivable balance of $1,396,202.

Accounts receivable consist of the following:

	Dec 31, 2017	Dec 31, 2016
Accounts receivable- related parties	1,469,686	482,900

Less: Allowance for doubtful accounts	(73,484)	(24,145)

Accounts receivable, net	$1,396,202	$458,755

Bad debt expense was $65,435 and $17,895 for the year ended December 31, 2017 and for the six months ended December 31, 2016, respectively.

NOTE 5. DEFERRED REVENUE

The Company receives $250,000 quarterly fee from Yilaime for Sales and Support Services Agreement. In accordance with ASC 605-50-45, the Company defers and recognizes as a reduction to the future costs for quarterly fee. For the year December 31, 2017, $1,000,000 fee from exclusive agreement incurred; $1,254,387 is booked deferred revenue as current liability on December 31, 2017 and $70,000 went against cost charged by Yilaime.

NOTE 6. SHAREHOLDER'S EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2017 and 2016:

Common stock, $ 0.001 par value: 500,000,000 shares authorized; 126,740,708 and 126,733,337 shares issued and outstanding as of December 31, 2017 and 2016, respectively;

Preferred stock, none: 0 shares authorized; but not issued and outstanding.

NOTE 7. STOCK BASED COMPENSATION

The Company entered into an employment lock-up agreement on July 1, 2016 with Alton Perkins to serve as the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary. The term of Mr. Perkins' agreement is five years with the Company retaining an option to extend in one-year periods. In consideration for Mr. Perkins' services, the Company has agreed to issue to his designee, the Alton & Xiang Mei Lin Perkins Family Trust, 10,000,000 shares of common stock. The Company may elect in the future to include money compensation to Mr. Perkins or his designee for his services provided there is sufficient cash flow.

For the year ended December 31, 2017, $100,000 of stock compensation was charged to operating expenses and $350,000 was recorded as deferred compensation on December 31, 2017.

NOTE 8. RELATED PARTIES TRANSACTIONS

The Company intends on relying on other businesses controlled by our sole director and officer, and beneficial owner of the majority shares of common stock in the Company – Alton Perkins, in implementing its business plan.

Mr. Perkins is the control person of Yilaime Corporation, AmericaTowne and AXP Holding Corporation. At this time, the purpose of the Company is to service the construction and related technology needs of AmericaTowne under AmericaTowne’s agreements with the Shexian County Investment Promotion Bureau in developing an AmericaTowne community in the Hanwang mountains in Shexian, China. The Company also intends on supporting these services in other AmericaTowne ventures at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency in developing an AmericaTowne Community and an International School in Longyan County China.

The related export services rendered to the Company in the implementation of its business plan cannot be provided by AmericaTowne or through the AmericaTowne relationship. In order to avoid conflicts of interest, Mr. Perkins is of the opinion that there must be a separate and distinct agreement between, in this case, the Company and AXP Holding Corporation. Furthermore, although other similar IC-DISC entities exist, the Company is able to obtain better terms and conditions from AXP Holding Corporation in light of Mr. Perkins’ control of AXP Holding Corporation.

AmericaTowne’s Board of Directors determined that operating and controlling a separate but related entity focused on the development and the exporting of modular energy efficient technology and processes for government and private enterprises in China would be more prudent from a risk mitigation and operational standpoint than providing these services under the AmericaTowne business plan. Furthermore, the intent of the Company is to expand its services and relationships to other similar endeavors in projects not related to AmericaTowne, thus the need to maintain and operate a separate entity.

Cooperative Agreement (Shexian County Government, China)

The Company’s majority and controlling shareholder – AmericaTowne, is a party under the Cooperative Agreement with the Shexian County Investment Promotion Bureau (the “Shexian Agreement”). Under the Shexian Agreement, AmericaTowne and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains. Although not definitive at this time, the parties have agreed that, in consideration for AmericaTowne’s investment of approximately $30,000,000 into the development, plus any additional tax paid to the local government, where applicable, the Shexian County Bureau will dedicate local resources, including land (which AmericaTowne would be required to obtain rights through local bid invitation), and participation with AmericaTowne in an agreed upon equity split through a future definitive agreement.

The Company will be providing construction and technology services to AmericaTowne in facilitating AmericaTowne’s obligations under the Shexian Agreement. The Company’s ability to generate revenue under its agreement with AmericaTowne could be impaired in the event AmericaTowne is not able to meet its obligations under the Shexian Agreement. Furthermore, Mr. Perkins, as a control person of each entity, might elect to forego certain obligations of AmericaTowne under the Shexian Agreement or not enter into a more definitive agreement with the Shexian County Bureau, which in turn, could impact the Company’s ability to meet its business plan set forth herein.

Sales and Support Services Agreement (Yilaime Corporation)

On June 27, 2016, we entered into a Sales and Support Services Agreement with Yilaime Corporation, a Nevada corporation (“Yilaime”). Yilaime is controlled by Alton Perkins, who is our sole director and officer. Yilaime, and another related-party – Yilaime Corporation of NC, Inc. (“Yilaime NC”), are the holders of the majority of issued and outstanding shares of common stock in AmericaTowne, Inc. (“ATI”), a Delaware corporation and fully-reporting company with the United States Securities and Exchange Commission (the “SEC”). Mr. Perkins is also the Trustee of the Alton & Xiang Mei Lin Perkins Family Trust (“Perkins Trust”) and the AXP Nevada Asset Protection Trust 1 (“AXP”), which holds 5,100,367 and 120,000 shares, respectively, of the issued and outstanding common stock in ATI. Mr. Perkins is the beneficial owner of 20,674,484 shares of ATI, which equals 90.11% of issued and outstanding shares. Mr. Perkins is the beneficial owner of the majority and controlling interest in the Company through his direct holdings, and beneficial holdings through Yilaime, AXP and the Perkins Trust. ATI, Perkins Trust and Mr. Perkins beneficially own 110,117,593 shares, or 86%, of the Company’s common stock.

Under the Services Agreement, Yilaime will provide the Company with marketing, sales and support services in the Company’s pursuit of ATI Modular business in China in consideration of a commission equal to 10% of the gross amount of monies procured for the Company through Yilaime’s services. In consideration of the right to receive this commission, Yilaime has agreed to pay the Company a quarterly fee of $250,000 starting on July 1, 2016. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. Yilaime retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

Yilaime is obligated to provide support services only in a manner that is deemed commercially acceptable by Yilaime and Yilaime has the sole right to determine the means, manner and method by which services will be provided and at the time and location of its choosing. Furthermore, as the control person of Yilaime, Mr. Perkins might make decisions he deems are in the best interests of Yilaime, which might be to the detriment of the goals and objectives of the Company.

Modular Construction & Technology Services Agreement (AmericaTowne)

On June 28, 2016, we entered into a Modular Construction & Technology Services Agreement (the “Modular Services Agreement”) with AmericaTowne Inc. (“ATI”), a Delaware corporation and fully-reporting company with the United States Securities and Exchange Commission (the “SEC”). The impetus behind the Modular Services Agreement was the Company’s Cooperative Agreement with the Shexian County Government, China. Under the Cooperative Agreement, ATI and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains, Shexian, China. In addition, ATI, at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency plan to pursue the development of an AmericaTowne Community and an International School in Longyan County China.

Under the Modular Services Agreement, ATI Modular shall provide the research, development, training and modular technology in a manner deemed commercially acceptable by ATI based on its commercially reasonable requirements, plans and specifications, which shall be agreed upon in advance of any substantial and material construction. ATI will pay the Company a quarterly fee of $125,000 per quarter. The initial fee was paid upon signing the Modular Services Agreement. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. ATI retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to the Company by March 10, 2019. Yilaime has agreed to be the Company’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

Interest Charge – Domestic International Sales Agreement (AXP Holding Corporation)

On June 29, 2016, we entered into an IC-DISC Service Provider Agreement with AXP Holding Corporation, a Nevada corporation (“AXP Holding”) and related party to the Company through Mr. Perkins control of AXP Holding. AXP Holding is an Interest Charge - Domestic International Sales Corporation, or “IC-DISC”. AXP IC-DISC tax-exempt status was authorized and approved by the United States Department of the Treasury, Internal Revenue Service. As an IC-DISC, AXP Holding may, under certain conditions, act as a sister corporation to entities and provide services to assist a company in obtaining lower tax rates on export income. In addition to the export tax savings provided by AXP, AXP can provide an additional array of services including promoting the Company’s export activities, purchasing receivables from the Company at a discount through a factoring relationship, and providing the Company with working capital loans.

The term under the IC-DISC Service Provider Agreement is set to expire on December 6, 2019, absent early termination for breach thereof by either party. AXP retains the right to extend the term, exercising its sole discretion, to December 6, 2024 by providing written notice to the Company by November 6, 2019. AXP has agreed to a non-compete and non-circumvent in providing the services under the IC-DISC Service Provider Agreement.

The Company has agreed to pay AXP a commission fee up to the greater of 50% of the Company’s export net income or 4% of the Company’s export gross receipts. The Company will determine the exact amount and the method of payment of the commission fee. The commission fee shall be paid at the option of the Company periodically throughout the year, but no later than December 31 on annual basis. If there is no commission fee due to no export sales, the Company will pay AXP an export service fee of $50,000. The export service fee, if any, is due on or before December 31 on an annual basis.

In addition, for referring businesses from the Company’s “Export Platform” or “Community,” AXP agrees to pay the Company 25% of each “Sales Export Service Fee” charged and received as an “IC-DISC Commission” from each Exporter or Licensee resulting from participating in the Export Platform or Community. This fee is called a “Group Export Consulting Fee” in the IC-DISC Service Provider Agreement, and is due no later than fifteen business days after receipt from the Exporter or Licensee, but no later than December 31 on an annual basis. For illustrative purposes, if AXP receives and or charges an Exporter 50% of its net export sales as a commission, and that value is $100,000, AXP would owe the Company 25%, or $25,000. Furthermore, during the term, the Company shall pay AXP a flat fee of $5,000 per transaction for purchasing receivables from the Company, plus an interest rate for such factoring at the prime rate plus one-percent.

The Company recognizes and confirms the requirements in ACS 850- 10-50-6 to disclose all related party transactions between the Company and related party transactions and or relationships.

The Company also leases office space from Yilaime for $2,500/month.

Pursuant to ASC 850-10-50-6, the Company makes the following transaction disclosures:

For Statement of Operations for the year ended December 31, 2017 and for the six months ended December 31, 2016:

(a)	$500,000 and $250,000 in revenues for ATI Services Agreements with the Company;

(b)	$30,000 and $15,000 for general and administrative expenses for rent expenses the Company paid to Yilaime towards its lease agreement;

(c)	$61,348 and $0 of compensation expense for AXP Holding Corp charges for DISC.

(d)	$100,000 and $50,000 for general and administrative operating expenses recorded as stock compensation for respective employment agreements;

(e)	$3,477 and $3,334 for general and administrative expenses for commissions and fees

For Balance Sheets on December 31, 2017 and 2016:

(a)	$349,642 and $60,088 net account receivables ATI owes to the Company;

(b)	$1,046,560 and $398,668 net account receivables Yilaime owes to the Company;

(c)	$98,424 and $159,772 prepayments to AXP Holding Corp;

(d)	$1,254,387 and $324,387 deferred revenue-Yilaime;

(e)	$23,712 and 198,000 as accounts payable to Anhui Ao De Xin Modular Construction Technology Co., Ltd.;

(f)	$350,000 and 450,000 as deferred compensation pursuant to respective employment agreements.

NOTE 9. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of income tax expense for the year ended December 31, 2017 and for the six months ended December 31, 2016 are as follows

	Year Ended	Six Months Ended
	December 31, 2017	December 31, 2016
Current tax expense	$10,337	$—
Deferred tax expense	—	—
Tax expense (benefit)	$10,337	$—

The Company had $10,337 and $0 of income tax liability as of December 31, 2017 and 2016, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is at December 31, 2017 and 2016 as follows:

	December 31, 2017	December 31, 2016

Deferred tax assets:
Net operating losses	$—	$34,853

Total deferred tax assets	—	34,853
Less: valuation allowance	—	(34,853)
Deferred tax assets, net	$—	$—

Reconciliation of Effective Income Tax Rate
	Year Ended December 31, 2017	Six Months Ended December 31, 2016

Statutory U.S. tax rate	16.85%	34.00%
Less: valuation allowance	—	(34.00%)
Effective income tax rate	16.85%	0%

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

The Company is in the early stages of its operations, and many of its plans and objectives are aspirational in nature, and thus might never come to fruition. At this time, the Company plans to retain engineering and architectural firms based in the United States who have extensive experience in developing modular structures in the United States, China and other foreign locations based on market demand, which has not been thoroughly researched to date. The Company has been focused on obtaining quotes, negotiating formal engagements and researching all aspects of the modular construction industry. While the infrastructure is still in the developmental stage, the Company is confident that it has the experience, or access to those with experience, in the modular construction field.

The Company plans on engaging in onsite placement and delivery of modular structures. Mr. Perkins has extensive experience in operating business in China. One of the reasons that Mr. Perkins was sought out and invited to participate in developing the modular industry in China is that he was the co-chairman of a construction company in China - Yilaime Foreign Partnership in Henghsui China. His experience with Yilaime Foreign Partnership allows ATI Modular to call on local companies in China as well as modular companies and experts in the United States to help provide on-site services. Yilaime Foreign Partnership is not a related party to the Company, ATI, Yilaime or AXP.

In addition, the Company recently joined the Modular Building Institute in Charlottesville, Virginia. In September of 2016, Mr. Perkins attended the Institute’s annual exposition in order to line up available suppliers, and experts in the modular construction field.

We intend on offering support services in all phases of modular construction. Our approach will be to focus on exporting United States based technology, services and equipment, and general know-how. Exporters in our related company, AmericaTowne, are experienced in the modular field and we plan on allowing those experienced exporters to participate in various levels of our program.

The Company currently does not have a principal supplier of raw materials. The Company has identified potential sources of raw materials in the United States through its membership in the Modular Building Institute. One of our primary challenges will be pricing the source of raw materials and delivery to China. We are also looking to potential raw material sources in China.

To operate within China, the Company requires approval of government officials in China. In both cases where the Company has signed Cooperative Agreements (and in the case of the Shexian Agreement), and at the invitation of the local government, we have the approval to register and conduct business.

Fiscal Year

Our fiscal year ends December 31.

Results of Operations for the Three Months Ended March 31, 2018 and 2017

Our operating results for the three months ended March 31, 2018 and 2017 are summarized as follows:

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue	$125,000	$125,000
Cost of Revenues	$—	$—
Operating Expenses	$94,796	$110,235

Net Income	$25,673	$12,550

Revenues

For the three months ended March 31, 2018, the Company generated revenue of $125,000. The Company's revenues came from related parties for services rendered for the service rights agreement with AmericaTowne. We can make no assurances that we will find commercial success in any of our revenue producing contracts. Our revenues, thus far, rely entirely on related parties. We are a new company and thus have very limited experience in sales expectations and forecasting. We also have not fully discovered any seasonality to our business as we began operations in the fourth quarter of 2016.

Operating Expenses

Our expenses for the first three months ended March 31, 2018 and 2017 are outlined in the table below:

	Three Months Ended
	March 31, 2018	March 31, 2017
General and Administrative	$94,796	$110,235

Total Operating Expenses	$94,796	$110,235

Our operating expenses are largely attributable to administrative expenses related to our reporting requirements as a public company and implementation of our business plan.

Net Income

As a result of our operations, the Company reported net income before tax obligations of $30,204 for the three months ended March 31, 2018, an increase of $15,439 from the same period one year ago.

Liquidity and Capital Resources

Working Capital

	March 31, 2018	December 31, 2017
Current Assets	$1,945,416	$1,654,372
Current Liabilities	$1,554,666	$1,305,135

Working Capital	$390,750	$349,237

Cash Flow

	Three Months Ended
	March 31, 2018	March 31, 2017
Net Cash Used in Operating Activities	$13,686	$26,362
Net Cash Used in Investing Activities	$—	$861
Nat Cash Provided by Financing Activities	$—	$22,500

Decrease in Cash	$13,686	$4,723

Cash Provided by Operating Activities

We have $13,686 and $26,362 net cash used in operating activities for the three months ended March 31, 2018 and 2017, respectively. The decrease is mainly due to increase in accounts receivable.

Cash Used in Investing Activities

For the three months ended March 31, 2018 and 2017, we spent $nil and $861 on purchasing fixed assets, respectively.

Cash Provided by Financing Activities

We received $22,500 from issuance of stock for the three months ended March 31, 2017. The Company did not issue any stock in the first quarter of the 2018 fiscal year.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition.

We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Revenue Recognition

The Company recognizes revenue at the date of delivery to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. The Company's Revenue Recognition policy is provided in detail at Note 2 of the Financial Statements.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, "Income Taxes." ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The adoption had no effect on the Company's consolidated financial statements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Results of Operations through December 31, 2017

Our operating results are summarized as follows:

	Year Ended	Six Months Ended	Years Ended
	December 31	December 31	June 30
	2017	2016	2016	2015

Revenues	$500,000	$250,000	$125,000	—
Costs of Revenues	—	—	—	—
Gross Profit	$500,000	$250,000	$125,000	—
Operating Expenses	$438,654	$352,510	$132,552	$3,859
Other Income	$1	—	$3,859	—
Provision for Income Taxes	$10,337	—	—	—
Net Income (Loss)	$51,055	($102,510)	($3,693)	($3,859)

Revenues

Pursuant to the Company’s Service Agreements, AmericaTowne and Yilaime paid the Company $500,000 in fiscal year 2017. In 2017 the Company had paid an Operating Expenses of $438,654. The Operation Expenses primarily stem from implementing the Company’s business plan, including legal and professional fees associated with the Company’s filing requirements under the Securities Act and Securities and Exchange Act and the merger between AmericaTowne and the Company.

We can make no assurances that we will find commercial success in any of our revenue producing contracts. We are a new company and thus have very limited experience in sales expectations and forecasting. We also have not fully discovered any seasonality to our business as we began operations in the first quarter of 2017.

Operating Expenses

Our expenses for the period through December 31, 2017 are outlined in the table below:

	Year Ended	Six Months Ended	Years Ended
	December 31	December 31	June 30
	2017	2016	2016	2015

Operating Expenses
General Administrative	$438,654	$352,510	$132,552	$3,859
Total Operating Expenses	$438,654	$352,510	$132,552	$3,859

Our operating expenses are largely attributable to office, rent and professional fees related to our reporting requirements as a public company and implementation of our business plan. In 2017, our operating expenses were $438,654, compared to $352,510 in the six months ending December 31, 2016, $132,553 in the year end June 30, 2016, and $3,859 in the year end June 30, 2015.

Net Income

As a result of our operations, for 2017, the Company reported net income after provision for income tax of $51,055. In the six months ending December 31, 2016, our net loss was $102,510. The increase is due to further implementing our business plan. In the fiscal years ending June 30, 2016 and 2015, we reported losses of $3,693 and $3,859, respectively.

Liquidity and Capital Resources

Working Capital

	December 31, 2017	December 31, 2016
Current Assets	$1,654,372	$712,793
Current Liabilities	$1,305,135	$534,086
Working Capital	$349,237	$178,707

We have working capital of $349,237 on December 31, 2017. Compared to December 31, 2016, working capital of $178,707. The increase is due to effectively implementing our initial business plans.

Cash Flow

	December 31, 2017	December 31, 2016
Net cash provided by (used in) operating activities	$47,854	($48,243)
Cash provided by (used in) investing activities	($6,397)	($2,540)
Cash provided by financing activities	$24,023	$145,049
Increase (Decrease) in cash	$65,480	$94,266

Cash Provided by Operating Activities

Compared to 2016, increase in cash provided by operating activities in 2017 is mainly due to decrease in accounts receivable.

Cash Used in Investing Activities

We spent $6,397 on fixed assets for 2017 compared to $2,540 in 2016.

Cash Provided by Financing Activities

Compared to 2016, our cash used in financing activities decreased by $121,026. This decrease was due to decrease in proceeds from issuance of common stock.

As of December 31, 2017, the Company had enough cash including receivables to operate its business at the current level for the next twelve months, but insufficient cash to achieve our business goals and initiatives set forth above. To address the cash situation, the Company continues to manage its cash accounts and receivables closely.

To date, we have been able to meet all our account payable obligations within a five to ten-day window. If required, we can extend this window to improve our cash flow position. Additionally, we have a plan to increase sales. There is no assurance that we will be able to maintain this level of operations.

The success of our business plan beyond the next twelve months is contingent upon us growing our business, keeping costs down, increasing revenue and obtaining additional equity and/or debt financing. We intend to fund operations through our pro-active efforts to monitor receivables, and debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do have a commitment from Chizhou government to provide cash infusions and or loan guarantees as we complete our operations in China. Other than Chizhou, we do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There is no assurance that such additional financing will be available to us on acceptable terms, or at all or that our receivable plan will be effective in the future.

Plan of Operation and Cash Requirements

The Company anticipates that its expenses over the next twelve months will be approximately $8,000,000 as described in the table below. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Description	Potential Completion Date	Estimated Expenses $

Initial Plant and Operations Set-up	12 months	2,250,000
Salaries	12 months	1,300,000
Utility expenses	12 months	50,000
Investor relations costs	12 months	50,000
Marketing expenses	12 months	100,000
Professional fees	12 months	150,000
Other administrative expenses	12 months	100,000
Equipment Purchases	12 months	4,000,000

Our other administrative expenses for the year will consist primarily of transfer agent fees, bank and interest charges and general office expenses. The professional fees are related to our regulatory filings throughout the year and include legal, accounting and auditing fees. The equipment purchases and plant set-up are related to the materially definitive agreement with Jiangnan.

Based on our planned expenditures, we will require approximately $8,000,000 to proceed with our business plan over the next twelve months. If we secure less than the full amount of financing that we require, we will not be able to carry out our complete business plan and we will be forced to proceed with a scaled back business plan based on our available financial resources.

We intend to raise the balance of our cash requirements for the next twelve months pursuant to our agreement with Jiangnan by accessing upon request bank loans, bank guarantees and equity funding. Additionally, we may have private placements, shareholder loans or possibly a registered public offering (either self-underwritten or through a broker-dealer). If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time, other than our agreement with Jiangnan we do not have a commitment from any third-party to provide us with financing. There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us.

Even though we plan to raise capital through equity or debt financing, we believe that the latter may not be a viable alternative for funding our operations, as we do not have sufficient tangible assets to secure any such financing. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. At the close of 2017, we are considering financing arrangements for our common stock. However, the arrangements are not final and we cannot provide any assurance that we will be able to raise sufficient funds from the sale of our common stock to finance our operations. In the absence of such financing, we may be forced to abandon our business plan.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any changes in or disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure

Quantitative and Qualitative Disclosures About Market Risk.

As a smaller reporting company, as defined in 17 CFR § 229.10(f)(1), we are not required to provide the information requested by this Item.

INFORMATION ABOUT AMERICATOWNE, INC.

General Description of Business

AmericaTowne aims to increase US export and employment by providing upper and middle-income consumers in China and elsewhere with “Made in the USA” goods and services allowing customers to experience the United States’ culture and lifestyle. In achieving this objective, AmericaTowne focuses on four initiatives:

(1)	The development of a United States International Trade Center in Meishan Ningbo China and elsewhere with employees and/or independent contractors focusing on advancing our initial business objective, which is to be the "go-to" place for all things "Made In The USA."

(2)	The development of upwards of 20 AmericaTowne communities in China with each community consisting of upwards of 50 United States based companies, and upscale hotels, villas, children theme parks, senior care, wellness and educational facilities - all based upon United States culture and lifestyle.

(3)	The development of an internet platform in Chinese to complement (1) and (2), above, focusing on importing "Made In The USA" goods and services to China through internet sales.

(4)	The development of franchise operations in the United States and internationally to support and advance the above-referenced initiatives.

These initiatives are aspirational in nature. AmericaTowne’s intent is to accomplish the majority, if not all, of these initiatives, but there is no assurance of success.

General Discussion

AmericaTowne aims to earn revenues and income, and generate cash, by focusing on the four core business operations and initiatives set forth above. At this point, AmericaTowne revenue is generated from Service Provider, Exporter Service Agreements, and related agreements with companies throughout the United States. AmericaTowne generates revenues and cash by servicing these agreements. It works with exporters carefully and focus on our accounts receivable as part of managing its projected tight liquidity position. Additionally, AmericaTowne works with exporters closely in developing export strategies for the goods and services they planned to export. AmericaTowne has successfully engaged in multiple Export Service Agreements with entities throughout the United States since the Company’s inception.

At present, the bulk of AmericaTowne’s operations take place in its Raleigh, North Carolina office, which acts as a model for plans for our United States Trade Center Operations. AmericaTowne is in the process of outfitting operations in Chizhou, China. Two full-time managers have been hired to operate the facilities located at Chizhou and other locations in China. AmericaTowne is working with the Chizhou Port Authorities to ensure that our operational procedures are in compliance with various import laws.

AmericaTowne’s short-term operational objective is to develop exporter pipeline, grow revenues and increase operations and facilities in the United States, Africa and Europe while bringing the facility online in Chizhou, China. AmericaTowne’s focus currently is on enhancing an exporter base, including working with state export agencies to identify exporters as well as sources of goods and services made in the United States that are in demand in China. Along with increasing its United States operations, AmericaTowne aims to expand additional key staff in the United States and China that can help implement its plan.

To achieve its long-term objectives, AmericaTowne intends on shifting its revenue stream from a United Stated-based to a China-based stream by fully operating all planned activities at the planned Chizhou trade center, and activities within our AmericaTowne complexes and Chinese-based internet sites. Each of AmericaTowne’s four core initiatives presents challenges, risks, and opportunities.

AmericaTowne sees positive trends in the export area. Additionally, AmericaTowne plans to pursue opportunities in export not often thought of as an "exported commodity. Along with AmericaTowne’s planned core “AmericaTowne communities,” trade centers in the United States and China, and Internet operations, AmericaTowne plans on pursuing opportunities that are traditionally not thought of as an export commodity.

AmericaTowne’s Investment in ATI Nationwide Holding Corp.

On July 5, 2016, AmericaTowne entered into a Master Joint Venture and Operational Agreement (the “Joint Venture Agreement”) with Nationwide Microfinance Limited, a Ghanaian corporation (“Nationwide”). Under the terms of the Joint Venture Agreement, the parties agreed combine efforts, resources and established relationship in furthering the operational and financial development of a Savings and Loan company operating under the laws of Ghana, and potentially related services, in the United States and Ghana through a publicly reporting and trading entity in the United States. Nationwide has represented that it currently operates a Tier 2 microfinance company providing retail and commercial financial products and services in Ghana pursuant to a valid license in good standing issued by the Ghana Banking Authority.

The intent, at this time, is that AmericaTowne will be issued 51% of the voting shares in the joint venture entity; however, as set forth in more detail in the Joint Venture Agreement, AmericaTowne will not be involved in financing, insurance, securities or other investment company or banking matters. Rather, a subcommittee to the Board of Directors called the “Ghana Committee” will operate under the sole direction of the Accountable Manager of Nationwide, and will be responsible for the day-to-day operations in Ghana, and the operational recommendations to the Board of Directors, and to the Operations and Ethics Committee (another subcommittee as set forth in the Joint Venture Agreement) related to any and all aspects of Nationwide’s financial services business, including but not limited to, (i) final decisions concerning day-to-day operations of the savings and loans programs, (ii) determination of personnel employed in support of savings and loan service operations including the managing director, human resources, customers, operations, sales and marketing, quality assurance, and accounting and payroll, and (iii) any other commercially necessary and reasonable services benefiting Nationwide and the joint venture business combination entity. The Ghana Committee will report directly to the Board of Directors, and the officers of the joint venture business combination entity shall implement the directives of the Ghana Committee.

On October 3, 2016 AmericaTowne entered into two Stock Purchase Agreements with sellers Carson Holdings, LLC, and Joseph C. Passalaqua in furtherance of the Joint Venture Agreement. Pursuant to the Stock Purchase Agreements, the Company acquired 65,000,000 shares of common stock in EXA, Inc., a Florida corporation, traded on the OTC Pink Sheets under the symbol EXAI. The Stock Purchase Agreements were privately negotiated between the parties without facilitation through brokers or promotors, or third-parties, except legal counsel, and were approved by the Company’s Board of Directors as being in the best interests of the Company. As a result of the Stock Purchase Agreements, AmericaTowne became the controlling and majority shareholder in EXA, Inc.

AmericaTowne owns 65,000,000 of the 99,175,486 issued and outstanding shares of EXA, Inc. The shares under the Stock Purchase Agreement were purchased for $175,000, and the source of funds was working capital from AmericaTowne. AmericaTowne purchased the shares with the intent to hold in its personal account on a restricted basis absent registration or qualification under an exemption to registration.

Following the acquisition of EXA, Inc., AmericaTowne filed Amended Articles of Incorporation, changing EXA, Inc.’s name to ATI Nationwide Holding Corp. (“ATI Nationwide”). AmericaTowne has since filed ATI Nationwide’s corporate action, which was approved in fiscal year 2017, effectively changing the name of the corporation to ATI Nationwide Holding Corp., as well as the trading symbol to “ATIN.” ATI Nationwide’s Form 10 information has been filed with the Securities and Exchange Commission. As a result of the Plan of Merger discussed herein, ATI Nationwide will become a subsidiary of ATI Modular.

Business Developments in Fiscal Year 2017

Trade Center Agreements and Exporter Service Agreements

The Company has entered into a series of International Trade Center Service Provider Agreements (the “Trade Center Agreements”, or singularly, the “Trade Center Agreement”). As disclosed in prior filings, the general purpose behind the Trade Center Agreements is for the specific “Service Provider,” defined under the Trade Center Agreement, to support the operations of the Company’s programs in a specific geographical area. As a Service Provider, the party represents to the Company that the individual or his related entity has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are referred to in similar and previously disclosed agreements as “Support Services.” Trade Center Agreements are for both International services (International Trade Center Agreements) and services based in the United States (U.S. Trade Center Agreements). The US Trade Service Agreements provide for the same, or similar, “Support Services” as the Trade Center Agreement in foreign jurisdictions, but the joint venture’s hub of operations is in the United States.

In consideration for the Service Provider entering into the Trade Center Agreement, the parties agree to form a joint venture limited liability company (or similarly structured entity upon consent of the parties) in which the Service Provider would be issued a specific percentage of equity and would deploy its resources in furtherance of an AmericaTowne community in a given geographical area. Each party has agreed to a mutual compensation schedule, which is incorporated into the Trade Center Agreements resulting in a fully integrated and materially definitive agreement. The reader is directed to the exhibits for the full copy of the Trade Center Agreements executed by the Company.

The Company also enters into Exporter Service Agreements. Under the Exporter Services Agreements, the Company represents to the customer that it is in the process of preparing the AmericaTowne Platform. This platform will consist of exhibition, showroom and display facilities, support office(s) and staff located in the United States and China, and the platform will provide a buyer’s network, and online websites either directly owned by AmericaTowne or in a partnership with third-parties in order to support the exhibition center, showroom and network to market imported goods and services to consumers in China. The AmericaTowne Platform will provide the customer with access to and participation in a program whereby the Company will exercise its experience, expertise and training in assessing the customer’s market acceptance and demand of the customer’s products or services in China (and perhaps other locales depending on the Company’s findings). In short, the Company is focused on increasing USA exports to China and elsewhere.

 In 2017, the Company entered into a total of twenty-three (23) Trade Center Agreements and three (3) Export Service Agreements. If all twenty-six contracts are performed without breach, the Company stands to earn a total of $2,173,500 in revenue over the lifetime of these agreements. Each individual agreement is discussed in detail below. The Company notes that, while this revenue is projected, it is not certain as there are risks associated with these contracts, including non-performance by the service providers. Details regarding these agreements can be found in AmericaTowne’s Annual Report on Form 10-K for the fiscal year 2017, hereby incorporated by reference.

Description of Property

AmericaTowne’s principal executive offices are located at 4700 Homewood Court, Suite 100 in Raleigh, North Carolina. AmericaTowne also leases office space from Yilaime Corporation, a Nevada corporation doing business in North Carolina. Yilaime is a related party to the Company and AmericaTowne.

Legal Proceedings

There are not presently any material pending legal proceedings to which AmericaTowne is a party or as to which any of its property is subject, and no such proceedings are known to AmericaTowne to be threatened or contemplated against it.

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters.

Authorized Capital Stock

AmericaTowne has 100,000,000 shares of authorized Common Stock, par value $.0001 per share, of which there are 197,646,468 shares issued and outstanding. AmericaTowne has 5,000,000 shares of Preferred Stock, par value $.0001 per share, of which none have been designated or issued. AmericaTowne’s common stock is not traded on a public market, though it is registered with the Securities and Exchange Commission.

Holders of shares of AmericaTowne’s common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by AmericaTowne’s Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of AmericaTowne, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the AmericaTowne’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

AmericaTowne has not paid any dividends on its common stock and does not presently intend to pay cash dividends. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of AmericaTowne’s then existing board of directors. It is the present intention of AmericaTowne’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

In 2017, the Company entered into Employment Agreements with four (3) employees. Three of these employees were issued shares of restricted common stock in lieu of compensation in 2017. These employees are as follows:

Name	Position	Date of Employment Agreement	Stock Issuance
Andre Chaslin	Executive Vice President for Export & Europe Operations	October 18, 2017	120,000 shares of restricted common stock
Brian Eberhart	Vice President for Procurement Services	October 18, 2017	20,000 shares of restricted common stock
Du Jixiang	Executive Sales & Marketing Manager—China	November 1, 2017	10,000 shares of restricted common stock

Financial Statements

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

AMERICATOWNE Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31	December 31
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$913,289	$900,168
Notes receivable - related parties	71,750	73,000
Accounts receivable, net	812,868	764,800
Accounts receivable, net - related parties	2,779,409	2,336,179
Other receivables - related parties	127,343	180,547
Prepayment-current	644	644
Total Current Assets	4,705,303	4,255,338

Prepayment-non current	6,715	7,035
Property, plant and equipment, net	38,729	41,264
Deferred tax assets	239,613	169,291
Goodwill	40,331	40,331
Investments	3,860	3,860
Total Assets	$5,034,551	$4,517,119

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$55,511	$80,611
Deferred revenues-current	1,508,929	1,258,930
Other payables	560	1,060
Deposit from customers	1,469	1,469
Due to related parties	—	8,646
Income tax payable	57,840	53,309
Total Current Liabilities	1,624,309	1,404,025
Deferred revenues-non current	48,306	49,441
Total Liabilities	1,672,615	1,453,466

Commitments & Contingencies

Shareholders' Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized;
none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized,
49,421,350 and 48,985,026 shares issued and outstanding	4,942	4,899
Common stock subscribed	154	87
Additional paid-in capital	5,910,632	5,684,903
Deferred compensation	(2,161,542)	(2,359,220)
Receivable for issuance of stock	(90,223)	(90,223)
Retained Earnings	(325,281)	(204,425)
Noncontrolling interest	23,254	27,632
Shareholders' Equity	3,361,936	3,063,653
Total Liabilities and Shareholders' Equity	$5,034,551	$4,517,119

See Notes to Consolidated Financial Statements

AMERICATOWNE Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2018	March 31, 2017
Revenues
Sales	$111,135	$61,135
Services-related parties	237,000	230,000
	348,135	291,135
Cost of Revenues-Related Parties	35,499	59,416
Gross Profit	312,636	231,719

Operating Expenses
General and administrative	418,756	247,451
Professional fees	84,899	75,064
Total operating expenses	503,655	322,515
Income from operations	(191,019)	(90,796)

Other Expenses (Income)	8	(228)

Provision for income taxes	(65,792)	2,215
Net Income (Loss)	(125,235)	(92,783)

Less: Net loss (income) attributable to the noncontrolling interest	4,379	3,107

Net income (loss) attributable to AMERICATOWNE, Inc common stockholders	$(120,856)	$(89,676)

Earnings per share - basic and diluted	$(0.00)	$(0.003)
Weighted average shares outstanding- basic and diluted	49,136,685	27,004,775

See Notes to Consolidated Financial Statements.

AMERICATOWNE Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	March 31, 2018	March 31, 2017
Operating Activities:
Net income (loss)	$(125,235)	$(92,783)
Adjustments to reconcile net income to net cash provided by operations
Depreciation	4,054	4,513
Stock compensation	240,178	123,429
Bad debt provision	24,036	19,494
Changes in operating assets and liabilities:
Accounts receivable, net	(515,334)	(412,638)
Other receivable - related parties	28,399	(196,917)
Prepayment	320	316
Deferred tax assets	(70,322)	—
Accounts payable and accrued expenses	(25,100)	150,316
Deferred revenues	248,865	213,865
Other payables	(500)	(1,928)
Deposit from customers	—	13,672
Due to related parties	16,160	16,090
Income tax payable	4,531	2,215
Net cash provided by (used in) operating activities	(169,948)	(160,357)

Investing Activities:
Purchase of fixed assets	(1,520)	(3,123)
Issuance of notes receivable	1,250	—
Net cash used in Investing activities	(270)	(3,123)

Financing Activities:
Proceeds from issuance of common stock	183,339	22,500
Net cash provided by financing activities	183,339	22,500

Increase (Decrease) in cash and cash equivalents	13,121	(140,981)
Cash and cash equivalents at beginning of period	900,168	973,015
Cash and cash equivalents at end of period	$913,289	832,034

Supplemental disclosure of cash flow information	—
Interest paid	$—	$—
Income taxes paid	$—	$—

See Notes to Consolidated Financial Statements.

AMERICATOWNE Inc.
Notes to Consolidated Financial Statements

(Unaudited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

AmericaTowne, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on April 22, 2014. The Company is engaged in exporting and consulting in the exportation of American made goods, products and services to China and Africa through strategic relationships in China and in the United States, which is referred to internally by the Company as the “AmericaTowne Platform”. The Company’s forward-looking vision is to create a physical location called AmericaTowne in China that incorporates business selling the “American experience” in housing, retail, education, senior care and entertainment. On June 6, 2016, the Company purchased the majority and controlling interest in ATI Modular Technology Corp (“ATI Modular”), formerly Global Recycle Energy, Inc. through the acquisition of 100,000,000 shares (86%) of restricted common stock. The Stock Purchase and Sale Agreement dated June 2, 2016 (the “SPA”) closed on June 6, 2016 with the $175,000 payment of the purchase price to Joseph Arcaro, prior shareholder, and sole director and officer of ATI Modular.

ATI Modular is engaged in the development and the exporting of modular energy efficient technology and processes that allow government and private enterprises in China to use US based methods for creating modular spaces, facilities, and properties. The Company's forward-looking vision is to create a physical location and manufacturing facility that promotes the export of US based technology, equipment, and process that focuses on building modular buildings, and structures of all types that will be used by both the public and private building and technology sectors in China.

On October 3, 2016, the Company purchased the majority and controlling interest in ATI Nationwide Holding Corp (“ATI Nationwide”), formerly EXA, Inc. OTC:Pinks (EXAI) through the acquisition of 65,000,000 shares (65.5%) shares of restricted common stock. The Stock Purchase and Sale Agreement dated October 3, 2016 (the “SPA EXAI”) closed on October 10, 2016 with the $175,000 payment of the purchase price to Joseph C. Passalaqua, prior shareholder and director and officer of ATI Nationwide.

The Company intends on using this acquisition to facilitate its performance under the July 11, 2016 Master Joint Venture and Operational Agreement with Nationwide Microfinance Limited, a Ghanaian corporation, as disclosed in the Company’s July 14, 2016 Form 8-K (see exhibit table above).

In both acquisitions, the Company purchased the shares with the intent to hold in its personal account on a restricted basis absent registration or qualification under an exemption to registration. The Stock Purchase Agreements were privately negotiated between the parties without facilitation through brokers or promotors, or third-parties, except legal counsel, and were approved by the Company’s Board of Directors as being in the best interests of the Company. The source of funds was working capital from the Company. There is no material relationship between the Company and any of the parties under the Stock Purchase Agreements.

As with any business plan that is aspirational in nature, there is no assurance we will be able to accomplish all our objective or that we will be able to meet our financing needs to accomplish our objectives.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Interim Financial Statements

These interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. They do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. Therefore, these consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto contained in its report on Form 10-K for the years ended December 31, 2017

The consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company's financial position at March 31, 2018, and the results of its operations and cash flows for the three months ended March 31, 2018. The results of operations for the period ended March 31, 2018 are not necessarily indicative of the results to be expected for future quarters or the full year.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Financial Instruments

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, interest payable and short-term notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Property, Plant, and Equipment

Property, plant and equipment are initially recognized recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Office equipment	3-5 years

For the three months ended March 31, 2018 and 2017, depreciation expense is $4,054 and $4,513, respectively.

Investments

Investments primarily include cost method investments. On March 31, 2018 and December 31, 2017, the carrying amount of investments was $3,860 and $3,860, respectively. There are no identified events or changes in circumstances that may have a significant adverse effect on fair value of the investment as of March 31, 2018.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company was established under the laws of the State of Delaware and is subject to U.S. federal income tax and Delaware state income tax. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. On March 31, 2018 and December 31, 2017 and 2016, there is deferred tax assets of $239,613 and $169,291, respectively. The Company had $57,840 and $53,309 of income tax liability as of March 31, 2018 and December 31, 2017, respectively.

Earnings per Share

In February 1997, the FASB issued ASC 260, "Earnings per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective (inception).

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

For the three months ended March 31, 2018 and 2017, diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Segment Information

The standard, "Disclosures about Segments of an Enterprise and Related Information", codified with ASC 280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in business segment of marketing and sales in China while the Company's general administration function is performed in the United States. On March 31, 2018, all assets and liabilities are in the United States where the income and expense has been incurred since inception to March 31, 2018.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Pushdown Accounting and Goodwill

Pursuant to applicable rules (FASB ASC 805-50-S99) the Company used push down accounting to reflect Yilaime Corporation's purchase of 100% of the shares of the Company's common stock. Richard Chiang, the Company's prior sole shareholder entered into an agreement to sell an aggregate of 10,000,000 shares of the Company's common stock to Yilaime Corporation effective upon the closing date of the Share Purchase Agreement dated June 26, 2014. Richard Chiang executed the agreement and owned no shares of the Company's common stock. This transaction resulted in Yilaime Corporation retaining rights, title and interest to all issued and outstanding shares of common stock in the Company.

Revenue Recognition

The Company's revenue recognition policies comply with FASB ASC Topic 605. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, collectability is reasonably assured, and there are no significant subsequent obligations for the Company to assume.

Prior to an agreement, the Company assesses whether collectability from the potential customer is reasonably assured. The Company reviews the customer's financial condition, which is an indicator of both its ability to pay, and, in turn, whether or not revenue is realizable.

The ability to pay is an important criterion for entrance into an agreement with the customer. If management believes that the potential customer does not have the ability to pay, normally an agreement is not entered into with the customer.

If, at the outset an arrangement is entered into and the Company determines that the collectability of the revenue amount from the customer is questionable, management would not recognize revenue until it receives the amount due or conditions change so that collectability is reasonably assured. If collectability is reasonably assured at the outset of an arrangement, but subsequent changes in facts and circumstances indicate collection from the customer is no longer probable, the amount is recorded as bad debt expense.

There are two primary customer agreements currently offered to the Company's customers - (a) Licensing, Lease and Use Agreement ("Licensing Agreement"), and (b) Exporter Services Agreement ("Exporter Agreement").

(a) Licensing, Lease and Use Agreement

For the License, Lease and Use Agreement, the Company reflects revenue recognition over the course of the term.

(b) Exporter Services Agreement.

For services provided in the Exporter Service Agreement, the Company has two primary types of services called the Service Fee and Transaction Fee. Additionally, under certain circumstances, the Company may charge an Extension Fee. The customer under the Exporter Services Agreement is defined in this section as the "Exporter."

The Service Fee

Upon signing the Exporters Agreement, the Exporter is provided with services consisting of eight related components including: 1) market analysis; 2) review of proposed goods and services; 3) expectations for supply and demand in the market; 4) conducting export business in China; 5) information on financing; 6) information on the export tax savings programs; 7) international trade center assistance; and 8) selecting and assigning a tax saving company. All eight components of the Service Fee are delivered as one deliverable upon the signing or shortly thereafter of the Exporter Service Agreement with the exporter. The Company completes the earnings process upon the signing the Exporter Service Agreement since the one service fee deliverable has been delivered and we have no further obligations. Revenue is not recognized until the completion of these eight components and the Company has no further obligations.

The Transaction Fee

During this process, the Exporter's goods and services are tested in the market, buyers or identified, deals or negotiated and the exporter products and services are delivered, and payment is made. The Transaction Fee is normally a percentage of each transaction.

The Transaction Fee process includes the Exporter's participation in three programs: 1) the Sample and Test Market Program; 2) Market Acceptance Program; and 3) Export Delivery Action. In the Sample and Test Market Program, an Exporter's products and services are tested in the market; sources of goods and services are confirmed; price indications are confirmed; and an Exporter and buyer match occurs. In the Market Acceptance Program, the export deal is identified and negotiated. Finally, in the Export Delivery Action, the goods are shipped and delivered and payment is made. The Company does not recognize revenue until completion of these three programs and the Company has no further obligations.

Throughout the life of the Exporter Agreement, the Company expects Exporters to complete multiple transactions. Each transaction is a separate and independent process.

The Extension Fee

The Extension Fee is an independent accounting unit. The Extension Fee is a fee charged to those Exporters who in rare cases for whatever reason fail to avail themselves of the Transaction Process. The Exporter has one-year to participate in the Sample and Test Market Program. Afterwards, provided no transaction has occurred and the Exporter agrees to pay a fee equal to 25% of the original Service fee within thirty (30) days (the "Extension Fee"), the Exporter may continue the Transaction Process. If the Extension Fee is not paid, the Exporter's participation and membership in the Sample and Test Program terminates. In the event of termination, the balance of any prior fees is still due and payable.

Provided that the Exporter agrees to pay the Extension Fee and continues with the Transaction Process, at the end of the Transaction Process and the last Transaction Fee deliverable is made, the Transaction Fee Process is completed. Upon completion, the Company has no further obligations, revenue is recognized, and the Exporter is invoiced for both the Extension Fee and the Transaction Fee.

After the Exporter pays the Extension Fee, if no transaction has occurred for sixty (60) calendars days, the Company is exempt from any obligation to provide further Transaction Process services and it recognizes revenue of the Extension Fee.

The Company recognizes revenue on a gross basis.

We have gross presentation for services provided by Yilaime, a contractor to the Company prior to the consummation of an arrangement.

In accordance with ASC605-45-45, the gross basis to recognize revenue applies since the Company is the primary obligor in the arrangement.

The Company expects to realize revenue for export funding and support, and franchise and license fees for United States support locations, and education initiatives. Additionally, if and when the Company further develops AmericaTowne, revenues would be expected to be recognized for (a) villa sales, rentals, timeshare and leasing; (b) hotel leasing and or operational revenues and sales; (c) theme park and performing art center operations, sales and/or leasing; and (d) senior care facilities, operations and or sales.

The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

There were no sales returns and allowances from inception to December 31, 2017.

Valuation of Goodwill

We assess goodwill for potential impairments at the end of each fiscal year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. In evaluating goodwill for impairment, we first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount. If we conclude that it is not more likely than not that the fair value of a reporting unit is less than its carrying value, then no further testing of the goodwill assigned to the reporting unit is required. However, if we conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then we perform a two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment to be recognized, if any.

In the first step of the review process, we compare the estimated fair value of the reporting unit with its carrying value. If the estimated fair value of the reporting unit exceeds its carrying amount, no further analysis is needed. If the estimated fair value of the reporting unit is less than its carrying amount, we proceed to the second step of the review process to calculate the implied fair value of the reporting unit goodwill in order to determine whether any impairment is required. We calculate the implied fair value of the reporting unit goodwill by allocating the estimated fair value of the reporting unit to all of the assets and liabilities of the reporting unit as if the reporting unit had been acquired in a business combination. If the carrying value of the reporting unit's goodwill exceeds the implied fair value of the goodwill, we recognize an impairment loss for that excess amount. In allocating the estimated fair value of the reporting unit to all of the assets and liabilities of the reporting unit, we use industry and market data, as well as knowledge of the industry and our past experiences.

We base our calculation of the estimated fair value of a reporting unit on the income approach. For the income approach, we use internally developed discounted cash flow models that include, among others, the following assumptions: projections of revenues and expenses and related cash flows based on assumed long-term growth rates and demand trends; expected future investments to grow new units; and estimated discount rates. We base these assumptions on our historical data and experience, third-party appraisals, industry projections, micro and macro general economic condition projections, and our expectations.

We have had no goodwill impairment charges for the three months ended March 31, 2018. The estimated fair value of each of our reporting units exceeded its' respective carrying amount by more than 100 percent based on our models and assumptions.

NOTE 3. NOTES RECEIVABLE – RELATED PARTIES

On July 12, 2017, the Company issued $15,000 secured promissory note to a shareholder with annual 6% interest rate. The note is due on October 30, 2017. The interest rate is 9% after the due date. The note is secured by the personal guarantee of the borrower and the borrower’s stock of the Company. The company has got repayment of $1,250 till March 31, 2018. The note is past due as of March 31, 2018

On August 31, 2017, the Company issued $58,000 secured promissory note to a shareholder with annual 3.5% interest rate. The note is due on April 1, 2018. The interest rate is 9% after the due date. The note is secured by the borrower’s stock of the Company.

NOTE 4. ACCOUNTS RECEIVABLE

The nature of the net accounts receivable for March 31, 2018, in the amount of $4,020,680 are for Export Service Agreements. The Company's allowance for bad debt is $428,403 which provides a net receivable balance of $3,592,277.

Accounts' receivable is stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Accounts receivable consist of the following:

	March 31,	December 31,
	2018	2017

Accounts receivable	$1,097,034	$1,045,412
Accounts receivable- related parties	2,923,646	2,459,135
Less: Allowance for doubtful accounts	(428,403)	(403,568)
Accounts receivable, net	$3,592,277	$3,100,979

Bad debt expense was $24,036 and $19,494 for the three months ended March 31, 2018 and 2017, respectively.

Allowance for bad debt policy

Our bad debt policy is determined by the Company's periodic review of each account receivable for reasonable assurance of collection. Factors considered are the exporter's financial condition, past payment history if any, any conversations with the exporter about the exporter's financial conditions and any other extenuating circumstances. Based upon the above factors the Company makes a determination whether the receivable are reasonable assured of collection. Based upon our review if required we adjust the allowance for bad debt.

NOTE 5. SHAREHOLDER'S EQUITY

The Company incorporates by reference all prior disclosures for the period identified herein. See Part II, Item 6. The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2018:

  Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 49,421,350 shares issued and outstanding
  Preferred stock, $ 0.0001 par value: 5,000,000 shares authorized; but not issued and outstanding.

NOTE 6. DEFFERED REVENUE

ATI Modular receives $250,000 quarterly fee from Yilaime for Sales and Support Services Agreement. In accordance with ASC 605-50-45, the Company defers and recognizes as a reduction to the future costs for quarterly fee. For the three months ended March 31, 2018, $250,000 fee from exclusive agreement incurred; $1,504,387 is booked deferred revenue as current liability on March 31, 2018 and $70,000 went against cost charged by Yilaime.

NOTE 7. STOCK BASED COMPENSATION

For the three months ended March 31, 2018 and 2017, $240,178 and $123,429 of stock compensation were charged to operating expenses, respectively. $2,161,542 and $2,359,220 were recorded as deferred compensation on March 31, 2018 and December 31, 2017, respectively.

ATI Modular entered into an employment lock-up agreement on July 1, 2016 with Alton Perkins to serve as the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary. The term of Mr. Perkins' agreement is five years with ATI Modular retaining an option to extend in one-year periods. In consideration for Mr. Perkins' services, ATI Modular has agreed to issue to his designee, the Alton & Xiang Mei Lin Perkins Family Trust, 10,000,000 shares of common stock. ATI Modular may elect in the future to include money compensation to Mr. Perkins or his designee for his services provided there is sufficient cash flow.

On June 20, 2017, the Company signed the “First Amendment Employment Agreement with Alton Perkins amending the original Employment Agreement dated November 21, 2014. The new Agreement lifts up any lock-up provisions related to shares issued to Alton Perkins or its designee. In addition, in accordance with the new Agreement, the Company issued Alton Perkins additional 10,000,000 shares of restricted common stock and extend his employment until June 19, 2022.

On September 11, 2017, the Company signed the “Second Amendment Employment Agreement with Alton Perkins amending the original Employment Agreement dated November 21, 2014, as amended on June 20, 2017. Mr. Perkins agreed to serve as the Chairman and Chief Executive of AmericaTowne Holdings, Inc. as well as continue to serve for five years through September 11, 2022, in the same capacity for AmericaTowne, Inc., ATI Modular Technology Corp, and its subsidiary Anhui Ao De Xin Modular New Building Material Co., Ltd. In accordance with the new amended Agreement, the Company issued Alton Perkins and or his designee 8,831,145 shares of restricted common stock.

NOTE 8. RELATED PARTY TRANSACTIONS

Yilaime Corporation, a Nevada corporation ("Yilaime") and Yilaime Corporation of NC ("Yilaime NC") are related parties to the Company. Yilaime is a "Control Party" to AmericaTowne because it has title to greater than 50% of the issued and outstanding shares of common stock in the Company. Alton Perkins is the majority shareholder and controlling principal of Yilaime, Yilaime NC, Perkins DISC and the Company. Additionally, for those “trade centers” set forth below, Mr. Perkins directs all major activities and operating policies of each entity. The common control may result in operating results or a financial position significantly different from that, which would have been obtained if the enterprises were autonomous. Further, pursuant to ASC 850-10-50-6 the Company lists and provides details for all material Related Party transactions so that readers of the financial statements can better assess and predict the possible impact on performance.

Nature of Related Parties' Relationship

On October 8, 2014, the Company entered into the Stock Exchange Agreement with Yilaime NC. Pursuant to the terms of the Stock Exchange Agreement, in consideration for the issuance of 3,616,059 shares of common stock in the Company to Yilaime NC, Yilaime NC conveyed 10,848,178 shares of its restricted common stock to the Company. The intent of the parties in executing and performing under the Stock Exchange Agreement is to effectuate tax-free reorganization under Section 368 of the Internal Revenue Code of 1986. The Company issued the 3,616,059 shares of common stock to Yilaime NC on May 14, 2015. As result of receiving 10,848,178 shares of issued and outstanding common stock in Yilaime (4.5% of issued and outstanding), the Company recorded a $3,860 investment in use of Cost Method.

The Company authorized Yilaime NC to transfer 3,616,059 of these shares pursuant to the Company's effective registration statement on Form S-1/A on November 5, 2015.

The Company entered into a Service Provider Agreement with Yilaime on October 27, 2014 (the "Service Agreement") wherein certain "Export Funding and Support Services" and "Occupancy Services," as defined therein, are provided to the Company in consideration for a fee. In addition to these fees, Yilaime has to pay an Operations Fee to the Company for exclusive rights. Mr. Perkins is the Chief Executive Officer of the Company and is the majority shareholder and controlling person of Yilaime.

The Company also leased office space from Yilaime NC for $3,516 per month.

On June 27, 2016, ATI Modular entered into a Sales and Support Services Agreement with Yilaime. Under the Services Agreement, Yilaime will provide ATI Modular with marketing, sales and support services in the ATI Modular’s pursuit of ATI Modular business in China in consideration of a commission equal to 10% of the gross amount of monies procured for ATI Modular through Yilaime’s services. In consideration of the right to receive this commission, Yilaime has agreed to pay ATI Modular a quarterly fee of $250,000 starting on July 1, 2016. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. Yilaime retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to ATI Modular by March 10, 2019. Yilaime has agreed to be ATI Modular’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

Yilaime is obligated to provide support services only in a manner that is deemed commercially acceptable by Yilaime and Yilaime has the sole right to determine the means, manner and method by which services will be provided and at the time and location of its choosing. Furthermore, as the control person of Yilaime, Mr. Perkins might make decisions he deems are in the best interests of Yilaime, which might be to the detriment of the goals and objectives of ATI Modular.

Pursuant to ASC 850-10-50-6, the Company makes the following transaction disclosures for three months ending March 31,

Consolidated Operating Statement Related Party Transactions (for three months ending March 31, 2018 and 2017).

(a) $50,000 and $50,000 in revenues for Yilaime's exclusive agreement with the Company;

(b) $187,000 and $180,000 in Trade Center Service Agreement Revenue;

(c) $35,338 and $59,416 in costs of revenues to Yilaime for services pursuant to the Service Agreement;

(d) $174,775 and $159,686 for general and administrative expenses for commissions and fees.

(e) For the year ended, March 31, 2018, $10,547 for general and administrative expenses for rent expenses the Company paid to Yilaime towards its lease agreement; For the three months ended, March 31, 2018, $7,500 for general and administrative expenses for rent expenses ATI Modular paid to Yilaime towards its lease agreement. For the three months ended, March 31, 2018, $7,500 for general and administrative expenses for rent expenses ATI Nationwide paid to Yilaime towards its lease agreement.

(f) For the three months ended, March 31, 2017, $10,555 for general and administrative expenses for rent expenses the Company paid to Yilaime towards its lease agreement; $7,500 for general and administrative expenses for rent expenses ATI Modular paid to Yilaime towards its lease agreement; $7,500 for general and administrative expenses for rent expenses ATI Nationwide Holding Corp paid to Yilaime towards its lease agreement

(g) $240,178 and $123,429 for general and administrative operating expenses recorded as stock compensation for respective employment agreements.

Consolidated Balance Sheet Related Party Transactions (on March 31, 2018 and December 31, 2017)

(a) $71,750 and $73,000 notes receivable to shareholders;

(b) $1,377,010 and $1,128,033 net account receivables Yilaime owes to the Company;

(c) $1,402,399 and $1,208,146 Trade Center receivables owed to the Company;

(d) On March 31, 2018, other receivables include $112,666 owed by Perkins Hsu Export Corporation and $14,677 purchase mining equipment and advances for Yilaime Nairobi Ltd.

On December 31, 2017, other receivables include $165,870 owed by Perkins Hsu Export Corporation and $14,677 purchase mining equipment and advances for Yilaime Nairobi Ltd;

(e) $1,504,387 and $1,254,387 deferred revenue-Yilaime;

(f) $13,712 and 23,712 as accounts payable to Anhui Ao De Xin Modular Construction Technology Co., Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of AMERICATOWNE Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AMERICATOWNE Inc. and its subsidiaries (the “Company”) as of December 31, 2017 and 2016, and the related statement of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company. as of December 31, 2017 and 2016, and the results of operations and cash flows for each of the years in the two–year period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Yichien Yeh, CPA

We have served as the Company’s auditor since 2014

Oakland Gardens, New York

May 17, 2018

AMERICATOWNE Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31	December 31
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$900,168	$973,015
Notes receivable - related parties	73,000	—
Accounts receivable, net	764,800	610,715
Accounts receivable, net - related parties	2,336,179	687,966
Other receivables - related parties	180,547	259,569
Prepayment-current	644	644
Total Current Assets	4,255,338	2,531,909

Prepayment-non current	7,035	7,675
Property, plant and equipment, net	41,264	25,861
Deferred tax assets	169,291	10,774
Goodwill	40,331	40,331
Investments	3,860	3,860
Total Assets	$4,517,119	$2,620,410

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$80,611	$240,287
Deferred revenues-current	1,258,930	328,929
Other payables	1,060	5,016
Deposit from customers	1,469	—
Due to related parties	8,646	42,839
Income tax payable	53,309	42,972
Total Current Liabilities	1,404,025	660,043
Deferred revenues-non current	49,441	53,981
Total Liabilities	1,453,466	714,024

Commitments & Contingencies

Shareholders' Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 48,985,026 and 26,974,775 shares issued and outstanding	4,899	2,697
Common stock subscribed	87	90
Additional paid-in capital	5,684,903	3,329,750
Deferred compensation	(2,359,220)	(1,450,842)
Receivable for issuance of stock	(90,223)	(65,223)
Retained Earnings	(204,425)	98,631
Noncontrolling interest	27,632	(8,717)
Shareholders' Equity	3,063,653	1,906,386
Total Liabilities and Shareholders' Equity	$4,517,119	$2,620,410

AMERICATOWNE Inc. and Subsidiaries
Consolidated Statements of Operations

	For the Years Ended
	December 31, 2017	December 31, 2016
Revenues
Sales	$478,011	$1,209,540
Services-related parties	1,296,992	550,000
	1,775,003	1,759,540
Cost of Revenues-Related Parties	303,549	244,486
Gross Profit	1,471,454	1,515,054

Operating Expenses
General and administrative	1,567,366	1,275,141
Professional fees	371,096	317,044
Total operating expenses	1,938,462	1,592,185
Income from operations	(467,008)	(77,131)

Other Expenses (Income)	(2,352)	(2,441)

Provision for income taxes	(146,512)	(3,549)
Net Income (Loss)	(318,144)	(71,141)

Less: Net loss (income) attributable to the noncontrolling interest	15,088	33,525

Net income (loss) attributable to AMERICATOWNE, Inc common stockholders	$(303,056)	$(37,616)

Earnings per share - basic and diluted	$(0.01)	$(0.003)
Weighted average shares outstanding- basic and diluted	35,356,412	26,599,745

See Notes to Consolidated Financial Statements.

AMERICATOWNE Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ended December 31, 2017 and 2016

		Americatowne Inc. Shareholders

		Preferred Stock		Common Stock		Common Stock	Additional Paid-In	Retained	Deferred	Receivable for Issuance	Non-Controlling
	Total	Shares	Amount	Shares	Amount	Subscribed	Capital	Earnings	Compensation	of stock	Interest
Balance, December 31, 2015	$1,343,671	—	$—	25,243,205	$2,524	$—	$2,438,099	$136,246	$(1,233,198)	$—	$—

Shares Issued for Service	875	—	—	8,718	1	—	874	—	—	—	—

Shares Issued for Compensation	—	—	—	617,190	62	—	654,236	—	(654,298)	—	—

Amortization of Deferred Compensation	436,653	—	—	—	—	—	—	—	436,653	—	—

Shares issued for Debt Conversion	169,168	—	—	171,628	17	—	169,151	—	—	—	—

Shares Issued for Proceeds	235,970	—	—	934,034	93	90	301,010	—	—	(65,223)	—

Business Combination	(534)	—	—	—	—	—	—	—	—	—	(534)

Capital Contribution	145,049	—	—	—	—	—	119,706	—	—	—	25,343

Acquisition of non-business entity	(353,325)	—	—	—	—	—	(353,325)	—	—	—	—

Net loss for the Period	(71,141)	—	—	—	—	—	—	(37,616)	—	—	(33,525)

Balance, December 31, 2016	$1,906,386	—	$—	26,974,775	$2,697	$90	$3,329,750	$98,631	$(1,450,842)	$(65,223)	$(8,717)

Shares Issued for Compensation	—			11,148,892	1,115		1,519,879		(1,520,994)

Amortization of Deferred Compensation	612,616								612,616

Shares Issued for Proceeds	734,991			10,861,359	1,086	(3)	758,908			(25,000)

Capital Contribution	127,803						76,365				51,438

Net loss for the Period	(318,144)							(303,056)			(15,088)

Balance, December 31, 2017	3,063,653	—	$—	48,985,026	$4,899	$87	$5,684,903	$(204,425)	$(2,359,220)	$(90,223)	$27,632

See Notes to Consolidated Financial Statements.

AMERICATOWNE Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2017	December 31, 2016
Operating Activities:
Net income (loss)	$(318,144)	$(71,141
Adjustments to reconcile net income to net cash provided by operations
Depreciation	8,484	3,388
Stock compensation	612,616	436,653
Stock issued for services	—	875
Bad debt provision	198,443	128,816
Changes in operating assets and liabilities:
Accounts receivable, net	(2,000,740)	(568,573
Other receivable	0	—
Other receivable - related parties	74,495	(278,811
Prepayment	640	2,436
Deferred tax assets	(158,517)	(10,774
Accounts payable and accrued expenses	(159,678)	274,187
Deferred revenues	925,460	319,847
Other payables	(3,956)	5,016
Deposit from customers	1,469	—
Due to related parties	74,114	62,080
Income tax payable	10,337	7,225
Net cash provided by (used in) operating activities	(734,977)	311,224

Investing Activities:
Purchase of fixed assets	(23,885)	(10,891
Issuance of notes receivable	(73,000)	—
Acquisition of subsidiaries	—	(350,000
Net cash used in Investing activities	(96,885)	(360,891

Financing Activities:
Proceeds from issuance of common stock	759,015	381,019
Net cash provided by financing activities	759,015	381,019

Increase (Decrease) in cash and cash equivalents	(72,847)	331,352
Cash and cash equivalents at beginning of period	973,015	641,663
Cash and cash equivalents at end of period	$900,168	973,015

Supplemental disclosure of cash flow information	—
Interest paid	$—	$535
Income taxes paid	$—	$—

Noncash investing and financing activities:
Shares issued to convert notes payable and other debts	$—	169,168

See Notes to Financial Statements

 AMERICATOWNE Inc.
Notes to Consolidated Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

AmericaTowne, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on April 22, 2014. The Company is engaged in exporting and consulting in the exportation of American made goods, products and services to China and Africa through strategic relationships in China and in the United States, which is referred to internally by the Company as the “AmericaTowne Platform”. The Company’s forward-looking vision is to create a physical location called AmericaTowne in China that incorporates business selling the “American experience” in housing, retail, education, senior care and entertainment. On June 6, 2016, the Company purchased the majority and controlling interest in ATI Modular Technology Corp (“ATI Modular”), formerly Global Recycle Energy, Inc. through the acquisition of 100,000,000 shares (86%) of restricted common stock. The Stock Purchase and Sale Agreement dated June 2, 2016 (the “SPA”) closed on June 6, 2016 with the $175,000 payment of the purchase price to Joseph Arcaro, prior shareholder, and sole director and officer of ATI Modular.

ATI Modular is engaged in the development and the exporting of modular energy efficient technology and processes that allow government and private enterprises in China to use US based methods for creating modular spaces, facilities, and properties. The Company's forward-looking vision is to create a physical location and manufacturing facility that promotes the export of US based technology, equipment, and process that focuses on building modular buildings, and structures of all types that will be used by both the public and private building and technology sectors in China.

On October 3, 2016, the Company purchased the majority and controlling interest in ATI Nationwide Holding Corp (“ATI Nationwide”), formerly EXA, Inc. OTC:Pinks (EXAI) through the acquisition of 65,000,000 shares (65.5%) shares of restricted common stock. The Stock Purchase and Sale Agreement dated October 3, 2016 (the “SPA EXAI”) closed on October 10, 2016 with the $175,000 payment of the purchase price to Joseph C. Passalaqua, prior shareholder and director and officer of ATI Nationwide.

The Company intends on using this acquisition to facilitate its performance under the July 11, 2016 Master Joint Venture and Operational Agreement with Nationwide Microfinance Limited, a Ghanaian corporation, as disclosed in the Company’s July 14, 2016 Form 8-K (see exhibit table above).

In both acquisitions, the Company purchased the shares with the intent to hold in its personal account on a restricted basis absent registration or qualification under an exemption to registration. The Stock Purchase Agreements were privately negotiated between the parties without facilitation through brokers or promotors, or third-parties, except legal counsel, and were approved by the Company’s Board of Directors as being in the best interests of the Company. The source of funds was working capital from the Company. There is no material relationship between the Company and any of the parties under the Stock Purchase Agreements.

As with any business plan that is aspirational in nature, there is no assurance we will be able to accomplish all our objective or that we will be able to meet our financing needs to accomplish our objectives.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Financial Instruments

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, interest payable and short-term notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Property, Plant, and Equipment

Property, plant and equipment are initially recognized recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Office equipment	3-5 years

For the years ended December 31, 2017 and 2016, depreciation expense is $8,484 and $3,388, respectively.

 Investments

Investments primarily include cost method investments. On December 31, 2017 and 2016, the carrying amount of investments was $3,860 and $3,860, respectively. There are no identified events or changes in circumstances that may have a significant adverse effect on fair value of the investment as of December 31, 2017.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company was established under the laws of the State of Delaware and is subject to U.S. federal income tax and Delaware state income tax. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. On December 31, 2017 and 2016, there is deferred tax assets of $169,291 $10,774, respectively. The Company had $53,309 and $42,972 of income tax liability as of December 31, 2017 and 2016, respectively.

Earnings per Share

In February 1997, the FASB issued ASC 260, "Earnings per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective (inception).

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

For the years ended December 31, 2017 and 2016, diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Segment Information

The standard, "Disclosures about Segments of an Enterprise and Related Information", codified with ASC 280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in business segment of marketing and sales in China while the Company's general administration function is performed in the United States. On December 31, 2017, all assets and liabilities are in the United States where the income and expense has been incurred since inception to December 31, 2017.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Pushdown Accounting and Goodwill

Pursuant to applicable rules (FASB ASC 805-50-S99) the Company used push down accounting to reflect Yilaime Corporation's purchase of 100% of the shares of the Company's common stock. Richard Chiang, the Company's prior sole shareholder entered into an agreement to sell an aggregate of 10,000,000 shares of the Company's common stock to Yilaime Corporation effective upon the closing date of the Share Purchase Agreement dated June 26, 2014. Richard Chiang executed the agreement and owned no shares of the Company's common stock. This transaction resulted in Yilaime Corporation retaining rights, title and interest to all issued and outstanding shares of common stock in the Company.

Revenue Recognition

The Company's revenue recognition policies comply with FASB ASC Topic 605. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, collectability is reasonably assured, and there are no significant subsequent obligations for the Company to assume.

Prior to an agreement, the Company assesses whether collectability from the potential customer is reasonably assured. The Company reviews the customer's financial condition, which is an indicator of both its ability to pay, and, in turn, whether or not revenue is realizable.

The ability to pay is an important criterion for entrance into an agreement with the customer. If management believes that the potential customer does not have the ability to pay, normally an agreement is not entered into with the customer.

If, at the outset an arrangement is entered into and the Company determines that the collectability of the revenue amount from the customer is questionable, management would not recognize revenue until it receives the amount due or conditions change so that collectability is reasonably assured. If collectability is reasonably assured at the outset of an arrangement, but subsequent changes in facts and circumstances indicate collection from the customer is no longer probable, the amount is recorded as bad debt expense.

There are two primary customer agreements currently offered to the Company's customers - (a) Licensing, Lease and Use Agreement ("Licensing Agreement"), and (b) Exporter Services Agreement ("Exporter Agreement").

(a) Licensing, Lease and Use Agreement

For the License, Lease and Use Agreement, the Company reflects revenue recognition over the course of the term.

(b) Exporter Services Agreement.

For services provided in the Exporter Service Agreement, the Company has two primary types of services called the Service Fee and Transaction Fee. Additionally, under certain circumstances, the Company may charge an Extension Fee. The customer under the Exporter Services Agreement is defined in this section as the "Exporter."

The Service Fee

Upon signing the Exporters Agreement, the Exporter is provided with services consisting of eight related components including: 1) market analysis; 2) review of proposed goods and services; 3) expectations for supply and demand in the market; 4) conducting export business in China; 5) information on financing; 6) information on the export tax savings programs; 7) international trade center assistance; and 8) selecting and assigning a tax saving company. All eight components of the Service Fee are delivered as one deliverable upon the signing or shortly thereafter of the Exporter Service Agreement with the exporter. The Company completes the earnings process upon the signing the Exporter Service Agreement since the one service fee deliverable has been delivered and we have no further obligations. Revenue is not recognized until the completion of these eight components and the Company has no further obligations.

The Transaction Fee

During this process, the Exporter's goods and services are tested in the market, buyers or identified, deals or negotiated and the exporter products and services are delivered, and payment is made. The Transaction Fee is normally a percentage of each transaction.

The Transaction Fee process includes the Exporter's participation in three programs: 1) the Sample and Test Market Program; 2) Market Acceptance Program; and 3) Export Delivery Action. In the Sample and Test Market Program, an Exporter's products and services are tested in the market; sources of goods and services are confirmed; price indications are confirmed; and an Exporter and buyer match occurs. In the Market Acceptance Program, the export deal is identified and negotiated. Finally, in the Export Delivery Action, the goods are shipped and delivered and payment is made. The Company does not recognize revenue until completion of these three programs and the Company has no further obligations.

Throughout the life of the Exporter Agreement, the Company expects Exporters to complete multiple transactions. Each transaction is a separate and independent process.

The Extension Fee

The Extension Fee is an independent accounting unit. The Extension Fee is a fee charged to those Exporters who in rare cases for whatever reason fail to avail themselves of the Transaction Process. The Exporter has one-year to participate in the Sample and Test Market Program. Afterwards, provided no transaction has occurred and the Exporter agrees to pay a fee equal to 25% of the original Service fee within thirty (30) days (the "Extension Fee"), the Exporter may continue the Transaction Process. If the Extension Fee is not paid, the Exporter's participation and membership in the Sample and Test Program terminates. In the event of termination, the balance of any prior fees is still due and payable.

Provided that the Exporter agrees to pay the Extension Fee and continues with the Transaction Process, at the end of the Transaction Process and the last Transaction Fee deliverable is made, the Transaction Fee Process is completed. Upon completion, the Company has no further obligations, revenue is recognized, and the Exporter is invoiced for both the Extension Fee and the Transaction Fee.

After the Exporter pays the Extension Fee, if no transaction has occurred for sixty (60) calendars days, the Company is exempt from any obligation to provide further Transaction Process services and it recognizes revenue of the Extension Fee.

The Company recognizes revenue on a gross basis.

We have gross presentation for services provided by Yilaime, a contractor to the Company prior to the consummation of an arrangement.

In accordance with ASC605-45-45, the gross basis to recognize revenue applies since the Company is the primary obligor in the arrangement.

The Company expects to realize revenue for export funding and support, and franchise and license fees for United States support locations, and education initiatives. Additionally, if and when the Company further develops AmericaTowne, revenues would be expected to be recognized for (a) villa sales, rentals, timeshare and leasing; (b) hotel leasing and or operational revenues and sales; (c) theme park and performing art center operations, sales and/or leasing; and (d) senior care facilities, operations and or sales.

The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

There were no sales returns and allowances from inception to December 31, 2017.

Valuation of Goodwill

We assess goodwill for potential impairments at the end of each fiscal year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. In evaluating goodwill for impairment, we first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount. If we conclude that it is not more likely than not that the fair value of a reporting unit is less than its carrying value, then no further testing of the goodwill assigned to the reporting unit is required. However, if we conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then we perform a two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment to be recognized, if any.

In the first step of the review process, we compare the estimated fair value of the reporting unit with its carrying value. If the estimated fair value of the reporting unit exceeds its carrying amount, no further analysis is needed. If the estimated fair value of the reporting unit is less than its carrying amount, we proceed to the second step of the review process to calculate the implied fair value of the reporting unit goodwill in order to determine whether any impairment is required. We calculate the implied fair value of the reporting unit goodwill by allocating the estimated fair value of the reporting unit to all of the assets and liabilities of the reporting unit as if the reporting unit had been acquired in a business combination. If the carrying value of the reporting unit's goodwill exceeds the implied fair value of the goodwill, we recognize an impairment loss for that excess amount. In allocating the estimated fair value of the reporting unit to all of the assets and liabilities of the reporting unit, we use industry and market data, as well as knowledge of the industry and our past experiences.

We base our calculation of the estimated fair value of a reporting unit on the income approach. For the income approach, we use internally developed discounted cash flow models that include, among others, the following assumptions: projections of revenues and expenses and related cash flows based on assumed long-term growth rates and demand trends; expected future investments to grow new units; and estimated discount rates. We base these assumptions on our historical data and experience, third-party appraisals, industry projections, micro and macro general economic condition projections, and our expectations.

We have had no goodwill impairment charges for the nine months ended September 30, 2017. The estimated fair value of each of our reporting units exceeded its' respective carrying amount by more than 100 percent based on our models and assumptions.

NOTE 3. NOTES RECEIVABLE – RELATED PARTIES

On July 12, 2017, the Company issued $15,000 secured promissory note to a shareholder with annual 6% interest rate. The note is due on October 30, 2017. The interest rate is 9% after the due date. The note is secured by the personal guarantee of the borrower and the borrower’s stock of the Company. The note is past due as of December 31, 2017

On August 31, 2017, the Company issued $58,000 secured promissory note to a shareholder with annual 3.5% interest rate. The note is due on April 1, 2018. The interest rate is 9% after the due date. The note is secured by the borrower’s stock of the Company.

NOTE 4. ACCOUNTS RECEIVABLE

The nature of the net accounts receivable for December 31, 2017, in the amount of $3,504,547 are for Export Service Agreements. The Company's allowance for bad debt is $403,568 which provides a net receivable balance of $3,100,979

Accounts' receivable is stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Accounts receivable consist of the following:

	December 31	December 31
	2017	2016
Accounts receivable	$1,045,412	$795,727
Accounts receivable- related parties	2,459,135	724,175
Less: Allowance for doubtful accounts	(403,568)	(221,221)
Accounts receivable, net	$3,100,979	$1,298,681

Bad debt expense was $198,443 and $128,816 for the years ended December 31, 2017 and 2016, respectively.

Allowance for bad debt policy

Our bad debt policy is determined by the Company's periodic review of each account receivable for reasonable assurance of collection. Factors considered are the exporter's financial condition, past payment history if any, any conversations with the exporter about the exporter's financial conditions and any other extenuating circumstances. Based upon the above factors the Company makes a determination whether the receivable are reasonable assured of collection. Based upon our review if required we adjust the allowance for bad debt.

NOTE 5. SHAREHOLDER'S EQUITY

The Company incorporates by reference all prior disclosures for the period identified herein. See Part II, Item 6. The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2017:

  Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 48,985,026 shares issued and outstanding
  Preferred stock, $ 0.0001 par value: 5,000,000 shares authorized; but not issued and outstanding.

NOTE 6. DEFFERED REVENUE

ATI Modular receives $250,000 quarterly fee from Yilaime for Sales and Support Services Agreement. In accordance with ASC 605-50-45, the Company defers and recognizes as a reduction to the future costs for quarterly fee. For the year December 31, 2017, $1,000,000 fee from exclusive agreement incurred; $1,258,929 is booked deferred revenue as current liability on December 31, 2017 and $70,000 went against cost charged by Yilaime.

NOTE 7. STOCK BASED COMPENSATION

For the years ended December 31, 2017 and 2016, $612,616 and $436,653 of stock compensation were charged to operating expenses, respectively. $2,359,220 and $1,450,842 were recorded as deferred compensation on December 31, 2017 and 2016, respectively.

ATI Modular entered into an employment lock-up agreement on July 1, 2016 with Alton Perkins to serve as the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary. The term of Mr. Perkins' agreement is five years with ATI Modular retaining an option to extend in one-year periods. In consideration for Mr. Perkins' services, ATI Modular has agreed to issue to his designee, the Alton & Xiang Mei Lin Perkins Family Trust, 10,000,000 shares of common stock. ATI Modular may elect in the future to include money compensation to Mr. Perkins or his designee for his services provided there is sufficient cash flow.

On June 20, 2017, the Company signed the “First Amendment Employment Agreement with Alton Perkins amending the original Employment Agreement dated November 21, 2014. The new Agreement lifts up any lock-up provisions related to shares issued to Alton Perkins or its designee. In addition, in accordance with the new Agreement, the Company issued Alton Perkins additional 10,000,000 shares of restricted common stock and extend his employment until June 19, 2022.

On September 11, 2017, the Company signed the “Second Amendment Employment Agreement with Alton Perkins amending the original Employment Agreement dated November 21, 2014, as amended on June 20, 2017. Mr. Perkins agreed to serve as the Chairman and Chief Executive of AmericaTowne Holdings, Inc. as well as continue to serve for five years through September 11, 2022, in the same capacity for AmericaTowne, Inc., ATI Modular Technology Corp, and its subsidiary Anhui Ao De Xin Modular New Building Material Co., Ltd. In accordance with the new amended Agreement, the Company issued Alton Perkins and or his designee 8,831,145 shares of restricted common stock.

NOTE 8. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The cumulative tax effect of significant items comprising the net deferred tax amount is at December 31, 2017 and 2016 as follows:

	2017	2016
Deferred tax assets:
Net operating losses	$419,019	$260,502

Total deferred tax assets	419,019	260,502
Less: valuation allowance	(249,728)	(249,728)

Deferred tax assets, net	$169,291	$10,774

As of December 31, 2017, for U.S. federal income tax reporting purposes, the Company has approximately $1,271,862 of unused net operating losses (“NOLs”) available for carry forward to future years. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

Significant components of income tax expense for the years ended December 31, 2017 and 2016 are as follows

	2017	2016
Current tax expense	$12,005	$7,225
Benefits of operating loss carryforwards	(158,517)	(10,774)
Tax expense (benefit)	$(146,512)	$(3,549)

The Company had $53,309 and $42,972 of income tax liability as of December 31, 2017 and 2016 respectively.

Reconciliation of Effective Income Tax Expense is as follows

	2017	2016
Statutory U.S. tax	$(158,517)	$(253,277)
Adjustment of tax in prior years	12,005	—
Less: Valuation Allowance	—	249,728
Tax expense (benefit)	$(146,512)	$(3,549)

NOTE 9. RELATED PARTY TRANSACTIONS

Yilaime Corporation, a Nevada corporation ("Yilaime") and Yilaime Corporation of NC ("Yilaime NC") are related parties to the Company. Yilaime is a "Control Party" to AmericaTowne because it has title to greater than 50% of the issued and outstanding shares of common stock in the Company. Alton Perkins is the majority shareholder and controlling principal of Yilaime, Yilaime NC, Perkins DISC and the Company. Additionally, for those “trade centers” set forth below, Mr. Perkins directs all major activities and operating policies of each entity. The common control may result in operating results or a financial position significantly different from that, which would have been obtained if the enterprises were autonomous. Further, pursuant to ASC 850-10-50-6 the Company lists and provides details for all material Related Party transactions so that readers of the financial statements can better assess and predict the possible impact on performance.

Nature of Related Parties' Relationship

On October 8, 2014, the Company entered into the Stock Exchange Agreement with Yilaime NC. Pursuant to the terms of the Stock Exchange Agreement, in consideration for the issuance of 3,616,059 shares of common stock in the Company to Yilaime NC, Yilaime NC conveyed 10,848,178 shares of its restricted common stock to the Company. The intent of the parties in executing and performing under the Stock Exchange Agreement is to effectuate tax-free reorganization under Section 368 of the Internal Revenue Code of 1986. The Company issued the 3,616,059 shares of common stock to Yilaime NC on May 14, 2015. As result of receiving 10,848,178 shares of issued and outstanding common stock in Yilaime (4.5% of issued and outstanding), the Company recorded a $3,860 investment in use of Cost Method.

The Company authorized Yilaime NC to transfer 3,616,059 of these shares pursuant to the Company's effective registration statement on Form S-1/A on November 5, 2015.

The Company entered into a Service Provider Agreement with Yilaime on October 27, 2014 (the "Service Agreement") wherein certain "Export Funding and Support Services" and "Occupancy Services," as defined therein, are provided to the Company in consideration for a fee. In addition to these fees, Yilaime has to pay an Operations Fee to the Company for exclusive rights. Mr. Perkins is the Chief Executive Officer of the Company and is the majority shareholder and controlling person of Yilaime.

The Company also leased office space from Yilaime NC for $3,516 per month.

On June 27, 2016, ATI Modular entered into a Sales and Support Services Agreement with Yilaime. Under the Services Agreement, Yilaime will provide ATI Modular with marketing, sales and support services in the ATI Modular’s pursuit of ATI Modular business in China in consideration of a commission equal to 10% of the gross amount of monies procured for ATI Modular through Yilaime’s services. In consideration of the right to receive this commission, Yilaime has agreed to pay ATI Modular a quarterly fee of $250,000 starting on July 1, 2016. The Services Agreement is set to expire on June 10, 2020, absent early termination for breach thereof by either party. Yilaime retains an option to extend the term under its sole discretion until June 10, 2025 by providing written notice to ATI Modular by March 10, 2019. Yilaime has agreed to be ATI Modular’s exclusive independent contractor in providing the services in the Services Agreement, and has agreed to a non-compete and non-circumvent agreement.

Yilaime is obligated to provide support services only in a manner that is deemed commercially acceptable by Yilaime and Yilaime has the sole right to determine the means, manner and method by which services will be provided and at the time and location of its choosing. Furthermore, as the control person of Yilaime, Mr. Perkins might make decisions he deems are in the best interests of Yilaime, which might be to the detriment of the goals and objectives of ATI Modular.

Pursuant to ASC 850-10-50-6, the Company makes the following transaction disclosures for years ending December 31,

Consolidated Operating Statement Related Party Transactions (for years ending December 31, 2017 and 2016).

(a) $200,000 and $200,000 in revenues for Yilaime's exclusive agreement with the Company;

(b) $1,066,750 and $350,000 in Trade Center Service Agreement Revenue;

(c) $30,242 and $0 in commission revenue with Nationwide Microfinance Limited;

(d) $112,916 and $244,486 in costs of revenues to Yilaime for services pursuant to the Service Agreement;

(e) $823,836 and $282,829 for general and administrative expenses for commissions and fees.

(f) For the year ended, December 31, 2017, $42,594 for general and administrative expenses for rent expenses the Company paid to Yilaime towards its lease agreement; For the year ended, December 31, 2017, $30,000 for general and administrative expenses for rent expenses ATI Modular paid to Yilaime towards its lease agreement. For the year ended, December 31, 2017, $30,000 for general and administrative expenses for rent expenses ATI Nationwide paid to Yilaime towards its lease agreement.

For the year ended, December 31, 2016, $33,118 for general and administrative expenses for rent expenses the Company paid to Yilaime towards its lease agreement; $15,000 for general and administrative expenses for rent expenses ATI Modular paid to Yilaime towards its lease agreement; $7,500 for general and administrative expenses for rent expenses ATI Nationwide Holding Corp paid to Yilaime towards its lease agreement

(g) $612,616 and $436,653 for general and administrative operating expenses recorded as stock compensation for respective employment agreements.

Consolidated Balance Sheet Related Party Transactions (on December 31, 2017 and December 31, 2016)

(a) $73,000 and $0 notes receivable to a shareholder;

(b) $1,128,033 and $405,817 net account receivables Yilaime owes to the Company;

(c) $0 and $42,839 due to Yilaime;

(d) $1,208,146 and $282,149 Trade Center receivables owed to the Company;

(e) On December 31, 2017, other receivables include $165,870 owed by Perkins Hsu Export Corporation and $14,677 purchase mining equipment and advances for Yilaime Nairobi Ltd

On December 31, 2016, other receivables include $69,120 owed by Yilaime $175,772 owed by Perkins Hsu Export Corporation and $14,677 purchase mining equipment and advances for Yilaime Nairobi Ltd;

(f) $1,254,387 and $324,387 deferred revenue-Yilaime;

(g) $23,712 and 198,000 as accounts payable to Anhui Ao De Xin Modular Construction Technology Co., Ltd.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

Special Note Regarding Forward-Looking Statements

Information included or incorporated by reference in this Quarterly Report on Form 10-Q contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements may contain the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and are subject to numerous known and unknown risks and uncertainties. Additionally, statements relating to implementation of business strategy, future financial performance, acquisition strategies, capital raising transactions, performance of contractual obligations, and similar statements may contain forward-looking statements. In evaluating such statements, prospective investors and shareholders should carefully review various risks and uncertainties identified in this Report, including the matters set forth under the captions “Risk Factors” and in the Company’s other SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. The Company disclaims any obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Although forward-looking statements in this Form 10-Q reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors Related to Our Business” below, as well as those discussed elsewhere in this Form 10-Q. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 10-Q. We file reports with the Securities and Exchange Commission (“SEC”). You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

We disclaim any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Quarterly Report on Form 10-Q. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Quarterly Report and the Company’s Annual Report on Form 10-K, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

General Description of Business

For a general overview of business operations, the Company hereby incorporates by reference the disclosures and narrative recently provided in its Annual Report on Form 10-K.

We plan to raise capital following our recent change in status to an operating entity through the offering of shares of common stock or preferred stock to investors. We anticipate we will need to pursue capital to fund our operations over the next twelve months. We believe we will be able to raise the necessary capital to carry out our business plan, but there is no assurance that we will be able to do so.

We plan to earn revenues and income, and generate cash, by focusing on our four core business operations and initiatives, as set forth above. At this point, the Company's revenue is generated from our Service Provider and Exporter Service Agreements. We generate revenues and cash by servicing these agreements. We work with exporters carefully and focus on our accounts receivable as part of managing our projected tight liquidity position. Additionally, we work with exporters closely in developing export strategies for the goods and services they planned to export.

At present, the bulk of our operations take place at our Raleigh, North Carolina office, which acts as a model for plans for our United States Trade Center operations. We are in the process of outfitting our operations in Meishan and possibly other locations in China. We have hired two full-time managers to operate the facilities located at Meishan and other locations in China.

Our short-term operational objectives are to develop our exporter pipeline, grow revenues and increase operations and facilities in the United States while bringing our facilities online in Chizhou, China. Our focus currently is on enhancing our exporter base, including working with state export agencies to identify exporters as well as sources of goods and services made in the United States that are in demand in China. Along with increasing our United States operations, we are hoping to identify additional key staff in the United States and China that can help us implement our plan. While we feel optimistic about meeting the challenges as well as the opportunities before us, there is no assurance that we will be able to meet the challenges or take advantage of opportunities we perceive are available.

To achieve its long-term objectives, the Company intends on shifting its revenue stream from a United Stated-based to a China-based stream by fully operating all planned activities at the planned locations and other trade centers, and activities within our AmericaTowne complexes and Chinese-based internet sites. Each of the Company's four core initiatives presents challenges, risks, and opportunities.

We believe that we see positive trends in the export area. Additionally, the Company plans to pursue opportunities in export not often thought of as an "exported commodity. Along with our planned core AmericaTowne communities, trade centers in the United States and China, and Internet operations, the Company plans on pursuing opportunities that are traditionally not thought of as an export commodity. While we are developing our core export businesses we will seek too diverse by acquiring and or partnering with other businesses that we expect to provide sustained long term growth.

There is no assurance we will be able to pursue these opportunities successfully. Additionally, our short and long-term liquidity position is impacted by the success we achieve in implementing our plans. We do plan on pursuing the full range of available funding opportunities. Additionally, we expect to help those in our exporting program with funding opportunities and various programs that may be available to them in the private community, and at the state and national level within the United States.

Additionally, going forward we expect to take advantage of the various export tax laws that will help our cash flow position as well as assist our exporters with their growth. There is no assurance that our plans will be successful. There will be cost to bring all of the planned facilities online in China, including the costs involved with the Trade Center in Meishan and other locations in China. While we do have a plan to cover these costs, there can be no assurance that our plan will be successful. While we have discussed the possibility of outside investments in various forms, there are no agreements in place or any assurance that they will be realized in the future.

The uncertainty of implementing our business plan in China and the various laws and policies in China and how they may impact our Company going forward is real. There is no assurance that we will be able to navigate the laws and policies at the national or local level that will allow us to achieve objectives outlined in our business plan. Though our results of operations thus far have been effective, there can be no assurance that we will obtain the same results going forward.

We can make no assurances that we will find commercial success in any of our products. We also rely upon the Service Agreement with Yilaime NC, November 11, 2014 Form 8K, under Item 15(a)(3) 10.8, for revenues. We are a new company and thus have very limited experience in sales expectations and forecasting. We also have not fully discovered any seasonality to our business as we began operations for the first quarter of 2016. We intend on relying on Yilaime for operational support. If we cannot achieve independent commercial success, we may need to continue to rely on Yilaime for support. If Yilaime at any time decides to alter or change materially our arrangement, we could experience a material adverse effect on the Company.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five (5) years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

Results of Operations for the Three Months Ended March 31, 2018 and 2017

The following table sets forth the summary income statement for the three month periods ended March 31, 2018 and 2017:

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue	$348,135	$291,135
Cost of Revenues-Related Parties	$35,499	$59,416
Operating Expense	$503,655	$322,515

Net Income (Loss)	$(125,235)	$(92,783)

Revenues

During the first quarter of 2018, the Company had revenues of $348,135, as compared to $291,135 for the same period in 2017. This increase is due primarily to an increase in revenue from service fee, as well as a slight increase in services from related parties.

Operating Expenses

Our expenses for the three months ended March 31, 2018 and 2017 are outlined in the table below:

	Three Months Ended
	March 31, 2018	March 31, 2017
General and Administrative	$418,756	$247,451
Professional Fees	$84,899	$75,064

Total Operating Expenses	$503,655	$322,515

Our operating expenses are largely attributable to commissions and professional fees related to our reporting requirements as a public company and implementation of our business plan. Compared to the same period in 2017, the increase of operating expenses in 2018 is due to increases in professional fees related to our pending merger with related-party ATI Modular Technology Corp., and increased in general administrative expenses attributed to stock based compensation.

Net Loss

As a result of our operations, the Company reported net loss of $125,235 for the first quarter of 2018, a $92,783 increase in net loss from the same period one year ago.

Liquidity and Capital Resources

Working Capital

	March 31, 2018 (Unaudited)	December 31, 2017
Current Assets	$4,705,303	$4,255,338
Current Liabilities	$1,624,309	$1,404,025

Working Capital	$3,080,994	$2,851,313

Cash Flow

	Three Months Ended
	March 31, 2018	March 31, 2017
Net Cash Used in Operating Activities	$169,948	$160,357
Net Cash Used in Investing Activities	$270	$3,123
Nat Cash Provided by Financing Activities	$183,339	$22,500

Increase (Decrease) in Cash and Cash Equivalents	$13,121	$(140,981)

Cash Used in Operating Activities

Higher net cash used in operating activities for the three months ended March 31, 2018 is mainly due to an increase in accounts receivable.

Cash Used in Investing Activities

We spent $270 and $3,123 on fixed assets for three months ended March 31, 2018 and 2017, respectively.

Cash Provided by Financing Activities

We received proceeds of $183,339 and $22,500 from issuing common stock for the three months ended March 31, 2018 and 2017, respectively.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations through December 31, 2017

Our operating results are summarized as follows:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Revenues	$1,775,003	$1,759,540
Cost of Revenues	$303,549	$244,486
Gross Profit	$1,471,454	$1,515,054
Operating Expenses	$1,938,462	$1,592,185
Provision for income taxes	($146,512)	($3,549)
Net Income (Loss)	($318,144)	($71,141)

Revenues

During fiscal year 2017, the Company had revenues of $1,775,003, compared to 2016 sales of $1,759,540. Our sales consisted of $478,011 in primarily Export Service Agreements, and $1,209,540 in Services to related parties for Operation fees. The Cost of Revenues to related parties were $303,549 and 244,486 for the years ended December 31, 2017 and 2016, respectively. Compared to 2016, our revenues increased $15,463 or less than 1%. The increase is due to implementing our business plan focusing on increasing exporters in our program.

Pursuant to the Company’s Service Agreement with Yilaime, Yilaime paid the Company $200,000 in fiscal year 2017 for an “Operations Fee.” In 2016, the Company had paid an Operations Fee of $200,000. The Operations Fee stems from the agreement between Yilaime and the Company whereby Yilaime acts as the Company’s exclusive representative. In 2017, the Operations Fee remained the same as 2016. The Operations Fee is not related to costs of revenues.

We can make no assurances that we will find commercial success in any of our revenue producing contracts. We are a new company and thus have very limited experience in sales expectations and forecasting. We also have not fully discovered any seasonality to our business as we began operations in the first quarter of 2016.

Operating Expenses

Our expenses for the period through December 31, 2017 are outlined in the table below:

	December 31, 2017	December 31, 2016
General and administrative	$1,567,366	$1,275,141
Professional fees	$371,096	$317,044
Total operating expenses	$1,938,462	$1,592,185

Our operating expenses are largely attributable to office, rent and professional fees related to our reporting requirements as a public company and preparing our Registration Statement on Form S-1, and implementing our business plan. Compared to 2016, our operating expenses decreased by $346,277.

Net Income

As a result of our operations, for 2017, the Company reported net loss after provision for income tax of $318,144. Compared to 2016, our net loss increased $246,973. This increase is due to starting our marketing strategy to increase exporters, as well as increased costs associated with implementing our business plan.

Liquidity and Capital Resources

Working Capital

	December 31, 2017	December 31, 2016
Total Current Assets	$4,255,338	$2,531,909
Total Current Liabilities	$1,404,024	$660,043
Working Capital	$2,851,314	$1,871,866

We have working capital of $2,851,314 on December 31, 2017. Compared to December 31, 2016, our working capital increased $979,448 or 52%. The increase is due to effectively implementing our marketing, growth and equity sales plans.

Cash Flow

	December 31, 2017	December 31, 2016
Net cash provided by (used in) operating activities	($734,977)	$311,225
Cash used in investing activities	$96,885	$360,891
Cash provided by financing activities	$759,015	$381,019
Increase (Decrease) in cash	($72,847)	$331,352

Cash Provided by (Used in) Operating Activities

Compared to 2016, increase in cash used in operating activities in 2017 is mainly due to increase in accounts receivable.

Cash Used in Investing Activities

We spent $23,885 on fixed assets for 2017.

Cash Provided by Financing Activities

Compared to 2016, our cash used in financing activities increased $377,996. The increase is due to proceeds from issuance of common stock in 2017.

As of December 31, 2017, the Company had sufficient amount of cash to operate its business at the current level for the next twelve months, but insufficient cash to achieve our business goals and initiatives set forth above. To address the cash situation, the Company continues to manage its cash accounts and receivables closely.

To date, we have been able to meet all of our account payable obligations within a five to ten day window. If required, we can extend this window to improve our cash flow position. Additionally, we have a plan to increase sales. There is no assurance that we will be able to maintain this level of operations.

The success of our business plan beyond the next twelve months is contingent upon us growing our business, keeping costs down, increasing revenue and obtaining additional equity and/or debt financing. We intend to fund operations through our pro-active efforts to monitor receivables, and debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There is no assurance that such additional financing will be available to us on acceptable terms, or at all or that our receivable plan will be effective in the future.

Plan of Operation and Cash Requirements

The Company anticipates that its expenses over the next twelve months will be approximately $5,000,000 as described in the table below. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

		Estimated
	Potential	Expenses
Description	Completion Date	($)
Trade Center Operations	12 months	550,000
Salaries	12 months	2,500,000
Utility expenses	12 months	50,000
Investor relations costs	12 months	100,000
Marketing expenses	12 months	350,000
Professional fees	12 months	150,000
Other administrative expenses	12 months	1,200,000
Total		5,000,000

Our other administrative expenses for the year will consist primarily of transfer agent fees, bank and interest charges and general office expenses. The professional fees are related to our regulatory filings throughout the year and include legal, accounting and auditing fees.

Based on our planned expenditures, we will require approximately $5,000,000 to proceed with our business plan over the next twelve months. If we secure less than the full amount of financing that we require, we will not be able to carry out our complete business plan and we will be forced to proceed with a scaled back business plan based on our available financial resources.

We intend to raise the balance of our cash requirements for the next twelve months from private placements, shareholder loans or possibly a registered public offering (either self-underwritten or through a broker-dealer). If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any third-party to provide us with financing. There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us.

Even though we plan to raise capital through equity or debt financing, we believe that the latter may not be a viable alternative for funding our operations, as we do not have sufficient tangible assets to secure any such financing. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. At the close of 2017, we are considering financing arrangements for our common stock. However, the arrangements are not final and we cannot provide any assurance that we will be able to raise sufficient funds from the sale of our common stock to finance our operations. In the absence of such financing, we may be forced to abandon our business plan.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition.

We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Revenue Recognition

The Company recognizes revenue at the date of delivery to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. The Company's Revenue Recognition policy is provided in detail at Note 2, page F11 of the Financial Statements.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, "Income Taxes." ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The adoption had no effect on the Company's consolidated financial statements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any changes in or disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure

Quantitative and Qualitative Disclosures About Market Risk.

As a smaller reporting company, as defined in 17 CFR § 229.10(f)(1), we are not required to provide the information requested by this Item

D. VOTING AND MANAGEMENT INFORMATION

Item 18. Information if Proxies, Consents, or Authorizations are to be Solicited

Not applicable.

Item 19. Information if Proxies, Consents or Authorizations are not to be Solicited

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dissenters’ Rights of Appraisal

With respect to the Actions described herein, Stockholders have no right under the NRS, the Company’s Articles, or the Company’s Bylaws to exercise dissenters’ rights of appraisal.

Material Interest of Security Holders

Except as disclosed elsewhere in this Information Statement, none of our directors or officers since January 1, 2016, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in either (1) amending the Articles to effectuate the Name Change and/or Stock Split, nor (2) the Plan of Merger.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of September 30, 2017 for (i) each shareholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days. Unless otherwise indicated, the address of each shareholder is c/o AmericaTowne, Inc., 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of this Information Statement. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of this Information Statement is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The beneficial ownership of each person was calculated based on 126,740,708 shares of common Stock outstanding of the Company as of September 30, 2017.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
All Executive Officers and Directors	110,218,318	86.9%
Alton Perkins (1)	110,218,318	86.9%
AmericaTowne, Inc.	100,000,000	78.9%,
Alton Perkins & Xiang Mei Lin Family Trust	10,000,000	7.9%
(1) Denotes officers and directors of the Company.

The following table depicts the estimated beneficial ownership of the same group of individuals after the Plan of Merger is effectuated, assuming the Surviving Entity (i.e. the Company) has 198,425,702 shares of common stock issued and outstanding after the closing of the Plan of Merger. This number takes into account the Company’s 50-to-1 reverse stock split, as well as AmericaTowne’s 1-to-4 stock split, though the actual number of issued and outstanding shares after the Plan of Merger is effectuated may change, based on the rounding of fractional shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
All Executive Officers and Directors	164,899,710	83.1%
Alton Perkins (1)(2)	164,899,710	83.1%
Yilaime Corporation	55,028,864	27.5%,
Alton Perkins & Xiang Mei Lin Family Trust	103,995,756	52.4%

(1) Denotes the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.

(2) Mr. Perkins is the majority shareholder of Yilaime. Mr. Perkins is also the Trustee of the Alton & Xiang Mei Lin Perkins Family Trust.

Information Regarding Officer and Director of Surviving Entity

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Alton Perkins	66	Chief Executive, Secretary, Treasurer and Director

Alton Perkins – Sole Director and Officer.

Mr. Perkins has been the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company since the change in control event on June 27, 2016. Mr. Perkins serves in these same capacities for ATI, Yilaime, and AXP Holding. Mr. Perkins is a former decorated Air Force Officer and Missile Launch Officer with 22 years of military service, who graduated from the University of Southern Illinois with a B.S. in Business Administration and a M.B.A. from the University of North Dakota. Between 1988 and 1997, he held CEO positions with start-up companies in the jet fuels, defense contracting, construction, business consulting and development, and real estate industries. Between 1997 and 2009, Mr. Perkins served as the CEO and Chief Technology Officer for internet, childcare operations, media, and realty development companies. From 2009 to the present, Mr. Perkins has served as Chairman of Yilaime and its related entities – ATI and AXP Holding. Mr. Perkins has expertise in conducting business in China. Living and working in China studying Chinese consumer habits, working with Chinese entrepreneurs and government agencies, he developed the AmericaTowne® and AmericaStreet™ concepts.

Mr. Perkins lived in China between September 1, 2010 and April 28, 2012. He worked for the Yilaime Foreign Invested Partnership in Hengshui, China between September 19, 2010 and December 30, 2012. In addition to serving as Co-Chair of Yilaime Foreign Invested Partnership in China, an entity focused on real estate development, he served as a chief consultant to a major Chinese chemical company responsible for funding and technology transfer, and coordinated business with USA based auditors, DOW Chemical and USA Exim Bank. Mr. Perkins is the recently appointed sole director and officer of ATI Nationwide Holding Corp., f/k/a EXA, Inc., a Florida corporation (“ATI Nationwide”). The Company’s largest shareholder – ATI, closed on the purchase of the majority and controlling interest of ATI Nationwide on October 13, 2016. ATI Nationwide is listed on the OTC:Pinks as “ATIN.” No Company funds were used to purchase ATI’s interest in ATI Nationwide.

Mr. Perkins is subject to a Desist and Refrain Order dated March 21, 2008 (the “Order”) issued by the State of California’s Business, Transportation and Housing Agency, Department of Corporations (the “Department”). In 2003, Mr. Perkins had been the Chief Executive Officer of Sunburst Holding Corporation (“Sunburst”). The Department alleged that in May of 2003, Sunburst and Mr. Perkins offered and sold securities through general solicitation to finance art-related activities. The Department alleged that Sunburst and Mr. Perkins omitted material facts, and more specifically, that Mr. Perkins had pled no contest to felony counts related to an indictment for fraudulent misappropriation of funds in a fiduciary capacity in Maryland, and had received a five-year suspended sentence.

The Department was of the opinion that investments offered and sold by Sunburst and Mr. Perkins constituted securities, which were subject to qualification under the California law, and that the securities were offered without being qualified, and were not exempt, in violation of California law. The Department ordered Sunburst and Mr. Perkins to desist and refrain from the further offer or sale of securities in California unless and until qualification has been made under the law or unless exempt. The Department also ordered that Sunburst and Mr. Perkins to desist and refrain from offering or selling or buying or offering to buy securities in California, including but not limited to stock, by means of any written or oral communication which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading (discussed below). Mr. Perkins did not agree with the proposed order and filed a complaint with the Department. Mr. Perkins complaint was based on the fact that the shares in question were subject to a Registration statement filed by Sunburst and the shares were not required to be qualified and or authorized by the State of California since the shares had been appropriately registered with the SEC.

Mr. Perkins has been in compliance with the Order since issuance. The Order is not related in any manner with respect to the Company or its related parties. To the extent the Order was entered (i.e. only copy available for inspection by management is an unsigned version), there is no restriction on Mr. Perkins from engaging in an offering in California provided he complies with the appropriate disclosures and laws. The Company is not aware of any similar orders in any other jurisdiction.

The Company further discloses that the aforementioned Order references the failure of Mr. Perkins to disclose his eleven (11) prior pleas of nolo contender in the Circuit Court for Prince George’s County, Maryland, for fraudulent misappropriation by a fiduciary in connection with a real estate transaction unrelated to the Company or its subsidiaries. On or about March 10, 2000, Mr. Perkins had been arraigned on eleven counts of fraudulent misappropriation by a fiduciary. The alleged misappropriation occurred on or about November 24, 1999 (i.e. the date set by the Court as the offense date). Mr. Perkins pled nolo contendre on August 31, 2000 without any admission or finding of guilt. Mr. Perkins was and had been given a five-year suspended sentence, which has since expired. Mr. Perkins disclosed to the Company that he had subsequently obtained a judgment out of the Superior Court of Mecklenburg County in North Carolina in the amount of $125,000 against an individual who defamed him and published false comments related to his nolo contendre plea. The company further discloses that the state of Virginia Division of Securities conducted an investigation into the matter and did not hold the same opinion as the State of California. After careful review of the matter and applicable law, they concluded that no action was warranted and stated that “the matter is closed.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes empowers Nevada corporations to indemnify their officers and directors and further states that the indemnification provided by Section 78.7502 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office; thus, Section 78.7502 does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors. At this time, neither the Company’s Articles of Incorporation nor its Bylaws provide indemnity.

The Board of Directors of the Company may conclude that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its officers and directors, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its stockholders.

We believe that the future amendment to our Bylaws to include indemnification provisions might be necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may eventually be permitted under our Bylaws to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Exhibits and Financial Statement Schedules

The Company incorporates by reference the Financial Statements stated in Items 14 and 17 above.

Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 ( § 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNTURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 15, 2018.

ATI Modular Technology Corp.

/s/ Alton Perkins
By: Alton Perkins Its: Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included.

/s/ Alton Perkins
Alton Perkins Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Dated: June 15, 2018